UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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LUMOS NETWORKS CORP.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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TIMOTHY G. BILTZ	One Lumos Plaza
P.O. Box 1068
Waynesboro, VA 22980
Telephone: (540) 946-2000
Facsimile: (540) 946-2020

March 18, 2014

Dear Stockholder:

You are cordially invited to attend our 2014 Annual Meeting of Stockholders of Lumos Networks Corp., which will be held at 9:00 a.m. (local time) on Tuesday, May 6, 2014, at The Chrysler Building, 405 Lexington Avenue, 9th Floor, New York, New York.

The principal business of the 2014 Annual Meeting of Stockholders will be (i) the election of eight directors to serve until the 2015 Annual Meeting of Stockholders, (ii) the approval of a non-binding advisory resolution approving the compensation of our named executive officers, (iii) the approval of the proposed Amendment to increase the share reserve under the 2011 Equity and Cash Incentive Plan and (iv) the ratification of the appointment by the Audit Committee of the Board of Directors of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014. We will also review our results for the past fiscal year and report on significant aspects of our operations during the first quarter of 2014.

In accordance with the rules approved by the Securities and Exchange Commission, we are furnishing proxy materials to certain stockholders over the Internet. You may read, print and download our annual report on Form 10-K and proxy statement at http://www.envisionreports.com/LMOS. On or before March 25, 2014, we will mail our non-registered stockholders a notice containing instructions on how to access our 2014 proxy statement and annual report on Form 10-K and vote online or by telephone. The notice also provides instructions on how those stockholders can request a paper copy of these documents if they desire. All other stockholders will continue to receive our annual report on Form 10-K and proxy statement by mail.

If you do not attend the 2014 Annual Meeting of Stockholders, we request that you vote by telephone or Internet, or if you received a paper copy of the proxy card by mail, by signing your proxy card and mailing it in the envelope provided. The proxy card materials provide you with details on how to vote by these three methods. The prompt vote by telephone or Internet or return of your proxy card will be appreciated. If you decide to attend the 2014 Annual Meeting of Stockholders, you may revoke your proxy and personally cast your vote.

Thank you, and we look forward to seeing you at the 2014 Annual Meeting of Stockholders or receiving your proxy vote.

Sincerely yours,

Timothy G. Biltz
President and Chief Executive Officer

LUMOS NETWORKS CORP.

One Lumos Plaza

Waynesboro, Virginia 22980

(540) 946-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2014 Annual Meeting of Stockholders of Lumos Networks Corp. (“Lumos Networks” or the “Company”) will be held at 9:00 a.m. (local time) on Tuesday, May 6, 2014, at The Chrysler Building, 405 Lexington Avenue, 9th Floor, New York, New York. The meeting is called for the following purposes:

1.To elect eight directors to serve until the 2015 Annual Meeting of Stockholders;

2.To approve a non-binding advisory resolution approving the compensation of our named executive officers;

3.To approve the proposed Amendment to increase the share reserve under the 2011 Equity and Cash Incentive Plan;

4.To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014; and

5.To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 14, 2014 as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

By order of the Board of Directors,

Mary McDermott
Corporate Secretary

Waynesboro, Virginia

March 18, 2014

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. PLEASE VOTE YOUR SHARES ACCORDING TO THE INSTRUCTIONS CONTAINED IN THE PROXY MATERIALS YOU RECEIVED SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. IF YOU DECIDE TO ATTEND THE 2014 ANNUAL MEETING OF STOCKHOLDERS, YOU MAY REVOKE YOUR PROXY AND PERSONALLY CAST YOUR VOTE.

LUMOS NETWORKS CORP.

One Lumos Plaza

Waynesboro, Virginia 22980

PROXY STATEMENT

For the Annual Meeting of Stockholders

to be held May 6, 2014

This proxy statement is furnished by and on behalf of the Board of Directors of Lumos Networks Corp., or Lumos Networks, in connection with the solicitation of proxies for use at our 2014 Annual Meeting of Stockholders to be held at 9:00 a.m. (local time) on Tuesday, May 6, 2014, at The Chrysler Building, 405 Lexington Avenue, 9th Floor, New York, New York, and at any adjournments or postponements thereof. This proxy statement and the proxy card are being made available to our stockholders of record on March 14, 2014, the record date. Our Board of Directors is making these materials available to you on the Internet, or for registered stockholders or upon your request, is delivering printed versions of these materials to you by mail. On or before March 25, 2014, we will mail a notice to our non-registered stockholders containing instructions on how to access the proxy statement and annual report on Form 10-K and vote, and on or about March 25, 2014, we will mail the proxy statement and annual report on Form 10-K to all of our other stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE 2014 ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON MAY 6, 2014

The Proxy Statement and Annual Report on Form 10-K are Available

at

http://www.envisionreports.com/LMOS.

THE BOARD OF DIRECTORS URGES YOU TO PROMPTLY VOTE YOUR SHARES IN ACCORDANCE WITH THE INSTRUCTIONS IN THE PROXY MATERIALS YOU RECEIVED SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

YOUR VOTE IS IMPORTANT!

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

General

Proxies will be voted as specified by the stockholder or stockholders granting the proxy. Stockholders can vote in person at the 2014 Annual Meeting of Stockholders or by proxy. There are three ways to vote by proxy:

•By Telephone — Stockholders located in the United States can vote by telephone by following the instructions provided in the proxy card or voting instruction;

•By Internet — Stockholders located in the United States can vote by Internet by following the instructions provided in the proxy card or voting instruction; or

•By Mail — If you received your proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card.

Internet and telephone facilities will be available 24 hours a day and close at 12:00 a.m. (Eastern time) on May 6, 2014.

Unless contrary instructions are specified, if the proxy card is executed and returned (and not revoked) prior to the 2014 Annual Meeting of Stockholders, the shares of our common stock, $0.01 par value per share, or Common Stock, represented thereby will be voted FOR all of the proposals set forth in this proxy statement. The submission of a proxy will not affect a stockholder’s right to attend and to vote in person at the 2014 Annual Meeting of Stockholders. A stockholder who submits a proxy may change or revoke it at any time before it is voted by filing with our Secretary either a written revocation or an executed proxy bearing a later date, by attending and voting in person at the 2014 Annual Meeting of Stockholders or granting a subsequent proxy through the Internet or by telephone.

Only holders of record of Common Stock as of the close of business on the record date will be entitled to vote at the 2014 Annual Meeting of Stockholders. Holders of shares authorized to vote are entitled to cast one vote per share on all matters voted upon at the 2014 Annual Meeting of Stockholders. As of the close of business on the record date, there were 22,191,581 shares of Common Stock outstanding.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. Please follow the instructions provided on your proxy card or voting instructions. If your shares are not registered in your own name and you plan to vote your shares in person at the 2014 Annual Meeting of Stockholders, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the 2014 Annual Meeting of Stockholders in order to vote.

With respect to shares held in the Lumos Networks Savings and Security Plan, your proxy card, when signed and returned, or your telephone or Internet vote, will also constitute voting instructions to New York Life (the “Trustee”) for these shares. Shares for which voting instructions are not received, subject to the Trustee’s fiduciary obligations, will be voted by the Trustee in the same proportion as the shares for which voting instructions are received from other participants in the plan. To allow sufficient time for voting by the Trustee, your voting instructions must be received by 12:00 a.m. (Eastern time) on May 2, 2014.

Only stockholders who own Common Stock as of the close of business on March 14, 2014 will be entitled to attend the 2014 Annual Meeting of Stockholders. Proof of stock ownership as of this date and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the 2014 Annual Meeting of Stockholders. If you hold your shares of Common Stock in a brokerage account or through another nominee, you are the beneficial owner of those shares but not the record holder and you will need to obtain a “legal proxy” from the record holder to attend the 2014 Annual Meeting of Stockholders.

Quorum Required

According to our bylaws, the holders of a majority of the shares entitled to be voted must be present or represented by proxy to constitute a quorum. Each outstanding share is entitled to one vote on all matters. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, the stockholders who are present at the 2014 Annual Meeting of Stockholders in person or by proxy and who abstain from voting are considered stockholders who are present and entitled to vote and they count toward a quorum. Abstentions and shares of record held by a broker or its nominee that are voted on any matter are included in determining whether a quorum is present. Broker shares that are not voted on any matter, or “broker non-votes,” will not be included in determining whether a quorum is present.

Vote Required

Under rules of self-regulatory organizations governing brokers, your bank, broker or other nominee may vote your shares in its discretion on “routine” matters. These rules also provide, however, that when a proposal is not a “routine” matter and your bank, broker or other nominee has not received your voting instructions with respect to such proposal, your bank, broker or other nominee cannot vote your shares on that proposal. When a bank, broker or other nominee does not cast a vote for a routine or a non-routine matter, it is called a “broker non-vote.” Your bank, broker or other nominee may not vote your shares with respect to (i) the election of the nominees for director, (ii) the non-binding advisory resolution to approve the compensation for our named executive officers or (iii) the approval of the proposed Amendment to increase the share reserve under the 2011 Equity and Cash Incentive Plan, in the absence of your specific instructions as to how to vote with respect to such proposals, because under the rules these proposals are not considered “routine” matters. The ratification of the appointment of KPMG LLP is considered a routine matter.

Under our bylaws, at the 2014 Annual Meeting of Stockholders a nominee for director will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received the required vote. A stockholder may withhold votes from any or all nominees by notation on the proxy card. Except to the extent that a stockholder withholds votes from any or all nominees, the persons identified as proxies and attorneys-in-fact, in their sole discretion, will vote such proxy for the election of the nominees listed below as directors. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

If a nominee does not receive the required vote, he or she shall offer to resign. The Board of Directors will consider whether to accept the resignation in accordance with the procedures set forth in our Corporate Governance Guidelines.

Pursuant to the terms of the Shareholders Agreement, dated as of October 31, 2011, among us, Quadrangle Capital Partners LP, Quadrangle Select Partners LP, Quadrangle Capital Partners-A, LP, Quadrangle NTELOS Holdings II LP (together with Quadrangle Capital Partners LP, Quadrangle Select Partners LP and Quadrangle Capital Partners-A LP, the “Quadrangle Entities”) and the management stockholders named therein, or the Shareholders Agreement, the Quadrangle Entities currently have the right to nominate two directors. The Shareholders Agreement also provides that one director will be our Chief Executive Officer for so long as he or she is employed by us. In accordance with the Shareholders Agreement, the Quadrangle Entities and the other management stockholders party thereto each are required to vote for such nominees and take all other necessary action to ensure that these nominees are elected to the Board of Directors. Accordingly, it is expected that these stockholders will vote for approval of the nominees for director identified below. The parties to the Shareholders Agreement, including the Quadrangle Entities, own an aggregate of approximately 13% of the shares entitled to vote.

With respect to the other matters to be voted upon at the 2014 Annual Meeting of Stockholders, approving the non-binding advisory resolution approving the compensation of our named executive officers, approval of the proposed Amendment to increase the share reserve under the 2011 Equity and Cash Incentive Plan and ratifying the appointment of KPMG LLP, each requires the affirmative vote of a majority of the shares present or represented and entitled to vote at the 2014 Annual Meeting of Stockholders to be approved. Abstentions will have the same effect as a vote against these proposals and broker non-votes will not affect the outcome of the vote on these proposals.

With respect to any other matters that may come before the 2014 Annual Meeting of Stockholders, including consideration of a motion to adjourn the 2014 Annual Meeting of Stockholders to another time or place (including for the purpose of soliciting additional proxies), if proxies are returned, such proxies will be voted in a manner deemed by the proxy representatives named therein to be in our best interests and the best interests of our stockholders.

PROPOSAL 1 – Election of Directors

Separation from NTELOS Holdings Corp.

On October 31, 2011, we became an independent, publicly-traded company following our spin-off from NTELOS Holdings Corp. (“NTELOS”)

The Board of Directors

Our bylaws provide that the Board of Directors shall, subject to compliance with the Shareholders Agreement, consist of such number of directors as determined from time to time by resolution of the board. The current size of the Board of Directors is fixed at eight, and we currently have eight directors.

The Board of Directors held eight meetings in 2013. During 2013, each member of the Board of Directors currently standing for election attended all of the aggregate number of (i) meetings of the Board of Directors and (ii) meetings held by all committees of the Board of Directors on which the director served. Each director is elected to a term of one year and serves until a successor is duly elected and qualified or until his or her death, resignation or removal.

Nominees Standing for Election

Messrs. Timothy G. Biltz, Steven G. Felsher, Robert E. Guth, Michael Huber, James A. Hyde, Michael K. Robinson and Jerry E. Vaughn and Ms. Julia B. North are standing for election as directors to the Board of Directors at the 2014 Annual Meeting of Stockholders, each to serve until the 2015 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The Board of Directors has determined that the following nominees are “independent” under applicable NASDAQ Listing Standards as discussed below under “Corporate Governance Matters – Director Independence”: Messrs. Felsher, Guth, Huber, Robinson and Vaughn and Ms. North.

The Board has no reason to believe that any of the nominees are not available or will not serve if elected.  If any of them should become unavailable to serve as a director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be properly nominated.

Pursuant to the terms of the Shareholders Agreement, the Quadrangle Entities currently have the right to nominate two directors. The Shareholders Agreement also provides that one director will be our Chief Executive Officer for so long as he or she is employed by us. The Quadrangle Entities have nominated Messrs. Felsher and Huber for election at the 2014 Annual Meeting of Stockholders. Mr. Biltz is our Chief Executive Officer and has been nominated by the Board of Directors in accordance with the Shareholders Agreement.

Set forth below is certain biographical information as of March 1, 2014 furnished to us by the directors standing for election at the 2014 Annual Meeting of Stockholders:

Timothy G. Biltz, age 55, was appointed President and Chief Executive Officer on April 26, 2012 and as a director on May 17, 2012.  Mr. Biltz has served as a  director of NTELOS since December 2006; he has informed the NTELOS board of directors that he will not be standing for re-election at NTELOS’s 2014 annual meeting of stockholders. Mr. Biltz also served as a director for iPCS, Inc., a wireless service provider from August 2004 through December 2009 and served as Chairman of the iPCS Inc. Board starting in November 2006. From 1999 to 2005, Mr. Biltz was the Chief Operating Officer of SpectraSite, Inc., a publicly-traded wireless and broadcast signal tower company. From 1989 to 1999, Mr. Biltz was employed by Vanguard Cellular Systems, Inc. in a number of posts of increasing responsibility ultimately serving as the Executive Vice President and Chief Operating Officer, responsible for sales, marketing, information technology, distribution, operations and human resources.

Mr. Biltz’s previous senior leadership positions and board positions with other private and public companies have given him valuable experience with corporate strategy, corporate governance, operating responsibilities, executive compensation and human resources issues, all of which are essential to our Board of Directors.

Steven G. Felsher, age 64, has been a director since November 1, 2011. Mr. Felsher has served as a Senior Advisor for Quadrangle Group LLC, a private investment firm, since January 2011. Mr. Felsher previously served as Vice Chairman and Chief Financial Officer for Grey Global Group Inc., a global marketing services company, where he worked from 1979 until 2007 and has been involved in board, consulting and advisory assignments since then. Mr. Felsher also serves on the board of directors of West Corporation. Mr. Felsher served as a director of NTELOS from February 2011 until December 2012. Within the last five years, Mr. Felsher also previously served on the board of directors of Kit Digital Inc.

Mr. Felsher’s years at Grey Global Group Inc. have given him significant experience with the operation of a public company. His experience as a Chief Financial Officer has also allowed him to gain significant knowledge of the financial and corporate governance aspects of operating a business. In addition, Mr. Felsher’s experience with a marketing company provides a unique and valuable perspective to our Board of Directors in evaluating the customer service and marketing aspects of our business.

Robert E. Guth, age 50, has been a director and Chairman of our Board of Directors since November 1, 2011. Mr. Guth has served as President and Chief Executive Officer of RDA Holding Co., the parent company of The Reader’s Digest Association, Inc., since September of 2011, where he also serves on the board of directors. On February 18, 2013, RDA Holding Co. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. RDA Holding Co. emerged from bankruptcy on July 31, 2013. Mr. Guth served as a director of NTELOS from December 2009 to October 2011. Mr. Guth also currently serves on the board of directors of Integra Telecom, Inc., Source Home Entertainment, LLC and Source Media Holdco, LLC. Previously, he served as President of the Business Markets Group at Level 3 Communications, LLC, a provider of integrated communications services, from 2006 to 2007. Prior to that he served as Chairman, President and Chief Executive Officer at TelCove Inc., a telecommunications company, from 2002 to 2006 when TelCove was acquired by Level 3 Communications. He was Vice President of Business Operations at TelCove from 2000 to 2002 and Regional Vice President and General Manager at TelCove from 1996 to 2000. Prior to joining TelCove, he worked in sales and sales management roles at AT&T Inc. from 1985 to 1996.

Mr. Guth’s senior leadership positions with a number of companies, including telecommunications companies, have given him a diverse understanding of our industry, including operational and sales expertise that is particularly relevant to our business. These previous positions and his current service as director of another telecommunications company provide experience that is important to our Board of Directors.

Michael Huber, age 45, has been a director since November 1, 2011. Since January 2004, Mr. Huber has served as a Managing Principal of Quadrangle Group LLC, a private investment firm, and since January 2011, Mr. Huber also has served as President of Quadrangle. Mr. Huber currently serves on the boards of directors of Data & Audio-Visual Enterprises Holdings Inc., GET AS, NTELOS Holdings, Tower Vision Mauritius Limited and West Corporation, and as a managing member of Access Spectrum LLC and of Hargray Holdings LLC. Mr. Huber is also a member of the Board of Trustees of Macalester College.

Mr. Huber’s leadership position with a private investment firm that focuses on the telecommunications industry provides experience that is valuable in understanding and evaluating our business. His experience working with a number of his firm’s portfolio companies, including serving on the board of a number of telecommunications companies, is especially valuable to our Board of Directors in guiding the direction of our business. He also has extensive experience in mergers and acquisitions and capital markets activities. Mr. Huber’s skills and experience have positioned him to bring experience and industry knowledge to our Board of Directors.

James A. Hyde, age 49, has been a director since February 16, 2011. Mr. Hyde previously served as our Chief Executive Officer from November 1, 2011 through April 25, 2012. Mr. Hyde was appointed to his current positions of President, Chief Executive Officer and director of NTELOS on December 17, 2009 after joining NTELOS as President and Chief Operating Officer on March 31, 2009. Previously, he was employed by Deutsche Telekom and VoiceStream Wireless, a telecommunications and information technology service company, from 1997 to 2009 and was appointed as the Managing Director and CEO of T-Mobile UK (a subsidiary of Deutsche Telekom) in January 2006. He also served as a member of the T-Mobile International Executive Management Committee and as an Executive Advisor to the T-Venture Funds. From 2002 until January 2006, Mr. Hyde served as Vice President of U.S. Indirect Sales and Sales Operations for T-Mobile USA. In 2000, Mr. Hyde became Executive Director of U.S. Sales Operations for VoiceStream Wireless and, following Deutsche Telekom’s July 2001 acquisition of VoiceStream (renamed T-Mobile), he held this position until 2002. Mr. Hyde joined VoiceStream Wireless in 1997 as a Director of Regional Indirect Sales and Operations. Mr. Hyde began his career in the financial services industry. He currently serves on the board of directors and is Vice Chairman of the Competitive Carriers Association and also served on the board of directors of CTIA, a wireless industry trade association.

With his years of experience at NTELOS and T-Mobile, including being responsible for T-Mobile’s entire United Kingdom operations, Mr. Hyde brings great operating as well as sales and marketing perspective in the telecommunications industry that is critical to our Board of Directors in understanding and evaluating our business. Mr. Hyde’s knowledge of our business and our operations is critical to the Board of Directors in evaluating and directing our future.

Julia B. North, age 66, has been a director since November 1, 2011. Ms. North served as a director of NTELOS from December 2007 until October 2011. Ms. North is presently retired. Ms. North served as the President and Chief Executive Officer of VSI Enterprises, Inc. from 1997 to 1999. Prior to joining VSI Enterprises, Ms. North served as President of Consumer Services for BellSouth Telecommunications from 1994 to 1997. She currently serves on the boards of directors, compensation committees and nominating and governance committees of Acuity Brands, Inc. and Community Health Systems, Inc. Ms. North is currently the chairperson of the Nominating and Governance Committee of Community Health Systems, Inc.

Ms. North’s senior leadership positions as well as her operational experience in the telecommunications industry give her significant knowledge that is a valuable resource to our Board of Directors. Ms. North’s diverse perspective and experience gained from holding senior leadership and board positions at public companies is particularly helpful for her position as chairperson of the Compensation Committee.

Michael K. Robinson, age 56, has been a director since November 1, 2011. Mr. Robinson joined Broadview Networks, Inc., a network-based business communications provider serving customers nationwide, but with principal operations and assets in the mid-Atlantic and northeast United States, as Chief Executive Officer in March 2005. On August 22, 2012, Broadview Networks Holdings, Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code and subsequently emerged from bankruptcy in October 2012. Mr. Robinson currently serves on the board of directors of Broadview and FairPoint Communications, Inc., a publicly traded telecommunications company. From July 1998 to March 2005, Mr. Robinson served as Executive Vice President and Chief Financial Officer of US LEC Corp., a publicly traded competitive communications provider. Prior to joining US LEC, Mr. Robinson spent 10 years in various management positions within the telecommunications division of Alcatel, including Executive Vice President and Chief Financial Officer of Alcatel Data Networks and the worldwide financial operations of the enterprise and data networking division of Alcatel. Prior to these roles, Mr. Robinson was chief financial officer of Alcatel Network Systems. Before joining Alcatel, Mr. Robinson held various management positions with Windward International and Siecor Corp. (now Corning).

Mr. Robinson’s senior leadership positions with competitive communications companies have provided him with extensive knowledge of our industry. His prior chief financial officer experience is valuable to our Board of Directors and the Audit Committee. He also has extensive experience in mergers and acquisitions and capital markets activities.

Jerry E. Vaughn, age 69, has been a director since November 1, 2011. Mr. Vaughn served as a director of NTELOS from December 2007 until October 2011. Mr. Vaughn is presently retired. Mr. Vaughn served as the Chief Administrative Officer of Mobile Storage Group, a provider of secure portable storage container solutions, from November 2006 until its merger into Mobile Mini in June 2008. Mr. Vaughn served as Senior Vice President and Chief Financial Officer of Valor Communications Group, Inc., a telecommunication services provider, from 2005 until its merger into Windstream Corporation in July 2006. From 1999 to 2005, Mr. Vaughn served as Chief Financial Officer of US Unwired, Inc., a wireless communications provider. Prior to joining US Unwired, Inc., Mr. Vaughn served in executive positions with GE Capital, Nortel Networks and Mellon Bank.

Mr. Vaughn’s senior leadership positions at a number of companies have given him knowledge of the telecommunications industry, as well as other operational expertise, that is essential to our Board of Directors in understanding and evaluating our business. His experience as Chief Financial Officer of Valor Communications Group, Inc. and US Unwired, Inc. has given him financial expertise to serve as one of our audit committee financial experts and chairperson of the Audit Committee. He has also gained experience in risk management through these leadership positions, which is essential to our Board of Directors and the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE.

Committees of the Board of Directors

We have the following standing committees of the Board of Directors: Compensation Committee, Audit Committee and Nominating and Governance Committee. Each committee has a charter which is available for review at the following website, www.lumosnetworks.com. The charters may be found by clicking “Investor Relations” and then “Governance Documents.”

Compensation Committee

The Compensation Committee presently consists of Ms. North (Chairperson) and Messrs. Felsher and Guth. The Compensation Committee met eight times during the year ended December 31, 2013. The Compensation Committee is responsible for:

•developing and overseeing the implementation of our philosophy with respect to the compensation of executive officers;

•determining the compensation and benefits of the CEO and all other executive officers;

•reviewing our compensation and benefit plans to ensure that they meet corporate objectives;

•selecting compensation consultants and determining the frequency of use of compensation consultants; and

•administering our stock plans and other incentive compensation plans.

The Board of Directors has determined that all of the members of the Compensation Committee are independent as defined in Rule 5605(d)(2)(A) of the NASDAQ Listing Standards, are “non-employee directors” as defined in SEC Rule 16b-3, and are “outside directors” as defined in Internal Revenue Code Section 162(m).

Audit Committee

The Audit Committee presently consists of Messrs. Vaughn (Chairperson), Guth and Robinson. The Audit Committee met nine times during the year ended December 31, 2013. The Audit Committee is responsible for overseeing:

•our accounting and financial reporting processes;

•the reliability of our consolidated financial statements in accordance with U.S. generally accepted accounting principles;

•the effective evaluation, analysis and management of our financial risks;

•legal and tax related matters and our compliance with laws and regulations;

•the maintenance of an effective and efficient internal audit function; and

•the planning, conduct and performance of and the compensation paid for the annual audits of our consolidated financial statements and the effectiveness of our internal control over financial reporting by an independent registered public accounting firm.

The Board of Directors has determined that all of the members of the Audit Committee are independent as defined in Rules 5605(a)(2) and 5605(a)(2)(A) of the NASDAQ Listing Standards and Sections 10A(m)(3)(a) and (B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that all members of the Audit Committee are financially literate as prescribed by the NASDAQ Listing Standards and that

Messrs. Robinson and Vaughn are each an “audit committee financial expert,” within the meaning of the regulations promulgated by the SEC. No member of the Audit Committee received any payments in 2013 from us or our subsidiaries other than compensation received as a director of Lumos Networks.

Nominating and Governance Committee

The Nominating and Governance Committee presently consists of Messrs. Robinson (Chairperson), Felsher and Vaughn. The Nominating and Governance Committee met two times during the year ended December 31, 2013. The Nominating and Governance Committee is responsible for:

•identifying individuals qualified to become directors;

•nominating qualified individuals for election to the Board of Directors at the annual meeting of stockholders;

•recommending to the Board of Directors the individual directors to serve on the committees of the Board of Directors; and

•overseeing corporate governance matters.

The Board of Directors has determined that all of the members of the Nominating and Governance Committee are independent as defined in Rule 5605(a)(2) of the NASDAQ Listing Standards.

Corporate Governance Matters

Identifying and Evaluating Nominees

The Shareholders Agreement currently entitles the Quadrangle Entities to designate two members of the Board of Directors, neither of which must be “independent” under applicable NASDAQ and SEC rules. The Shareholders Agreement also provides that one director will be our Chief Executive Officer for so long as he or she is employed by us.

The Nominating and Governance Committee identifies nominees for director on its own as well as by considering recommendations from other members of the Board of Directors, our officers and employees, and other sources that the Nominating and Governance Committee deems appropriate, including executive search firms. The Nominating and Governance Committee also will consider stockholder recommendations for nominees for director subject to such recommendations being made in accordance with our bylaws. There were no nominee recommendations from stockholders or any group of stockholders submitted in accordance with our bylaws. In addition to the Nominating and Governance Committee’s charter, we have adopted Corporate Governance Guidelines that contain, among other matters, important information concerning the Nominating and Governance Committee’s responsibilities when identifying and evaluating nominees for director. You will find the charter and guidelines at www.lumosnetworks.com by selecting the following links: “Investor Relations” and then “Governance Documents.”

As required by our bylaws, any stockholder recommendation for a nominee for director to be voted upon at the 2015 Annual Meeting of Stockholders must be submitted in writing to our Secretary or Assistant Secretary no later than 90 days nor more than 120 days before the first anniversary of the 2014 Annual Meeting of Stockholders. For nominations, such stockholder’s notice shall set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder and of such beneficial owner, if any, (ii) (A) the class or series and number of shares which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or with a value derived in whole or in part from the value of any class or series of shares of Lumos Networks, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of Lumos Networks or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholders’ and such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of Lumos Networks, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder and such beneficial owner has a right to vote any shares of any security of Lumos Networks, (D) any short interest in any security of Lumos Networks (a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of Lumos Networks owned beneficially by such stockholder and such beneficial owner that are separated or separable from the underlying shares of Lumos Networks, (F) any proportionate interest in shares of Lumos Networks or Derivative Instruments held, director or indirectly, by a general or limited partnership in which such stockholder and such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder and such beneficial owner is entitled to based on any increase or decrease in the value of shares of Lumos Networks or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder and such beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a statement whether such stockholder or any other person known to the stockholder will deliver a proxy statement and form of proxy to holders of at least the percentage of the Lumos Networks voting shares required under applicable law to carry the proposal and (v) a representation that the stockholder is a holder of record of stock of Lumos Networks entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination or propose such business specified in the notice before the meeting. These requirements are separate from the requirements that stockholders must meet to include proposals in the proxy materials for the 2014 Annual Meeting of Stockholders, discussed later in this proxy statement.

The Nominating and Governance Committee will evaluate all candidates for election to the Board of Directors, regardless of the source from which the candidate was first identified, based upon the totality of the merits of each candidate and not based upon minimum qualifications or attributes. In considering the individual nominees, the Nominating and Governance Committee will take into account the qualifications of other members of the Board of Directors to ensure that a broad variety of skill sets and experience beneficial to us and our business are represented on the Board of Directors and will also take into account the characteristics of each individual under consideration, including that individual’s competencies, experience, reputation, integrity, independence, potential for conflicts of interest and other appropriate qualities. The Corporate Governance Guidelines require that in considering the composition of the Board of Directors, diversity of backgrounds and expertise should be emphasized and the Nominating and Governance Committee shall consider the average tenure of the entire Board of Directors.

The Nominating and Governance Committee also periodically considers the individual and aggregate skill sets of the Board of Directors, based on a review of:

•senior leadership experience (public company CEO/President);

•business development/M&A expertise;

•financial expertise;

•public company board of directors experience;

•diversity (gender/other);

•telecommunications and high-speed data transport industry operational expertise;

•other operational expertise (customer service and care, billing systems, IT platform);

•brand marketing expertise;

•sales and distribution expertise;

•government/public policy expertise;

•executive compensation/human resources expertise; and

•risk management expertise.

Pursuant to our bylaws, to be eligible for election or re-election, a person must enter into an agreement providing that such person (i) is not and will not become party to any voting commitment that has not been disclosed to us or could limit or interfere with such person’s fiduciary duties if elected, (ii) is not and will not become party to any compensation, reimbursement or indemnification agreement with any person other than us and (iii) will comply with all of our applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines. When considering a director standing for re-election, in addition to the attributes described above, the Nominating and Governance Committee shall consider that individual’s past contribution and future commitment to Lumos Networks. Additionally, the Nominating and Governance Committee will continue to seek to populate the Board of Directors with a sufficient number of independent directors to satisfy NASDAQ Listing Standards and SEC requirements. The Nominating and Governance Committee will also seek to ensure that the Board of Directors will have at least three independent members to serve on the Audit Committee that satisfy NASDAQ financial and accounting experience requirements and at least one member who qualifies as an “audit committee financial expert.”

There is no difference in the manner by which the Nominating and Governance Committee evaluates prospective nominees for director based on the source from which the individual was first identified.

Board Leadership Structure and Role in Risk Oversight

Mr. Biltz serves as our Chief Executive Officer, and Mr. Guth serves as our non-executive Chairman of the Board. Our policy is to have a Chairman of the Board who is an independent director. We believe having separate Chief Executive Officer and Chairman of the Board positions is the most appropriate structure for Lumos Networks and our stockholders. We believe it is appropriate for Mr. Biltz to be able to focus his efforts on serving as our Chief Executive Officer while working closely with our Chairman of the Board, Mr. Guth. The Board of Directors may in the future revisit this policy from time to time. The Chairman of the Board has the following duties:

•preside at all meetings of the Board of Directors, including executive sessions of the independent directors;

•serve as liaison between the Chief Executive Officer and the independent directors;

•provide advice and counsel to the Chief Executive Officer on meeting schedules and possible meeting agenda topics;

•have the authority to call meetings of the independent directors;

•provide input to the Compensation Committee regarding the Chief Executive Officer’s performance and meet, together with the Chairperson of the Compensation Committee, with the Chief Executive Officer to discuss the evaluation of the Chief Executive Officer; and

•provide input to the Nominating and Governance Committee regarding the appointment of the Chairpersons and members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

The Board of Directors also has three standing committees, Audit, Compensation and Nominating and Governance. Each committee has a separate chairperson and each of the committees is comprised solely of independent directors. Our Corporate Governance Guidelines provide that the independent directors will meet in executive session at least twice a year, and the Chairman of the Board will preside at these sessions.

Our Audit Committee charter provides that the Audit Committee is responsible for evaluating and monitoring our financial risks and our compliance with laws and regulations. On a regular basis, our Audit Committee reviews and discusses with management our major financial and operating risks and exposures and the steps management has taken to monitor and control such risks and exposures, including our risk assessment and risk management policies.

Although the Audit Committee has primary responsibility for overseeing these matters, the full Board of Directors and our other committees are actively involved in overseeing risk management. Our Corporate Governance Guidelines provide that the Board of Directors and each committee are responsible for overseeing our program for identifying, evaluating and controlling significant risks. Management updates the entire Board of Directors on a quarterly basis on key business risks affecting our business. The Board of Directors also engages in periodic discussions with the Chief Financial Officer and other members of management regarding risks as appropriate. In addition, each of the other committees of the Board of Directors considers risks within its area of responsibility and regularly reports to the Board of Directors.

The Compensation Committee considers succession planning, human resources risks and risks that may be a result of our executive compensation programs, as described in the Compensation Discussion and Analysis section later in this proxy statement. The Compensation Committee has a Compensation Recoupment Policy that authorizes the Board of Directors to obtain reimbursement of any portion of any performance-based compensation paid or awarded, whether cash or equity based, where the payment or award was predicated upon the achievement of certain financial results or metrics that are subsequently the subject of a restatement or correction, from the officers and from other employees responsible for accounting errors resulting in the restatement or correction. The Compensation Committee also has approved Stock Ownership Guidelines, which are described later in this proxy statement.

In February 2014, the Compensation Committee considered our incentive compensation plans for executive officers and other employees and does not believe they pose any material risks to us. With respect to our annual short-term incentive compensation plan, the Compensation Committee has approved the use of revenue and Adjusted EBITDA as the performance metrics. The Compensation Committee believes using these metrics does not pose material risk to the Company or its stockholders and, in fact, aligns the interests of our officers and employees with our stockholders because these are the performance metrics most monitored by the investment community. Additionally, the annual short-term incentive compensation plan includes individual performance considerations which can be used by the Compensation Committee to adjust the payout after taking into account the quality of the individual’s performance during the year. The Compensation Committee also believes the completion of major capital projects provided for in the business plan and capital efficiency are important to stockholders and the long-term growth of the Company. Accordingly, the Compensation Committee expects to condition any payout under the annual short-term incentive compensation plan on satisfaction of these items. In addition to considering the short-term incentive compensation plan for our eligible employees, the Compensation Committee also receives an annual presentation on the design of our sales incentive programs for our sales employees. The senior management team presented a revised sales commission plan in 2013 and the Compensation Committee determined that this plan does not encourage behavior that would not be in our long-term interest. With respect to our long-term incentive plans, the Compensation Committee has approved vesting requirements to incentivize long-term performance and approved using a blend of restricted stock awards and stock options. The Compensation Committee approved stock price-related performance conditions for certain of our equity awards granted to executive officers during 2013.

The Nominating and Governance Committee, along with the full Board of Directors, considers potential governance-related risk matters. The current leadership structure of the Board of Directors supports the risk oversight functions described above with independent leadership provided by our Chairman of the Board and with six of our eight directors being independent.

Stockholder Communications with the Board of Directors

We encourage stockholders to communicate with the Board of Directors by sending written correspondence to the Chairperson of the Nominating and Governance Committee at: Lumos Networks Corp., Attention: Corporate Secretary, One Lumos Plaza, P.O. Box 1068, Waynesboro, Virginia 22980. The Chairperson of the Nominating and Governance Committee and his duly authorized agents are responsible for collecting and organizing stockholder communications. Absent a conflict of interest, the Chairperson of the Nominating and Governance Committee is responsible for evaluating the materiality of each stockholder communication and determining whether further distribution is appropriate, and, if so, whether to (i) the full Board of Directors, (ii) one or more directors and/or (iii) other individuals or entities.

Director Independence

The Board of Directors considers director independence based both on the meaning of the term “independent director” set forth in Rule 5605(a)(2) of the NASDAQ Listing Standards and on an overall review of transactions and relationships, if any, between the director and Lumos Networks. Presently, our Board of Directors is comprised of a majority of independent directors and all committees of the Board of Directors are comprised only of independent directors.

In March 2014, the Nominating and Governance Committee and the Board of Directors undertook their annual review of director independence. There were no transactions or relationships between any director who is not or has not been an officer of Lumos Networks or any member of his or her immediate family, and Lumos Networks that would be inconsistent with a determination that the director is independent for the Committee and the Board of Directors to consider.

The Nominating and Governance Committee and the Board of Directors have determined that Messrs. Felsher, Guth, Huber, Robinson, Vaughn and Ms. North are independent under the NASDAQ Listing Standards.

Policy Regarding Attendance at Annual Meetings

We have a policy encouraging directors to attend annual meetings of stockholders.

Code of Ethics

We have also adopted a Code of Business Conduct and Ethics for directors, officers and employees. Copies of this code may be found at the following website, www.lumosnetworks.com. You will find the code by selecting the following links: “Investor Relations” and then “Governance Documents.”

Director Compensation

The following table presents the compensation earned by our directors only for services as a member of our Board of Directors for the fiscal year ended December 31, 2013. Directors who are also our employees or who are designated by the Quadrangle Entities pursuant to our Shareholders Agreement do not receive any compensation from us for their service as directors.

	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Timothy G. Biltz(3)	-	-	-	-	-	-	-
Steven G. Felsher	-	-	-	-	-	-	-
Robert E. Guth	96,412	63,922	-	-	-	-	160,334
Michael Huber	-	-	-	-	-	-	-
James A. Hyde	35,758	63,922	-	-	-	-	99,680
Julia B. North	53,212	63,922	-	-	-	-	117,134
Michael K. Robinson	58,112	63,922	-	-	-	-	122,034
Jerry E. Vaughn	70,058	63,922	-	-	-	-	133,980

(1)The closing stock price on January 2, 2013, the date of grant, was $9.26 per share. The aggregate number of restricted stock awards outstanding as of December 31, 2013 is the following for each of the following non-employee directors: 6,903 for Mr. Guth; 6,903 for Mr. Hyde; 6,903 for Ms. North; 6,903 for Mr. Robinson; and 6,903 for Mr. Vaughn.

(2)The aggregate number of option awards outstanding at December 31, 2013 is the following for each of the following non-employee directors: 17,842 for Mr. Guth; 39,636 for Ms. North; 5,537 for Mr. Robinson; and 39,636 for Mr. Vaughn.  Mr. Hyde did not have any outstanding options awards that had been granted to him in his role as director of the Company as of December 31, 2013.

(3)Mr. Biltz is President and Chief Executive Officer of the Company; as such, he is not compensated for his role as director of Lumos Networks. The compensation paid to Mr. Biltz for his role as employee of the Company during 2013 is included in the Summary Compensation table.

The Compensation Committee periodically considers our director compensation policy with a primary objective of matching compensation levels to the relative demands associated with serving on the Board of Directors and its various committees. The Compensation Committee also takes into account the compensation policies of other public company boards of directors by reviewing the same comparison group of companies as are reviewed by our Compensation Committee when considering the compensation of our executive officers.

During 2013, our non-employee directors (excluding directors who are affiliated with, and designated by, the Quadrangle Entities pursuant to our Shareholders Agreement and directors who are our employees) were eligible to receive the following cash compensation:

•	an annual retainer of $25,008, payable monthly;
•

a fee of $2,000 for each board meeting, meeting of independent directors and stockholder meeting attended in person or $1,000 if attended telephonically in lieu of attending in person; and a fee of $1,500 for each committee meeting attended in person or $800 if attended telephonically in lieu of attending in person.

During 2013, the chairs of the board committees received additional annual retainers, payable monthly:

•	the chairperson of our Board of Directors received an annual retainer at the rate of $35,004;
•	the chairperson of our Audit Committee received an annual retainer at the rate of $15,000;
•	the chairperson of our Compensation Committee received an annual retainer at the rate of $5,004; and
•	the chairperson of our Nominating and Governance Committee received an annual retainer of $5,004.

We do not pay compensation to directors who are affiliated with, and designated by, the Quadrangle Entities pursuant to our Shareholders Agreement or who are our employees for their service as directors. However, we do reimburse each of our directors for reasonable travel and other expenses incurred in connection with attending all board and board committee meetings.

For fiscal year 2013, we had five non-employee independent directors (excluding directors who are affiliated with, and designated by, the Quadrangle Entities pursuant to our Shareholders Agreement): Robert Guth, James Hyde, Julia North, Michael Robinson and Jerry Vaughn. The remaining directors who served in 2013 were our current Chief Executive Officer and two representatives of the Quadrangle Entities. These remaining directors were not compensated by us for their roles as directors. In addition to their director status during 2013, Mr. Guth was chairperson of the Board of Directors, Mr. Vaughn was chairperson of the Audit Committee, Ms. North was chairperson of the Compensation Committee and Mr. Robinson was chairperson of the Nominating and Governance Committee, and they were compensated accordingly as disclosed in the table above.

The Board of Directors believes that its members should be encouraged to own shares of our Common Stock. In addition to ownership guidelines applicable to our executive officers, the Board of Directors included an ownership and retention requirement applicable to those directors receiving director compensation. The guidelines generally require that each such director own a minimum number of shares of our Common Stock having a value equal to three times the annual cash retainer for directors. Each director receiving director compensation generally has three years from the later of November 2011 and his or her date of appointment to the Board to meet the guidelines. Each director must maintain the minimum value of equity ownership provided in these stock ownership guidelines.

To assist us in attracting and retaining qualified and experienced individuals for service as non-employee directors, each such non-employee director (excluding non-employee directors who are designated by the Quadrangle Entities pursuant to our Shareholders Agreement) receives an initial equity award grant and thereafter, commencing on January 1 of the subsequent year, an annual equity award grant. These equity award grants have generally included a mix of stock options and restricted stock in order generally to synchronize the types of equity awards received by directors with those received by our employees. The number of options to purchase shares of our Common Stock is equal to the quotient of $18,600 and the Black-Scholes option-pricing model valuation of our Common Stock for the trading days in the second calendar month prior to a grant date, or such lesser number for a particular grant date as the Board of Directors may determine in its sole discretion, and which number of options granted shall not exceed 8,600. Additionally, such non-employee directors receive an annual grant of shares of our Common Stock subject to a restriction period (“restricted stock”) with an aggregate value equal to $43,400 (with such value to be calculated based on the average closing price of our Common Stock for the trading days in the second calendar month prior to a grant date and with the resulting number of shares being rounded up to the next whole number), or such lesser award for a particular grant date as the Board of

Directors shall determine in its sole discretion. The annual stock option and restricted stock grants are automatic and non-discretionary on each of the grant dates and vest on the first anniversary of their respective grant dates.

Pursuant to our 2011 Equity and Cash Incentive Plan, on January 2, 2013, we granted Messrs. Guth, Hyde, Robinson and Vaughn and Ms. North 6,903 shares of our Common Stock subject to a restriction period. These restricted shares vest on the first anniversary of the grant date. As a result of our low Black-Scholes valuation in December 2012, the Compensation Committee determined to grant the January 2, 2013 equity awards exclusively in restricted stock in order to reduce dilution.

We also have a policy to provide, as needed, an ongoing education program for all directors and will pay the program costs and associated travel expenses related to such director education programs.

EXECUTIVE OFFICERS

Our executive officers serve at the discretion of the Board of Directors, and serve until their successors are elected and qualified or until his or her earlier death, resignation or removal. Our executive officers in 2013 were Timothy G. Biltz, Harold L. Covert, Joseph E. McCourt, Jr. and Mary McDermott. In March 2014, the Board of Directors also designated Diego B. Anderson, Craig M. Drinkhall and Jeffrey Miller as executive officers. The following sets forth biographical information for these executive officers who are not directors. Biographical information for Timothy G. Biltz, who is also a director, is provided in the section entitled “Proposal 1—Election of Directors—Nominees Standing for Election” of this proxy statement.

Diego Anderson, age 45, was appointed Senior Vice President and General Manager of Residential and Small Business (R&SB) in January 2014. He had previously served as Vice President of Operations since November 2011.  Mr. Anderson previously served as Director of Operations from 2005 to 2011, as Director of Network Facilities, Engineering & Construction from 2001 to 2005 and as Manager of Sales Engineering from 1999 to 2001 for NTELOS. Prior to NTELOS, he was employed by Sprint from 1991 to 1999, where he served last as Manager of Engineering and Construction Administration.

Harold L. Covert, age 67, has been Executive Vice President, Chief Financial Officer and Treasurer since November 1, 2011. Mr. Covert previously was an independent business consultant and a  private investor since October 2010. From October 2007 until January 2010, Mr. Covert was Chief Financial Officer of Silicon Image, Inc., a semiconductor company, and from September 2009 through September 2010, was its President. From October 2005 to August 2007, Mr. Covert was Executive Vice President and Chief Financial Officer of Openwave Systems Inc., a software applications and infrastructure company. Prior to Openwave, Mr. Covert was Chief Financial Officer at Fortinet Inc. from 2003 to 2005, and Chief Financial Officer at Extreme Networks, Inc. from 2001 to 2003. From 2000 to 2001, Mr. Covert served as Chief Financial Officer of Silicon Graphics, Inc., a computer systems company. Prior to Silicon Graphics, he held a variety of financial and accounting positions over the course of over 20 years in the high-technology industry, including Executive Vice President and Chief Financial Officer of Adobe Systems, Inc. Mr. Covert is a director and Chairman of the Audit Committee at each of JDS Uniphase Corporation, an optical communications, test and measurement company, and Harmonic, Inc., a broadband optical networking and digital video systems company.

Craig M. Drinkhall, age 54, was appointed Chief Technology Officer in January 2014. Mr. Drinkhall previously served as Vice President of Product Management and Engineering since February 2012. Prior to joining Lumos Networks, he was an independent consultant specializing in business development, product development, marketing strategy and information technology from 2007 to 2012. Prior to that, he served as Senior Vice President of Marketing, Product Development and Engineering for Telcove from 2000 until it was acquired by Level 3 Communications in July 2006. Mr. Drinkhall continued with Level 3 Communications as Senior Vice President of Product Delivery into 2007. Prior to Telcove, he served as the President and CEO of BurbNet, Inc. from 1996 to 2000 and as General Manager Network Integration Business for Computerm Corporation from 1993 to 1996. He began his career in 1982 with Genix Group serving last as Director of Telecommunications.

Joseph E. McCourt, Jr., age 52, was appointed Executive Vice President and Chief Revenue Officer in May 2012. Prior to joining Lumos Networks, he served as Vice President of Commercial Sales for 1901 Group, a privately-held information management company focused on IT performance efficiency, from 2011 to 2012. From May 2010 to October 2011, he served as Vice President of Sales for Zayo Enterprise Networks. From January 2007 to May 2010, he served as Vice President of Sales and Customer Operations for DukeNet Communications. From April 2004, he served as Regional Vice President for Telcove, until it was acquired by Level 3 Communications in July 2006. Mr. McCourt continued with Level 3 Communications as Senior Vice President of Sales for Business Markets until January 2007. Prior to joining Telcove, Mr. McCourt held sales management positions with Time Warner Telecom and MFS / Worldcom. Prior to that, he was the Director of Communications at Brooks Brothers Clothing.

Mary McDermott, age 59, has been our Senior Vice President—Legal and Regulatory Affairs and Secretary since November 1, 2011. Ms. McDermott previously served as Senior Vice President—Legal and Regulatory Affairs of NTELOS from 2005 to 2011 and NTELOS Inc. from 2001 to 2005. From March 2000 to August 2001 she served as Senior Vice President and General Counsel of Pathnet Telecommunications, Inc. From April 1998 to March 2000, she served as Senior Vice President Chief of Staff for Government Relations for the Personal Communications Industry

Association. From May 1994 to April 1998, she served as Vice President—Legal and Regulatory Affairs for the United States Telecom Association. She began her telecommunications career with the NYNEX legal department.

Jeffrey Miller, age 51, was appointed Senior Vice President of Business Development in May 2013. Prior to joining Lumos Networks, he served as Chief Financial Officer for Transcom Enhanced Services from 2007 to 2013. Prior to that, he served as Vice President of Strategy for Business Markets from 2006 to 2007 for Level 3 Communications after they acquired Telcove. At Telcove, he served as Vice President of Business Development from 1998 to 2006. Prior to that, he served as Financial Director of Wireless and Cable Operations from 1993 to 1998 and as Regional Controller from 1990 to 1993 for Adelphia Communications Corporation. Prior to that, he served as Audit Manager with Ernst &Young from 1984 to 1990.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own beneficially more than 10% of our Common Stock to file reports of ownership and changes in ownership of such stock with the SEC and NASDAQ. These persons are also required by SEC regulations to furnish us with copies of all such forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis for the year ended December 31, 2013.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information, as of March 14, 2014, regarding the beneficial ownership of our Common Stock by (i) our directors, (ii) our named executive officers (“NEO”), (iii) stockholders owning more than 5% of our Common Stock and (iv) all of our directors and named executive officers as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of Common Stock shown as beneficially owned by the stockholder. Percentage of beneficial ownership is based on 22,191,581 shares of Common Stock outstanding as of March 14, 2014. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of March 14, 2014 are considered outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person but are not treated as outstanding for the purposes of computing the percentage ownership of any other person. Unless indicated otherwise in the footnotes, the address of each individual listed in the table is c/o Lumos Networks Corp., One Lumos Plaza, P.O. Box 1068, Waynesboro, Virginia 22980.

	Total Common Stock
Name and Address of Beneficial Owner	Number	%
Directors, named executive officers and stockholders owning more than 5%:
The Quadrangle Entities(1)	2,791,898	12.6%
Archer Capital Management, L.P.(2)	2,554,138	11.5%
Blackrock, Inc.(3)	1,691,336	7.6%
Prudential Financial, Inc.(4)	1,486,039	6.7%
The Vanguard Group, Inc. (5)	1,069,198	4.8%
Timothy G. Biltz(6)	452,861	2.0%
Steven G. Felsher(7)	2,791,898	12.6%
Robert E. Guth(8)	49,119	*
Michael Huber(7)	2,791,898	12.6%
James A. Hyde(9)	448,642	2.0%
Julia B. North(10)	56,413	*
Michael K. Robinson(11)	18,040	*
Jerry E. Vaughn(12)	56,413	*
Harold L. Covert(13)	192,114	*
Joseph E. McCourt, Jr.(14)	147,926	*
Mary McDermott(15)	225,043	1.0%
All directors and named executive officers as a group (11 persons)	3,389,949	15.3%

*	Less than 1%
(1)

Includes 2,791,898 shares of Common Stock owned by Quadrangle NTELOS Holdings II LP. Quadrangle NTELOS Holdings II LP has pledged its interest in 2,791,898 shares of Common Stock to secure repayment of a loan made to it by the Bank of Montreal. The address for the Quadrangle Entities is 1065 Avenue of the Americas, New York, NY 10018.

(2)

Represents beneficial ownership as of December 31, 2013 according to the Schedule 13G filed by Archer Capital Management, L.P. on February 14, 2014. Archer Capital Management, L.P. has shared voting power and shared dispositive power over all of these shares with Canton Holdings L.L.C, Joshua A. Lobel and Eric J. Edidin. The address for Archer Capital Management, L.P. is 570 Lexington Avenue, 40th Floor, New York, New York, 10022.

(3)

Represents beneficial ownership as of December 31, 2013 according to the Schedule 13G filed by Blackrock, Inc. on January 29, 2014. Blackrock, Inc. has sole voting power and sole dispositive power over all of these shares. The address for Blackrock Inc. is 40 East 52nd Street, New York, NY 10022.

(4)

Represents beneficial ownership as of December 31, 2013 according to the Schedule 13G filed by Prudential Financial, Inc on January 29, 2014, inclusive of 1,445,813 shares held by Jennison Associates LLC. Prudential Financial, Inc. has sole voting power over 74,506 of these shares; shared voting power over 1,411,533 of these shares; sole dispositive power over 74,506 of these shares; and shared dispositive power over 1,411,533 of these shares. The address for Prudential Financial Inc is 751 Broad Street, Newark, NJ 07102-3777.

(5)

Represents beneficial ownership as of December 31, 2013 according to the Schedule 13G filed by The Vanguard Group, Inc. on February 12, 2014. The Vanguard Group, Inc. has sole voting power over 24,878 of these shares; sole dispositive power over 1,045,120 of these shares; and shared dispositive power over 24,078 of these shares. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(6)	Includes 55,000 shares of restricted stock, options to purchase 265,625 shares of Common Stock and 866 shares of Common Stock issued as our 401(k) matching contribution.
(7)

Represents 2,791,898 shares beneficially owned by the Quadrangle Entities. Mr. Huber is a Managing Principal and President of Quadrangle Group LLC, and Mr. Felsher is a Senior Advisor of Quadrangle Group LLC. Each disclaims beneficial ownership of securities beneficially owned by the Quadrangle Entities.

(8)	Includes 6,903 shares of restricted stock and options to purchase 17,842 shares of Common Stock.
(9)	Includes 6,903 shares of restricted stock and options to purchase 332,502 shares of Common Stock.
(10)	Includes 6,903 shares of restricted stock and options to purchase 39,636 shares of Common Stock.
(11)	Includes 6,903 shares of restricted stock and options to purchase 5,537 shares of Common Stock.
(12)	Includes 6,903 shares of restricted stock and options to purchase 39,636 shares of Common Stock.
(13)	Includes 38,145 shares of restricted stock, options to purchase 117,652 shares of Common Stock and 1,070 shares of Common Stock issued as our 401(k) matching contribution.
(14)	Includes 38,234 shares of restricted stock, options to purchase 94,414 shares of Common Stock and 588 shares of Common Stock issued as our 401(k) matching contribution.
(15)	Includes 25,904 shares of restricted stock, options to purchase 135,676 shares of Common Stock and 2,313 shares of Common Stock issued as our 401(k) matching contribution.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Philosophy

The objective of our compensation program is to attract and retain those employees whose judgment, abilities and experience will contribute to our continued success. The program is designed to provide overall competitive pay levels through a mix of base salary, bonus and equity compensation and ownership, with an emphasis on incentive compensation, create proper incentives to align management’s incentives with the long-term interests of our stockholders and reward superior performance. The Compensation Committee (the “Committee”) is responsible for the following:

•developing and overseeing the implementation of our philosophy with respect to the compensation of executive officers;

•determining the compensation and benefits of our CEO and other executive officers;

•reviewing our compensation and benefit plans to ensure that they meet corporate objectives;

•determining the frequency of use of compensation consultants and selecting compensation consultants; and

•administering our stock plans and other incentive compensation plans.

Executive Summary

As described in this Compensation Discussion and Analysis, the Committee believes the overall compensation for our executive officers, both on a targeted and actual basis, was reasonable and within the range of compensation offered by benchmark companies and adequately reflected our performance in 2013. The Committee also believes the 2013 compensation design was effective in driving this performance by generating meaningful rewards for achieving business objectives and limiting the rewards if those business objectives are not fully realized. Following is a brief overview of our 2013 performance.

During 2013, we focused on further implementing our growth strategy as a broadband fiber-based service provider focused on data solutions and mobility, leveraging our fiber network to expand to new fiber to the cell site opportunities, further strengthening our management team, improving our addressed marketplace penetration and pursuing near term edge-out marketplace opportunities by investing in our network through customer success-based capital projects with an emphasis on maximizing capital efficiency.

For 2013, we achieved revenue of $207.5 million and Adjusted EBITDA (as defined below) of $96.3 million, representing a margin of 46.4%. Our strategic data segment, which provided approximately 59% of our total revenue for 2013, represents the main growth opportunity and the key focal point of our strategy. We experienced sequential year-over-year revenue growth of 11.3% in this segment, primarily attributable to increases in customer bandwidth demand, as reflected in the 64% growth in our fiber to the cell site connections, and an approximate 12% growth in the number of on-net buildings in 2013.  We also achieved year-over-year consolidated Adjusted EBITDA growth of $7.4 million, or 8.4%. Despite the double-digit growth in our data revenues, we did not achieve the consolidated revenue growth that we targeted for 2013 due to slower growth in certain data product sales than anticipated, partly due to slower progress than anticipated in our edge-out markets, and the impact of the decline in revenues from our legacy businesses.  Accordingly, although our financial performance resulted in a blended achievement of 93% of our 2013 Team Incentive Plan targets, the Committee exercised its discretion to reduce the payout under this plan to 50% for executive officers, including our NEOs.  Our CEO had recommended to the Committee that in light of the Company’s mixed 2013 financial and operating results, he not receive an incentive payment and the Committee accepted his recommendation.

The Committee Process

Our Committee designs, evaluates and approves our executive compensation plans, policies and programs. The Committee also annually reviews and evaluates the performance of the Chief Executive Officer. To assist in determining the level of compensation and awards for the Chief Executive Officer, the Committee will review corporate performance over the past 12 months and the Chief Executive Officer’s compensation relative to the most recent compensation study provided by the Committee’s independent consultant and peer group data available in public proxy statements, ensuring that the recommended compensation levels meet corporate objectives.

Additionally, the Committee establishes compensation levels and compensation awards for the other NEOs. For these other NEOs, the Chief Executive Officer will review individual responsibility and experience and corporate performance data from the most recent compensation study provided by the Committee’s independent consultant and peer group data available in public proxy statements, and make recommendations to the Committee. The Chief Executive Officer attends the Committee meetings; however, the Committee also meets in executive session without the Chief Executive Officer (or other members of management) present when discussing the Chief Executive Officer’s compensation and other matters.

The Committee also administers our equity-based compensation plans. The Committee reports regularly to the Board of Directors on matters relating to the Committee’s responsibilities. The Chairperson of the Committee works in conjunction with senior management in establishing the agenda for committee meetings. In addition, the Committee follows regulatory and legislative developments and considers corporate governance best practices in performing its duties.

Our NEOs

Our Board of Directors identifies our executive officers on an annual basis or more frequently when significant organizational changes occur.  Our 2013 named executive officers (“NEOs”) were our President and Chief Executive Officer, Timothy G. Biltz, our Chief Financial Officer, Harold L. Covert, our Executive Vice President and Chief Revenue Officer, Joseph E. McCourt, Jr. and our Senior Vice President, Legal and Regulatory Affairs, Mary McDermott.

Consideration of 2013 “Say on Pay” Voting Results

At our 2013 annual meeting, our advisory vote on executive compensation received the support of ninety-four percent (94%) of the votes cast on the proposal. The Committee reviewed these results and accordingly continues to apply similar cash compensation objectives, program and rationale for our named executive officers.

Role of Compensation Consultant

The Committee is authorized to retain experts, consultants and other advisors to aid in the discharge of its duties, and engages an independent compensation consultant periodically to assist management and the Committee in determining the appropriate base salaries, target short-term incentive percentages and long-term incentive compensation of our NEOs. The Committee last engaged a consultant in 2012 when it used the Hay Group (the “Consultant”), a nationally known compensation consulting firm, to prepare a report which presented the Consultant’s assessment of executive compensation for our executive officers relative to a peer group and published survey compensation data (“the 2012 Compensation Study”).  The Committee decided not to retain the Consultant for 2013 after consideration of whether any changes to roles and responsibilities had occurred at the executive officer level that would impact the applicability of the information obtained in the 2012 Compensation Study. For certain other officers that had been newly hired or had changes to roles and responsibilities within the Company, management obtained updated survey compensation data for similar positions from the Consultant to provide a basis for the 2013 compensation analysis.

In February 2013, in conjunction with the delivery of the 2012 Compensation Study, the Committee had considered the independence of the Consultant in light of new SEC rules and proposed NASDAQ listing standards and had determined that the work of the consultant did not raise any conflicts of interest. The Consultant also had determined that its work for the Committee did not raise any conflicts of interest and confirmed this in a written statement delivered to the Committee.

Targeted Overall Compensation

The 2013 target total direct compensation for each of the NEOs (the “2013 TDC”) consisted of a  base salary, short-term incentive compensation under the Team Incentive Plan (“TIP”) and long-term incentive compensation in the form of equity awards granted under our 2011 Equity and Cash Incentive Plan. The 2013 TDC was determined by the Committee after consideration of a competitive compensation analysis prepared using inflation-adjusted pay benchmarks from the 2012 Compensation Study and proxy disclosures for our Peer Group as well as consideration of individual performance metrics.

The Company updated the Consultant’s 2012 Compensation Study to age the benchmarks and supplied this information to the Committee for consideration.  The Company also recommended a group of comparable telecommunications companies (the “Peer Group”) to the Committee to assist it in assessing the compensation arrangements of our executive officers. The companies included in this Peer Group were determined based on a comparison of revenue, number of employees, net income, total assets and market capitalization of various companies within the telecommunications sector against these same metrics for the Company.  The Committee reviewed management’s recommended peer group and approved the use of the following 11 companies as a benchmark for determining our executive officer compensation arrangements for 2013:

•Cbeyond, Inc.	•NTELOS Holdings Corp.
•Cogent Communications	•Otelco Inc.
•Consolidated Communications Holdings, Inc.	•Shenandoah Telecommunications
•Frontier Communications Corp.	•tw telecom inc.
•Hickory Tech Corporation	•Windstream Corporation
•Inteliquent, Inc.

The benchmarks from the updated 2012 Compensation Study along with those developed from Peer Group data from recent proxy filings formed the initial basis for the competitive analysis considered by the Committee in making decisions regarding 2013 compensation and had been established at the 50th percentile for base salary, short-term incentives as a percentage of salary and long-term incentive payouts for our NEOs and other executive officers.  The Committee generally applies a pay-for-performance philosophy by approving a base salary below the competitive benchmarks and short-term and long-term incentive compensation at or above the competitive benchmarks to place a greater emphasis on the “at-risk” elements of the total direct compensation.

The Committee reviews compensation (including new short-term and long-term incentive grants) for each NEO and all other employees in the first quarter of each fiscal year. Annual salary rates take into consideration each NEO’s performance for the year and are designed to result in an adjusted salary that is within an acceptable range of the target established by the Committee based on competitive benchmarking.

Specifically, the 2013 target base salary for our named executive officers was reviewed relative to the benchmark base salary,  which was computed with equal weighting given to (i) the compensation for comparable positions as updated from the 2012 Compensation Study, and (ii) the base salary of the comparable position of the Peer Group, both of which were established at the 50th percentile of the market data and adjusted for estimated inflation. Our NEOs uandjusted base salaries ranged from 7% to 20% below the competitive benchmark salaries. After consideration of the competitive analysis and other factors such as internal pay equity and the Committee’s pay-for-performance philosophy that strives to link the interests of our executives with those of our stockholders by placing an emphasis on equity-based compensation, the Committee determined that the base salary for each of the NEOs was appropriate and no increases would be given for 2013. For our executive officers other than our CEO, the Committee also gave consideration to the CEO’s recommendation of salary range placements relative to the competitive benchmark based upon attributes such as individual responsibility and experience.

Mr. Biltz was hired in April 2012 as President and Chief Executive Officer with a base salary of $425,000. The Committee determined not to adjust Mr. Biltz’s base salary for 2013 after consideration of a competitive pay analysis.

The following table shows the annual base salary applicable to each of our NEOs during 2013, which were unchanged from 2012:

Named Executive Officer	Base Salary
Timothy G. Biltz	$425,000
Harold L. Covert	$285,000
Joseph E. McCourt, Jr.	$210,000
Mary McDermott	$219,732

Annual Short-Term Incentive Compensation

We have adopted the practice of awarding annual cash incentive awards under a Team Incentive Plan (“TIP”). Participation in the TIP is available to all of our salaried-exempt employees with a hire date prior to October 1 of the applicable year, except those employees who are covered by a formal sales incentive plan. The TIP award is equal to the product of (i) the individual’s eligible base salary earnings for the year, (ii) the individual’s targeted short-term incentive percentage up to a maximum percentage provided for in the plan, and (iii) the Company’s weighted performance achievement percentage, subject to possible adjustment based on individual performance. The TIP award gives officers the potential to receive a lump sum payment on or before March 15 of the succeeding year based on achievement of specified company-wide performance goals established by the Board of Directors, which are established at the beginning of the year under circumstances set forth in the annual short-term incentive plan. The Committee has full discretion to qualify the annual short-term incentive plan, certify that the performance goals have been achieved, terminate the plan or increase or decrease the funding available to the plan. Additionally, a TIP award may be decreased or an additional incentive award may be authorized by the Committee in its discretion as necessary to support the Company’s business needs.

The purpose of the TIP is to focus corporate and individual efforts on the accomplishment of specific financial objectives and to motivate individual participants to achieve or contribute to these objectives. It also serves to assign an at-risk element to each of our NEO’s total compensation based directly on the achievement of desired results.

Each of our NEOs participated in the 2013 TIP. The Committee determined the 2013 benchmark TIP percentages in February 2013 for each of our eligible NEOs with equal weighting given to (i) the general market median from survey data provided by the Consultant in the 2012 Compensation Study and (ii) the median target short-term incentive percentage of the comparable position of the Peer Group, both of which were adjusted for estimated inflation.  After review of this competitive analysis, the Committee determined that the current targeted short-term incentive percentages for the eligible NEOs were competitive and appropriately aligned with the objectives of our compensation philosophy; therefore, their 2013 targeted bonus percentages remained unchanged at 60% for Mr. Covert, 70% for Mr. McCourt; and 50% for Ms. McDermott.  In 2012, Mr. McCourt’s short-term incentive percentage was allocated 40% to TIP and 30% to the Company’s sales incentive program. However, to align Mr. McCourt’s bonus with the other executives for 2013,  the Committee approved for his short-term incentive percentage of 70% to be based entirely on the TIP.

Mr. Biltz’s annual short-term incentive percentage was established by our Committee at 100% when he was hired in April 2012 based on a competitive market analysis and the Company’s compensation philosophy of having a significant percentage of compensation being “at risk”. The Committee determined not to adjust Mr. Biltz’s short-term incentive percentage for 2013 after a review and determination that this “at-risk” component of his compensation was at an appropriate level to provide incentive for performance and also competitive relative to the Peer Group for retention and pay equity purposes.

For our eligible NEOs, the company weighted performance achievement percentage, before any discretionary adjustments, for the 2013 TIP was based on our consolidated financial results for the period January 1, 2013 through December 31, 2013 and measured and weighted based on the following two financial metrics in 2013, which were approved by the Committee in February 2013: (i) revenue, net of inter-company eliminations, 60% and (ii) net income before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, net income attributable to non-controlling interests, other expenses/income (including public offering costs), equity-based compensation charges, acquisition-related charges, restructuring-related charges, and amortization charges related to benefit plan actuarial gains and losses, which is referred to as Adjusted EBITDA, 40%. The Committee selected these metrics in February 2013 after considering the focus on these metrics by the investment community in evaluating Lumos

Networks and the appropriateness and significance of growth in each of these metrics in 2013, as described below. In addition to the Revenue and Adjusted EBITDA performance factors, at the end of each quarter, the Committee qualifies the 2013 TIP after its review of the Company’s progress relating to the key projects and initiatives outlined in the Company’s business plan, including but not limited to major capital projects and efficiency of capital spending.

We believe Adjusted EBITDA is a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. Adjusted EBITDA is a non-GAAP measure commonly used in the communications and high-speed data transport industry, and by financial analysts and others who follow the industry, to measure operating performance. Additionally, Adjusted EBITDA is a primary financial covenant measure in our senior secured credit facility. Adjusted EBITDA should not be construed as an alternative to operating income or cash flows from operating activities (both of which are determined in accordance with generally accepted accounting principles) or as a measure of liquidity. For further discussion and a reconciliation of Adjusted EBITDA, please see Part II, Items 7 & 8 of our Annual Report on Form 10-K filed on March 7, 2014.

The Committee established the target for 100% payout under the 2013 TIP at a level consistent with the 2013 operating plan. The Committee set the minimum performance targets at a level that the Committee believed would be the minimum acceptable company performance that would merit a TIP payout. The Committee set maximum performance targets at a level that would result in a TIP payout at 200% of the target, which was believed to be realizable only upon exceptional outperformance of the business objectives.

The following table details the minimum, target and maximum levels that had to be achieved by Lumos in order for a 0%, 100% or 200% payout under the 2013 TIP:

(Dollars in thousands)	Floor (0% Achieved)	Target (100% Achieved)	Ceiling (200% Achieved)

Performance Factor:
Revenue (60% Weighting)	190,295	210,295	230,295
Adjusted EBITDA (40% Weighting)	85,304	95,304	105,304

The Company performance factor for 2013, using the formula prescribed by the TIP as summarized above and actual revenue and Adjusted EBITDA amounts (prior to any discretionary TIP payout adjustments), was approximately 93%.  In February 2014,  after consideration of 2013 financial and operating results, particularly as they relate to fourth quarter 2013,  and 2014 projected financial results,  management proposed and the Committee approved an adjusted performance factor of 50% to be applied to the TIP payout for our group of executive officers,  including our NEOs.  Additionally, Mr. Biltz recommended to the Committee that in light of our mixed 2013 results, he not receive a TIP payout and the Committee accepted his recommendation.

Long-Term Incentive Compensation

Long-term incentive compensation (“LTI”) is granted pursuant to our 2011 Equity and Cash Incentive Plan. Our Equity and Cash Incentive Plan defines the incentive arrangements for eligible participants and:

•authorizes the granting of stock options, stock appreciation rights, performance shares, restricted stock and other incentive awards, all of which may be made subject to the attainment of performance goals established by the Committee;

•provides for the enumeration of the business criteria on which an individual’s performance goals are to be based; and

•establishes the maximum share grants or awards (or, in the case of incentive awards, the maximum compensation) that can be paid to a participant in the Equity and Cash Incentive Plan.

The 2011 Equity and Cash Incentive Plan permits the Committee to award stock options, grants of restricted stock, stock appreciation rights and performance unit awards that are tied to corporate performance because the Committee believes such awards provide an effective means of delivering incentive compensation and also encourage stock ownership on the part of management.

With the exception of certain significant promotions and new hires, our Committee generally intends to consider the grant of equity awards on an annual basis in the first fiscal quarter of each year.  In March 2013, the Committee approved annual equity grants in the form of restricted stock awards and stock options to our executive officers, vice presidents, director-level employees and certain key employees. The 2013 equity award program was designed to consist of a one-time equity award grant with a mix of restricted stock and stock options in an amount that would ordinarily be granted over a two- to three-year time frame. Approximately 50% of the awards were performance based, with vesting tied to an increase in the Company’s stock price to greater than $17.50 per share and closing at or above that level for 20 days in a 30 day period.  The Committee determined to make these one-time awards in recognition of the importance of aligning executive officers’ interests with those of shareholders, including by assuring that the members of the officer team, a number of whom are relatively new to the Company, have significant equity “at risk.” In granting these awards, the Committee also took into account the fact that 50% of the equity award grants are performance-based and the remaining 50% have vesting terms that reflect the multi-year nature of the awards.

In determining the 2013 LTI targets for our NEOs, the Committee also considered the competitive benchmarks for each NEO which were determined as a percentage of base salary with equal weighting given to (i) the median LTI for comparable positions from the 2012 Compensation Study, and (ii) the median for comparable positions of the Peer Group, both of which were adjusted for inflation and converted to multi-year LTI target values by applying a multiple of 2x to 3x. The awards were split evenly between restricted stock awards and stock options, with 50% of the awards having time-based vesting conditions and 50% having performance-based vesting conditions based on achieving a Company’s stock price of $17.50 per share. On  March 1, 2013, the Committee approved the following restricted stock awards: 37,690 for Mr. Covert; 43,902 for Mr. McCourt and 25,148 for Ms. McDermott; and approved the following stock option awards for the NEOs on March 1, 2013:  112,648 for Mr. Covert; 131,210 for Mr. McCourt and 75,160 for Ms. McDermott. The value of the annual LTI awards for the NEOs on the March 1, 2013 grant date was: $743,113 for Mr. Covert; $865,578 for Mr. McCourt and $495,822 for Ms. McDermott.  The performance-based awards vested in 2013 as a result of an increase in our stock price from $11.31 at the date of grant to over $17.50 for a duration of 20 out of 30 consecutive trading days in the third quarter of 2013.

On his hire date of April 26, 2012, the Committee granted to Mr. Biltz a multi-year award of 165,000 shares of restricted stock and 500,000 stock options (50% of which are performance-based with vesting tied to our stock price performance) with a total grant date fair value of $2,350,950. The Committee determined, after consideration of many factors such as competitiveness of the LTI value in relation to the Peer Group and Mr. Biltz’s experience level, that the equity awards created an appropriate alignment between Mr. Biltz and Company value creation. In light of this multi-year award, the Committee did not grant an equity award to Mr. Biltz in March 2013 when it granted equity awards to our other executive officers.

Total Direct Compensation

As illustrated by the following table, a substantial portion of targeted 2013 TDC for our named executive officers was  “at-risk” (approximately 77% on weighted-average target levels for our executive officers other than our CEO).

(1) At-risk incentive compensation in this table includes the target values under the 2013 TIP, which is linked to company performance objectives, and the target values of long-term incentive awards granted in 2013, namely stock options and restricted stock, which are subject to market risk.

The total direct compensation provided under our initial employment agreement with Mr. Biltz, our President and Chief Executive Officer appointed on April 26, 2012,  was designed with a substantial majority of the compensation being “at-risk”, with approximately 79% of his total direct compensation for 2012 “at-risk” or performance-based. The long-term incentive awards granted to Mr. Biltz in 2012 were intended to be multi-year awards. As such, Mr. Biltz did not receive additional long-term incentive awards in 2013 and therefore his total direct compensation was evenly split between base salary and TIP (i.e. with 50% “at-risk”).

Stock Ownership Guidelines

Our Board of Directors approved stock ownership guidelines for our executive officers to emphasize the link between officers and the long-term interests of our stockholders and to enhance our image by openly communicating to investors, market analysts and the public that officer interests are tied directly to our long-term success through personal capital investment in our common stock. The stock ownership guidelines generally require that each executive own a fair market value of our common stock equal to a multiple of the executive’s base salary as determined by our Board of  Directors. The guidelines for our NEOs are as follows: five times annual base salary for our Chief Executive Officer and three times annual base salary for our other NEOs. The guidelines require our NEOs to reach these ownership levels within three years of November 1, 2011, or by October 31, 2014, or, if later, within three years of being appointed CEO or other named executive officer.

Stock Holding Period Guidelines

The terms of the equity awards granted under the long-term incentive plan specify that until such time as the executive has reached his or her stock ownership guideline, he or she will hold 100% of the shares of common stock received upon lapse of the restrictions of restricted stock and upon exercise of stock options (net of any shares utilized to pay for tax withholding and the exercise price of the option).

Anti-Hedging and Anti-Pledging Policies

Our insider trading policy prohibits all employees and directors from trading in any interest or position relating to the future price of our stock, such as puts, calls, short sales or any other types of derivatives or hedging transactions relating to the future price of our stock.  Our policy also prohibits employees and directors from holding shares of our stock in a margin account or pledging shares of our stock as collateral for a  loan.

Employment Agreements

We maintain employment agreements with each of our NEOs. These employment agreements provide that the base salary, TIP participation and certain other benefits would continue throughout the term of the employment agreements, and the agreements also contain non-compete provisions, change of control protection and severance arrangements. The specific details regarding each NEO’s non-compete provisions, change in control protection and severance arrangements are described later in this Compensation Discussion and Analysis, beginning with the section titled “Change in Control and Severance Arrangements.” Specific terms of each employment agreement are as follows:

In connection with his appointment as our President and Chief Executive Officer, we entered into an agreement with Mr. Biltz, dated as of April 26, 2012. This employment agreement was subsequently replaced in its entirety by a new employment agreement dated August 30, 2012. The employment agreement expires on April 30, 2016 and will automatically renew for successive one-year periods thereafter unless notice of termination is previously provided. However, if the employment agreement has less than 24 months remaining upon the occurrence of a “change in control,” as such term is defined in the employment agreement, the employment term is automatically extended so that the employment term shall not expire until 24 months following the “change in control.” The employment agreement provides for an annual base salary of $425,000 per year and a target bonus opportunity of 100% of Mr. Biltz’ base salary, which will be paid if the bonus criteria, as set by our Board, for the applicable period are met. The agreement also provided for a one-time signing bonus of $255,000, which was applied against the 2012 annual bonus. The agreement also provided for an “initial equity” grant effective upon his appointment as our President and Chief Executive Officer of 165,000 shares of time-based restricted stock, 250,000 performance-based stock options and 250,000 time-based stock options, which vest subject to continued performance and, for 50% of the stock options, also subject to achievement of a target stock price.

In connection with his appointment as our Executive Vice President, Chief Financial Officer and Treasurer, we entered into an agreement with Mr. Covert, dated as of September 19, 2011. The initial term of the employment agreement ended on December 31, 2013 at which time it was automatically renewed through December 31, 2014 and will continue to automatically renew for successive one-year periods unless notice of termination is previously provided. However, if the employment agreement term has less than 24 months remaining upon the occurrence of a “change in control,” as such term is defined in the employment agreement, the employment term is automatically extended so that the employment term shall not expire until 24 months following the “change in control.” The employment agreement provides for an annual base salary of $285,000 per year and a target bonus opportunity of 60% of Mr. Covert’s base salary, which will be paid if the bonus criteria, as set by our Board of Directors, for the applicable period are met. Under this agreement, Mr. Covert received an “initial equity” grant effective upon his appointment of 24,604 shares of restricted stock (number of shares as converted to Lumos Networks restricted stock on November 1, 2011) which vest 33 1/3% for each full year of his continued employment beginning on the first anniversary of his appointment, and an initial equity grant of 88,277 stock options exercisable for shares of common stock (number of options as converted to Lumos Networks stock options on November 1, 2011), which vest 25% for each full year of his continued employment  beginning on the first anniversary of the appointment.

Upon hiring Mr. McCourt as our Executive Vice President and Chief Revenue Officer, we entered into an employment agreement with him dated May 29, 2012. The initial term of the employment agreement ended on December 31, 2013 at which time it was automatically renewed through December 31, 2014 and will continue to automatically renew for successive one-year periods unless notice of termination is previously provided. However, if the employment agreement term has less than 24 months remaining upon the occurrence of a “change in control,” as such term is defined in the employment agreement, the employment term is automatically extended so that the employment term shall not expire until 24 months following the “change in control.” The employment agreement provides for an annual base salary of $210,000 and a target bonus opportunity of 70% of Mr. McCourt’s base salary.  The employment agreement specified that 40% of the target bonus opportunity would be paid if the bonus criteria, as set by our Board of Directors, for the applicable period are met and 30% would be tied to the sales incentive plan and would be paid in the form of commission payments.  In 2013, the Committee revised the structure of Mr. McCourt’s bonus such that the 70% target bonus opportunity would be tied 100% to the TIP to be consistent with the other executives. The agreement also provided for an “initial equity” grant effective upon his appointment of restricted stock valued at $142,800 and stock options valued at $214,200 which vest subject to his continued employment.

We entered into a new employment agreement with Ms. McDermott on August 30, 2012. The initial term of the employment agreement ended on December 31, 2013 at which time it was automatically renewed through December 31, 2014 and will continue to automatically renew for successive one-year periods unless notice of termination is previously provided. However, if the employment agreement term has less than 24 months remaining upon the occurrence of a “change in control,” as such term is defined in the employment agreement, the employment term is automatically extended so that the employment term shall not expire until 24 months following the “change in control.” The employment agreement provides for an annual base salary of $219,732 per year and a target bonus opportunity of 50% of Ms. McDermott’s base salary, which will be paid if the bonus criteria, as set by our Board of Directors, for the applicable period are met.

Qualified Retirement Plan

Lumos Networks offered a qualified pension plan (the “Pension Plan”) to all employees hired before October 1, 2003 to provide an annual retirement benefit. In December 2012, our Board of Directors approved a cost reduction plan which involved an employee reduction-in-force, consolidation of certain facilities and freezing the accumulation of certain postretirement benefits. In connection with this, the Pension Plan was frozen effective December 31, 2012 and no additional benefits will be accrued by participants for services rendered beyond this date. Ms. McDermott is our only current NEO who is an active participant in the Pension Plan.

Non-qualified Supplemental Retirement Plan

In addition to the Pension Plan, we provided the Executive Supplemental Retirement Plan (“SERP”) to supplement the retirement benefits payable under Lumos Networks’ tax-qualified plans to those key employees selected to participate. The accumulation of benefits under the SERP was also frozen effective December 31, 2012. Ms. McDermott is the only active employee participant in the SERP. The SERP participation benefit is provided in her employment agreement. The SERP is a non-qualified, unfunded retirement plan that was provided primarily for the purpose of providing our NEOs with retirement benefits not covered by the Pension Plan, and for the portion of their salary which is not covered by any other tax-qualified company-funded retirement benefit.

Change of Control Payments

The employment agreements with our NEOs provide our NEOs with change of control protection as described under “Change of Control and Severance Arrangements” later in this proxy statement. We believe that by providing NEOs with this change of control protection, it allows our senior management to focus on maximizing stockholder value and mitigate the necessity for management’s attention to be diverted toward finding new employment in the event a change of control is proposed.

Severance Arrangements with our NEOs

Each NEO’s employment agreement with us provides for severance arrangements upon the occurrence of certain events, as described under “Change of Control and Severance Arrangements” later in this proxy statement. We believe that companies should provide reasonable severance benefits to employees under appropriate circumstances.

Compensation Recoupment Policy

In order to further align management’s interests with the interests of stockholders and support good governance practices, our Board of Directors approved a Compensation Recoupment Policy. The Compensation Recoupment Policy provides that our Board of Directors will have the authority to obtain reimbursement of any portion of any performance based compensation paid or awarded, whether cash or equity based, where the payment or award was predicated upon the achievement of certain financial results or metrics that are subsequently the subject of a restatement or correction, from the officers and from other employees responsible for accounting errors resulting in the restatement or correction.

Perquisites and Other Benefits

The Committee provides certain perquisite benefits to our NEOs. The perquisite offerings are reviewed annually by the Committee and changes are made, if necessary, to align these benefits with those of our peer group. The Committee conducted its annual review in February 2013 and determined that the existing perquisite offerings were appropriate after consideration of total compensation value to our NEOs in relation to our Peer Group.

In addition to the cash and equity compensation discussed above, we provide our NEOs with the same benefit package available to all of our salaried employees. The package includes:

•Health and dental insurance (portion of costs);

•Basic life insurance;

•Long-term disability insurance; and

•Participation in Lumos Networks’ Savings and Security Plan (401(k) plan), including company matching contributions.

We also provide each of our NEOs with a vehicle allowance.

In 2012, the Committee adopted a Temporary Living Allowance policy that provides for a temporary living allowance of $4,100 per month for our executive officers who receive a relocation package in conjunction with their employment offer or promotion. The temporary living allowance will cease upon the earlier of the executive officer’s relocation to his/her assigned location or the lapse of two years. If the executive officer relocates after receiving temporary living allowance payments, any relocation expense reimbursements will be reduced by the cumulative amount of temporary living allowance already received.  Certain of the NEOs received benefits from this policy in 2013.

Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code (the “Code”), compensation in excess of $1,000,000 paid in any one year to a public corporation’s covered employees who are employed by the corporation at year-end will not be deductible for federal income tax purposes unless the compensation is considered “qualified performance-based compensation” under Section 162(m) of the Code (or another exemption is met). Covered employees include the Chief Executive Officer and our three other most highly compensated executive officers as of the last day of the taxable year other than our Chief Financial Officer. The rules and regulations promulgated under Section 162(m) of the Code are complicated and subject to change from time to time, sometimes with retroactive effect. There can be no guarantee, therefore, that amounts potentially subject to the Section 162(m) limitations will be treated by the Internal Revenue Service as qualified performance-based compensation under Section 162(m) of the Code and/or deductible by us. A number of requirements must be met under Section 162(m) of the Code in order for particular compensation to so qualify for the exception such that there can be no assurance that “qualified performance-based” compensation under the 2011 Cash and Equity Incentive Plan will be fully deductible under all circumstances. The Committee addresses this issue when considering compensation arrangements for the executive officers. However, the Committee also believes that it is important that it have the flexibility to offer compensation that may not be deductible because of the Section 162(m) cap if deemed necessary to attract and retain qualified executive officers.  In 2013, our CEO’s compensation exceeded the 162(m) deductibility limit by approximately $0.5 million, which did not have an impact on our cash taxes but did reduce the amount of our net operating loss carryforward to future tax periods.

Advisory Votes on Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the subsequent rules and regulations promulgated by the SEC, we are including a non-binding advisory resolution approving the compensation of our named executive officers. The vote on this proposal will be non-binding on the Board and us and will not be construed as overruling a decision by the Board or us. This vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Board or us. However, the Committee values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future decisions on executive compensation, as it deems appropriate.

At the 2013 Annual Meeting of Shareholders, approximately 94% of the shares cast on the proposal were voted for the non-binding advisory resolution approving the compensation of our named executive officers. In light of that result, the Board implemented substantially the same objectives, program and rationale for the compensation of our named executive officers in 2013, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative on pages 19 through 41 in this Proxy Statement.

At the 2012 Annual Meeting of Shareholders a large majority of our shareholders approved, on a non-binding basis, the holding of the non-binding vote on the compensation of our named executive officers on an annual basis. As previously disclosed, the Board and management determined to implement an annual advisory vote on the compensation of our named executive officers. As a result, we are including the non-binding advisory resolution approving the compensation of our named executive officers again in this Proxy Statement. See Proposal 2 on page 45 of this Proxy Statement.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management and, based on such review and discussion, the Compensation Committee recommends that it be included in this proxy statement.

Submitted by: Compensation Committee

Julia B. North (Chairperson)
Steven G. Felsher
Robert E. Guth

The Compensation Committee Report does not constitute solicitation material and shall not be deemed filed or incorporated by reference into any of our other filings and/or the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.

Compensation Committee Interlocks

The Compensation Committee currently consists of Messrs. Felsher and Guth and Ms. North. No member of the Compensation Committee was an employee of Lumos Networks during the last fiscal year or an officer of Lumos Networks in any prior period. There are no Compensation Committee interlocks between us and other entities involving our executive officers and members of the Board of Directors who serve as an executive officer or board member of such other entities.

Certain Relationships and Related Transactions

Our Board of Directors has adopted a written policy that generally provides that we may enter into a related party transaction only if the Audit Committee shall approve or ratify such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; the transaction is approved by the disinterested members of the Board of Directors; or the transaction involves compensation approved by our Compensation Committee.

Our Audit Committee Charter provides that management shall report to the Audit Committee any proposed “related party” transaction that might be considered material to us or the related party, or required to be disclosed by applicable disclosure rules. The Audit Committee shall be responsible for the review and oversight contemplated by NASDAQ with respect to any such reported transactions. We have not entered into any material related party transactions during 2013 or the period from that date through the date of this proxy statement.

Summary Compensation Table

The following table summarizes the prior three years’ compensation of our NEOs.  Prior to October 31, 2011, Lumos Networks was not a separate operating company.  Accordingly, the information presented for 2011 reflects compensation paid to our NEOs by our former parent and its subsidiaries prior to the spin-off from NTELOS and by us and our subsidiaries after the spin-off.

		Salary(1)	Bonus	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Timothy G. Biltz -	2013	425,000	-	-	-	-	-	39,946	464,946
President and Chief Executive Officer	2012	288,237	255,000	1,440,450	910,500	33,236	-	28,701	2,956,125
Harold L. Covert -	2013	285,000	-	410,633	332,481	85,500	-	71,793	1,185,407
Executive Vice President, Chief	2012	285,000	-	142,054	130,369	171,000	-	64,513	792,936
Financial Officer and Treasurer	2011	82,029	18,309	349,623	227,755	30,908	-	14,274	722,898
Joseph E. McCourt, Jr. -	2013	210,000	-	478,312	387,266	73,500	-	68,055	1,217,133
Executive Vice President, Chief Revenue Officer	2012	124,923	39,698	138,406	202,127	49,969	-	32,352	587,475
Mary McDermott -	2013	219,732	-	273,987	221,835	54,933	-	22,205	792,692
Senior Vice President, Legal and	2012	219,732	-	87,616	80,413	109,866	151,313	23,232	672,172
Regulatory Affairs and Secretary	2011	217,874	-	99,415	99,178	84,535	208,493	61,704	771,199
(1)	Each of the NEOs has an employment agreement that sets forth his or her respective minimum base salary which is subject to annual adjustments as determined by the Committee.

During 2013, each of the NEOs participated in our 401(k) plan, which allows eligible employees to tax-defer up to 20% of their salary through contributions to their 401(k) plan up to the IRS maximum of $17,500 for 2013.  In addition, employees age 50 or older as of the last day of the calendar year are eligible to contribute up to 100% of their salary for the catch up contribution, up to the IRS maximum of $5,500 for 2013.  The tax-deferred 401(k) contributions for the NEOs were the following for 2013:  $12,774 for Mr. Covert and $17,500 each for Ms. McDermott and Messrs. Biltz and McCourt.  Catch-up contributions to the 401(k) plan for 2013 included $5,500 for Ms. McDermott.

(2)

The values for each year represent the aggregate grant date fair value of stock awards granted during each respective year computed in accordance with FASB ASC 718, Share-Based Payments.  For a discussion of the assumptions used in determining the compensation cost associated with the stock awards granted, see note 9 of the Notes to Consolidated Financial Statements in the Lumos Networks Annual Report on Form 10-K for the year ended December 31, 2013.

(3)

The values for each year presented were computed in accordance with FASB ASC 718 and represent the aggregate grant date fair value related to stock options that were granted to the NEOs during each respective year.  For a discussion of the assumptions used in determining the compensation cost associated with the stock awards granted, see note 9 of the Notes to Consolidated Financial Statements in the Lumos Networks Annual Report on Form 10-K for the year ended December 31, 2013.

(4)

The values for 2013 represent the cash bonus paid to each NEO in connection with the annual short-term team incentive plan (or TIP).  The 2013 weighted performance achievement percentage was 93% before any discretionary adjustments to the TIP payout.  At the discretion of the Committee after consideration of 2013 financial results and 2014 financial projections, the Company performance achievement percentage for the 2013 TIP payout was reduced to 50% for the NEOs, other than the CEO, and to 0% for the CEO based on his recommendation.

(5)

In 2013, the change in the value of accumulated pension benefits for both the qualified and non-qualified pension plans was a net decrease.  The values are based on the earliest date at which there is no early retirement reduction.

For Ms. McDermott, the only participating NEO, the value under the qualified pension plan decreased $40,424 and the value under the non-qualified pension plan decreased $41,154, which negative amounts are excluded from the summary compensation table for 2013.

(6)	Included in “All Other Compensation” for 2013 are the following elements that exceed $10,000 and perquisites required to be reported:
•	Employer matching contributions to the 401(k) Plan of $10,816 for Mr. Biltz;
•

During 2013, Lumos Networks paid dividends in the amount of $0.56 per share on all shares of its common stock.  The portion of these dividends related to common stock that was purchased in 2005 under the Equity Incentive Plan by each NEO (formerly Class A common stock) amounted to: $11,088 for Ms. McDermott;

•	Perquisites totaling more than $10,000 in the aggregate for Messrs. Biltz, Covert and McCourt, inclusive of the following:
▪	automobile allowance offered as a competitive perquisite, which includes a monthly vehicle allowance, gas reimbursement up to 10,000 miles and personal property tax reimbursement;
▪	premium payments on external life insurance policies in accordance with each NEO’s employment agreement; and
•	relocation and/or temporary living expenses of $13,352 for Mr. Biltz, $49,200 for Mr. Covert and $49,200 for Mr. McCourt.

Grants of Plan-Based Awards

The following table summarizes awards made to our NEOs during the year ended December 31, 2013.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Timothy G. Biltz	N/A	-	425,000	850,000
Harold L. Covert	3/1/2013							18,845			213,137
	3/1/2013							18,845			197,496
	3/1/2013								56,324	11.31	163,283
	3/1/2013								56,324	11.31	169,197
	N/A	-	171,000	342,000
Joseph E. McCourt, Jr.	3/1/2013							21,951			248,266
	3/1/2013							21,951			230,046
	3/1/2013								65,605	11.31	197,077
	3/1/2013								65,605	11.31	190,189
	N/A	-	147,000	294,000
Mary McDermott	3/1/2013							12,574			131,776
	3/1/2013							12,574			142,212
	3/1/2013								37,580	11.31	108,944
	3/1/2013								37,580	11.31	112,890
	N/A	-	109,866	219,732
(1)

Company performance targets were measured and weighted based on the following two factors for 2013, as determined by management and approved by the Committee: (i) revenue, 60% and (ii) Adjusted EBITDA, 40%.  The 2013 weighted performance achievement percentage was 93% (prior to any discretionary TIP payout adjustments).  At the discretion of the Committee after consideration of 2013 financial results and the operating plan for 2014, the Company performance achievement percentage for the 2013 TIP payout was reduced to 50% for the NEOs, other than the CEO, and 0% for the CEO at his recommendation. The Committee approved incentive payments under the 2013 TIP for our NEOs as follows: $0 for Mr. Biltz; $85,500 for Mr. Covert; $73,500 for Mr. McCourt; and $54,933 for Ms. McDermott.  For further information on the company performance achievement percentages for the 2013 TIP, see “Annual Short-Term Incentive Compensation” in the Compensation Discussion and Analysis included herein.

(2)

On March 1, 2013, the Committee, after considering a competitive market review of long-term incentives for its executive officers, approved restricted stock and stock option grants to our NEOs.    Of these 2013 grants, 50% of the restricted stock awards and stock options granted had performance-based vesting conditions that were based on achieving a  Company’s stock price of $17.50 per share and closing at or above that level for 20 days in a 30 day period and 50% of the awards have time-based vesting conditions. The adjusted closing stock price for our common stock on the date of the grant, which also represents the fair value of the restricted stock awards with time-based vesting conditions, was $11.31 per share and the Black-Scholes grant date fair value of the option awards with time-based vesting conditions was approximately $2.90 per share. The grant date fair value for the performance-based awards was adjusted to reflect the probability of satisfying the market conditions at that time and was $10.48 per share for the restricted stock awards and $3.00 per share for the stock options.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the equity awards for our NEOs which were outstanding as of December 31, 2013.  The information presented below includes the equity awards granted to our NEOs by our former parent prior to the Separation, as adjusted for the conversion to our equity awards that occurred on November 1, 2011.

		Option Awards						Stock Awards
	Grant	Number of Securities Underlying Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(15)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Date	(#)	(#)		(#)	($)	Date	(#)		($)	(#)	($)
Timothy G. Biltz	4/26/2012	125,000	125,000	(1)	-	8.73	4/26/2022	-		-	-	-
	4/26/2012	125,000	-		-	8.73	4/26/2022	-		-	-	-
	4/26/2012	-	125,000	(2)	-	8.73	4/26/2022	-		-	-	-
	4/26/2012	-	-		-	-	-	55,000	(3)	1,155,000	-	-
Harold L. Covert	9/19/2011	44,138	44,139	(4)	-	14.21	9/19/2021	-		-	-	-
	2/29/2012	8,595	25,785	(5)	-	12.80	2/28/2022	-		-	-	-
	3/1/2013	-	56,324	(6)	-	11.31	3/1/2023	-		-	-	-
	3/1/2013	56,324	-		-	11.31	3/1/2023	-		-	-	-
	9/19/2011	-	-		-	-	-	8,202	(7)	172,242	-	-
	2/29/2012	-	-		-	-	-	11,098	(8)	233,058	-	-
	3/1/2013	-	-		-	-	-	18,845	(9)	395,745	-	-
Joseph E. McCourt, Jr.	5/29/2012	28,809	86,429	(10)	-	8.50	5/29/2022	-		-	-	-
	3/1/2013	-	65,605	(6)	-	11.31	3/1/2023	-		-	-	-
	3/1/2013	65,605	-		-	11.31	3/1/2023	-		-	-	-
	5/29/2012	-	-		-	-	-	16,283	(11)	341,943	-	-
	3/1/2013	-	-		-	-	-	21,951	(9)	460,971	-	-
Mary McDermott	3/5/2007	10,319	-		-	14.32	3/5/2017	-		-	-	-
	3/3/2008	10,319	-		-	16.83	3/3/2018	-		-	-	-
	3/2/2009	10,319	-		-	14.23	3/2/2019	-		-	-	-
	3/1/2010	25,944	8,650	(12)	-	13.77	3/1/2020	-		-	-	-
	2/28/2011	14,628	14,628	(13)	-	15.33	2/28/2021	-		-	-	-
	2/29/2012	5,301	15,905	(5)	-	12.80	2/28/2022	-		-	-	-
	3/1/2013	-	37,580	(6)	-	11.31	3/1/2023	-		-	-	-
	3/1/2013	37,580	-		-	11.31	3/1/2023	-		-	-	-
	2/28/2011	-	-		-	-	-	6,485	(14)	136,185	-	-
	2/29/2012	-	-		-	-	-	6,845	(8)	143,745	-	-
	3/1/2013	-	-		-	-	-	12,574	(9)	264,054	-	-

(1)	The stock options granted on April 26, 2012 vest as follows: 25% on December 31, 2012 and 6.25% at the end of each calendar quarter beginning March 31, 2013 and ending December 31, 2015.
(2)

The stock options granted on April 26, 2012 vest on the earlier of (i) the first date on which the closing price of a share of the Company's common stock equals or exceeds $22.50 for 20 out of 30 consecutive trading days and (ii) December 31, 2018.

(3)

The restricted stock awards granted on April 26, 2012 vest as follows: 33% on December 31, 2012, an additional 8.25% at the end of each calendar quarter in 2013, an additional 4.25% at the end of each calendar quarter in 2014, and an additional 4% at the end of each calendar quarter in 2015.

(4)	The stock options granted on September 19, 2011 vest as follows: 25% on each of September 19, 2012, 2013, 2014 and 2015.
(5)	The stock options granted on February 29, 2012 vest as follows: 25% on each of February 29, 2013, 2014, 2015 and 2016.
(6)	The stock options granted on March 1, 2013 vest as follows: 40% on March 1, 2015 and 20% of each of March 1, 2016, 2017 and 2018.
(7)	The restricted stock awards granted on September 19, 2011 vest on September 19, 2014.
(8)	The restricted stock awards granted on February 29, 2012 vest on March 10, 2015.
(9)	The restricted stock awards granted on March 1, 2013 vest as follows: 331/3% on each of March 1, 2016, 2017 and 2018.
(10)	The stock options granted on May 29, 2012 vest as follows: 25% on each of May 29, 2013, 2014, 2015 and 2016.
(11)	The restricted stock awards granted on May 29, 2012 vest on May 29, 2015.
(12)	The stock options granted on March 1, 2010 vest as follows: 25% on each of March 1, 2011, 2012, 2013 and 2014.
(13)	The stock options granted on February 28, 2011 vest as follows: 25% on each of February 28, 2012, 2013, 2014 and 2015.
(14)	The restricted stock awards granted on February 28, 2011 as annual long-term incentive awards vest on February 28, 2014.
(15)	The market value of Lumos Networks’ common stock as of December 31, 2013 was $21.00 per share.

Option Exercises and Stock Vested

The following table provides additional information about the value realized by our NEOs on exercises of option awards and vesting of restricted stock awards during the year ended December 31, 2013.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized Upon Exercise	Number of Shares Acquired Upon Vesting	Value Realized Upon Vesting(1)
Name	(#)	($)	(#)	($)
Timothy G. Biltz	-	-	55,000	1,007,188
Harold L. Covert	-	-	27,046	497,397
Joseph E. McCourt, Jr.	-	-	21,951	397,972
Mary McDermott	-	-	27,604	481,052

(1)

Amount shown is the aggregate market value on the vesting date of restricted stock awards. These amounts include the value of shares that we withheld to satisfy the employee’s minimum tax withholding obligations that arose upon vesting of the restricted stock awards.

Pension Benefits

The following table shows the present value of accumulated benefits payable to each of our NEOs under our qualified and nonqualified pension plans.

		Number of Years Credited Service	Present Value of Accumulated Benefits(3)	Payments During the Last Fiscal Year
Name	Plan Name	(#)	($)	($)
Timothy G. Biltz	Retirement Plan for Employees of Lumos Networks(1)	N/A	N/A	N/A
	Supplemental Executive Retirement Plan(2)	N/A	N/A	N/A
Harold L. Covert	Retirement Plan for Employees of Lumos Networks(1)	N/A	N/A	N/A
	Supplemental Executive Retirement Plan(2)	N/A	N/A	N/A
Joseph E. McCourt, Jr.	Retirement Plan for Employees of Lumos Networks(1)	N/A	N/A	N/A
	Supplemental Executive Retirement Plan(2)	N/A	N/A	N/A
Mary McDermott	Retirement Plan for Employees of Lumos Networks(1)	12	433,464	-
	Supplemental Executive Retirement Plan(2)	12	312,720	-

(1)We sponsor a defined benefit pension plan (the “Pension Plan”) to provide retirement benefits for eligible employees that were hired prior to October 1, 2003. Ms. McDermott is the only NEO who is an active participant in the Pension Plan.  Messrs. Biltz, Covert and McCourt are not eligible to participate in the Pension Plan because they were hired after October 1, 2003.  The Pension Plan is funded entirely by company contributions and there is a five-year cliff vesting period.  The accrued benefit is based on the monthly highest average compensation over a consecutive five-year period of employment with the Company and the NEO’s years of benefit service under the Pension Plan.  A year of benefit service is a year in which a participant completes at least 1,000 hours of service.  Compensation as defined in this plan includes total compensation from us for the year, increased by any pre-tax contributions made under the 401(k) plan and /or (Section 125) cafeteria plan.  No more than the IRS maximum allowable compensation, or $255,000 for 2013, is taken into account for Pension Plan purposes. The Pension Plan was frozen effective December 31, 2012 and therefore no further benefits are accrued by participants for services rendered beyond that date.

A NEO may elect early retirement any time after age 55 and the completion of five years of service.  As of December 31, 2013, Ms. McDermott was the only NEO eligible for such early retirement.  If the NEO retires on or after an early retirement date, but prior to the normal retirement date (age 65 and the completion of five years of service), such NEO will be entitled to receive a monthly benefit commencing on the normal retirement date.  If the NEO elects to have the monthly benefit commence prior to his or her normal retirement date, the monthly benefit will be reduced to reflect the earlier distribution of the benefit.  The following schedule outlines the percent of benefit a NEO would receive if the NEO elects to have the monthly benefit commence prior to the normal retirement date:

	Percentage That Applies to Base Formula
	Participants Whose Age and Years of Service Equal at Least 85
Age at Retirement	Percentage That Applies to Covered Compensation	Percentage that Applies to Compensation in Excess of Covered Compensation	Participants With at Least 25 Years of Service	All Other Participants
64	100.00%	100.00%	100.00%	93.33%
63	100.00%	100.00%	100.00%	86.67%
62	100.00%	100.00%	100.00%	80.00%
61	100.00%	95.00%	73.33%	73.33%
60	100.00%	90.00%	66.67%	66.67%
59	100.00%	85.00%	63.33%	63.33%
58	100.00%	80.00%	60.00%	60.00%
57	100.00%	75.00%	56.67%	56.67%
56	100.00%	68.80%	53.33%	53.33%
55	100.00%	63.20%	50.00%	50.00%

As noted in the above table, if a NEO has completed at least 25 years of benefit service and is at least 62 years of age, there will be no reduction for early retirement.  Also noted in the above table, if the sum of the NEO’s age and years of benefit service equal 85 or more (“Rule of 85”), there will be no reduction in the benefit up to the average (without indexing) of the taxable wage bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the Participant attains (or will attain) Social Security retirement age (“Covered Compensation”).  For Ms. McDermott, the Pension Benefits Table above reflects the present value of accumulated benefits at age 65, as she will reach age 65 before she meets the Rule of 85.  She can retire on February 1, 2020 with no reduction in her pension benefit.

(2)In addition to the Pension Plan, the Company also sponsors an Executive Supplemental Retirement Plan (“SERP”) to supplement the retirement benefits payable under its tax-qualified plans to those key employees selected to participate.  Ms. McDermott is the only active participant in our SERP and it is a benefit that is provided in her employment agreement.  The SERP Plan is a non-qualified, unfunded retirement plan and there is a seven year cliff vesting period.  The SERP benefit is calculated by multiplying the NEO’s monthly highest average compensation over a consecutive five-year period of employment with us by the applicable percentage based on the NEO’s years of service (the “SERP Benefit Percentage(s)”), less the monthly retirement annuity payable under the Pension Plan, the monthly benefit payable to the NEO at age 62 under the Federal Social Security Act, the monthly benefit that would be payable to the NEO based on the employer-provided benefit under the 401(k) plan and the monthly benefit calculated in connection with two lump sum distributions paid as of December 31, 2004 and May 2, 2005.

At December 31, 2013, the vested SERP Benefit Percentages was 44.0% for Ms. McDermott.  If a NEO voluntarily terminates employment with us, without good reason (as defined in the employment agreements), prior to reaching the normal retirement date or the Rule of 85, the payout is reduced by 50% to reflect early commencement based on the reasonable actuarial factors and assumptions employed under the Pension Plan.  If a NEO is terminated without cause, if he or she terminates employment for good reason or if a change of control occurs, each NEO will receive credit for an additional two years of service, which would result in a SERP Benefit Percentage of 48.0% for Ms. McDermott as of December 31, 2013.  Additionally, if a NEO is terminated without cause, if he or she terminates employment for good reason or if a change of control and a concurrent termination occurs prior to what would have been the NEO’s normal retirement date, the 50% early commencement reduction shall not be reduced below the minimum benefit percentage calculated consistent with the methodology employed in the Pension Plan (as set forth in the SERP plan document).  The minimum SERP Benefit Percentage would be 83.0% if Ms. McDermott were terminated without cause, if she terminated employment for good reason or if a change of control and concurrent termination occurred on December 31, 2013.

The SERP was frozen effective December 31, 2012 and therefore no further benefits are accrued by participants for services rendered beyond that date.

(3)

The present value of accrued Pension and SERP benefits are as of December 31, 2013.  For a discussion of the assumptions used in quantifying the present value of the current accrued benefit, see note 11 of the Notes to Consolidated Financial Statements in the Lumos Networks Annual Report on Form 10-K for the year ended December 31, 2013.

Change of Control and Severance Arrangements

Change of Control Arrangements

The employment agreements we have with our NEOs provide our NEOs with change of control protection.  A “change of control” is defined in each of the NEO’s employment agreements to mean any of the following events, except that a change of control does not include any of the events described below that occurs directly or indirectly as a result of or in connection with the Quadrangle Entities and/or their affiliates, related funds and co-investors becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Lumos Networks securities representing more than 51% of the combined voting power of the then outstanding securities, or the Lumos Networks’ stockholders approve a merger, consolidation or reorganization between Lumos Networks and any other company and such merger, consolidation or reorganization is consummated, and after such merger, consolidation or reorganization of the Quadrangle Entities and/or their respective affiliates, related funds and co-investors acquire more than 51% of the combined voting power of the then outstanding securities of Lumos Networks:

•

any person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Lumos Networks securities representing more than fifty-one percent (51%) of the combined voting power of the then outstanding securities;

•

consummation of a merger, consolidation or reorganization between us and any other company, or a sale of all or substantially all of the Lumos Networks assets (a “Transaction”), other than (i) a Transaction that would result in the Lumos Networks voting securities outstanding immediately prior thereto continuing to represent either directly or indirectly more than 51% of the combined voting power of the then outstanding securities of Lumos Networks or such surviving or purchasing entity;

•	the Lumos Networks stockholders approve a plan of complete liquidation for Lumos Networks and such liquidation is consummated; or
•

during any period of 12 consecutive months commencing on the effective date of each NEOs’ employment agreement (the “Effective Time”), (i) the individuals who constituted the Lumos Networks board of directors on the Effective Time, and (ii) any new director who either (A) was elected by the board of Lumos Networks or nominated for election by the Lumos Networks’ stockholders and whose election or nomination was approved by a vote of more than 50% of the directors then still in office who either were directors on the Effective Time, or whose election or nomination for election was previously so approved or (B) was appointed to the board of Lumos Networks pursuant to the designation of Quadrangle Entities, cease for any reason to constitute a majority of the board.

In the event of the occurrence of both (i) a change of control and (ii) a concurrent termination of a NEO in accordance with his or her employment agreement and assuming these events took place on December 31, 2013, each of our current NEOs will be entitled to the following estimated payments and accelerated vesting:

	Cash and Other Benefits(1)	Accelerated Vesting of Outstanding Unvested Shares(2)	Accelerated Vesting of Unexercisable Stock Options(3)	Total(4)
Named Executive Officer	($)	($)	($)	($)
Timothy G. Biltz	1,769,596	1,155,000	3,067,500	5,992,096
Harold L. Covert	1,013,028	801,045	1,000,596	2,814,670
Joseph E. McCourt, Jr.	547,203	802,914	1,716,075	3,066,192
Mary McDermott	1,933,775	543,984	692,556	3,170,314

(1)

These payments include the present value of the following payments and benefits:  (a) termination payment, (b) non-compete payment, (c) earned and unpaid TIP amounts (d) TIP payment for the severance period, (e) continued participation in the welfare benefit plans during the termination period, (f) participation in the post-retirement medical and life insurance benefits plan, regardless of whether the NEOs are otherwise eligible to participate in such plan and (g) accrued pension and SERP benefit, if applicable, such amount payable over time in the form of an annuity commencing at the later of age 55 or the date of termination.

(2)

Represents the number of accelerated restricted shares multiplied by the market price per share of our common stock on December 31, 2013 of $21.00.  For details on each NEO’s unvested restricted stock outstanding as of December 31, 2013, see the table titled “Outstanding Equity Awards at Fiscal Year End” included herein.

(3)

Includes the value of 100% of each NEO’s unexercisable stock options at the market price per share of our common stock on December 31, 2013 of $21.00, less the required exercise payment price per share.  For details on each NEO’s unexercisable stock options outstanding as of December 31, 2013, see the table titled “Outstanding Equity Awards at Fiscal Year End” included herein.

(4)

In addition, each NEO will be entitled to payment of the NEO’s earned and unpaid base salary to the date of termination, if any.  The NEO will also be entitled to unreimbursed business and entertainment expenses in accordance with the Lumos Networks policy, and unreimbursed medical, dental and other employee benefit expenses incurred in accordance with the Lumos Networks employee benefit plans.  Termination also will not divest the NEO of any previously vested benefit or right unless the terms of such vested benefit or right specifically require divestiture where the NEO’s employment is terminated for cause.

In the event of a change of control and a NEO is still employed by Lumos Networks at such time, the term of each employment agreement will be extended so that the term will not expire for at least 24 months from the date of the change of control.  Upon the occurrence of a change of control and a NEO remains employed by us and assuming the change of control took place on December 31, 2013, each of our current NEOs will be entitled to the following estimated payments:

Cash and Other Benefits(1)
Named Executive Officer	($)
Timothy G. Biltz	-
Harold L. Covert	-
Joseph E. McCourt, Jr.	-
Mary McDermott	759,519
(1)

Includes the present value of a SERP lump sum payment, if applicable, inclusive of additional vesting of two years for purposes of this payment and which does not represent a permanent increase in vesting.

Severance Arrangements

Each NEO’s employment agreement with us provides for severance arrangements upon the occurrence of certain events.  Each NEO’s employment agreement terminates automatically upon his or her death.  In addition, we may terminate the NEO’s employment if he or she becomes disabled.  The Company may also terminate the NEO’s employment for any other reason with or without cause (as defined in the employment agreement).  The NEO may terminate his or her employment upon prior written notice of at least 60 days.  If the NEO terminates his or her employment for good reason (as defined in the employment agreement), it will be deemed a termination of the NEO’s employment without cause by Lumos Networks.

If the NEO’s employment with Lumos Networks is terminated for any reason, the NEO is entitled to receive (i) earned and unpaid base salary to the date of termination; (ii) unreimbursed business and entertainment expenses; and (iii) the employee benefits to which he or she is entitled pursuant to the applicable employee benefit plans.  If the NEO’s employment with Lumos Networks is terminated other than for cause or if he or she terminates his/her employment for good reason, the NEO also will be entitled to receive a pro rata portion of his/her bonus payments from the TIP for that year.  If the NEO is terminated, other than for cause or upon death or disability, or if he or she terminates his or her employment with Lumos Networks for good reason, the NEO is entitled to receive (i) a percentage of his or her base salary (50% for Messrs. Covert and McCourt and 75% for Ms. McDermott) for a set termination period (12 months for Ms. McDermott and Mr. McCourt and 24 months for Mr. Covert), with the exception of Mr. Biltz; (ii) a lump sum, determined on a net present value basis, equal to the full bonus potential under the TIP for the year of the termination, with the exception of Mr. Biltz; (iii) continued participation in the employee welfare benefit plans (other than disability and life insurance) for the termination period; and (iv) post-retirement medical benefits, regardless of whether such NEO is otherwise eligible for them, under the post-retirement medical benefit plan.  To the extent necessary to comply with Section 409A of the Code, Lumos Networks will delay termination payments for a period of six months after termination or, if earlier, until the NEO’s death, as necessary to avoid any excise tax.  After such delay expires, all payments which would have otherwise been required to have been made during such delay period shall be paid to the NEO in one lump sum payment.  Thereafter, the percentage of base salary payments will continue for the remainder of the termination period in such periodic installments as were being paid immediately prior to the termination date.  If the NEO dies while still an employee of Lumos Networks, the NEO’s surviving spouse or, if none, the NEO’s estate is entitled to payment of any earned and unpaid bonus payments under the TIP for that year, and the death benefits under the Lumos Networks employee benefit plans will be paid to the NEO’s beneficiaries.

In addition, if the NEO is terminated without cause or if he terminates his employment with Lumos Networks for good reason, the remaining unvested portion of the restricted shares of Lumos Networks common stock owned by such NEO will generally vest proportionately based on the number of full years that have elapsed since the grant date of the restricted shares through the date of termination.

In the event Lumos Networks terminates the NEO’s employment involuntarily and without cause in contemplation of or within nine months after a change of control, then the NEO’s stock option and restricted stock awards generally will fully vest and become exercisable immediately prior to such NEO’s termination date.  A NEO’s employment will be considered to have been terminated “in contemplation of” a change of control only if Lumos Networks makes a public announcement or files a report or proxy statement with the SEC disclosing a transaction or series of transactions, which, if completed, would constitute a change of control and a NEO’s employment is terminated by Lumos Networks without cause during the period beginning with such disclosure and ending the earlier of (x) the date that the Lumos Networks’ board of directors, acting in good faith, adopts a resolution stating that the transaction or series of transactions will not be completed or (y) the date that such transaction or series of transactions is completed.

In 2013, and beginning with the March 1, 2013 grants, the Committee approved changes to the change in control provisions of the stock option and restricted stock award agreements. Under the terms of the 2013 grant agreements, the awards vest and become exercisable if the NEO’s employment is terminated involuntarily and without cause in contemplation of a change of control that occurs within 12 months of the termination and for performance-based awards only if the price per share the shareholders receive for their common stock in connection with the change in control equals or exceeds the stock price threshold set forth in the grant agreement. Furthermore, performance-based awards would fully vest and become exercisable in the event the NEO remains continuously employed with the Company until the change in control and the per share price the shareholders receive for their common stock in connection with the change in control exceeds the stock price target threshold set forth in the grant agreement.

If any benefits payable or to be provided under the employment agreements and any other payments from Lumos Networks or any affiliate would subject the NEO to any excise taxes and penalties imposed on “parachute payments” within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, or any similar tax imposed by state or local law, then such payments or benefits will be reduced (but not below $0) if, and only to the extent that, such reduction will allow the NEO to receive a greater net after tax amount than the NEO would receive without such reduction.

As part of each NEO’s employment agreement and as consideration for the termination payments described above, during the NEO’s employment with Lumos Networks and for a period of time thereafter (24 months for Messrs. Biltz, Covert and McCourt and 12 months for Ms. McDermott), which we refer to as the non-competition period, the NEO will (i) not compete, directly or indirectly, with Lumos Networks or any Lumos Networks subsidiary or (ii) solicit certain current and former employees.  As consideration for the NEO’s non-competition and non-solicitation agreement, the NEO (with the exception of Mr. Biltz) will receive an amount equal to a percentage of his base salary during the non-competition period, but only if Lumos Networks has terminated the NEO without cause or if the NEO has terminated his or her employment for good reason. The applicable percentages are 50% for Messrs. Covert and McCourt and 25% for Ms. McDermott.   Mr. Biltz will receive a lump sum of $1,700,000 (four times his base salary) in full consideration of the non-competition and non-solicitation agreement in the event of termination.  If the NEO breaches any of the non-competition or non-solicitation restrictions, the NEO will not receive any further payments and the NEO will repay any payments previously received.  The agreements also prohibit the NEOs from using any of confidential or proprietary information belonging to Lumos Networks at any time for any reason not connected to their employment with Lumos Networks.

The following table shows the estimated payments and benefits for our NEOs under the various termination scenarios discussed above assuming the triggering event took place on December 31, 2013 and the price per share of Lumos Networks common stock was $21.00 per share, the closing market price as of that date.

	Timothy G. Biltz	Harold L. Covert	Joseph E. McCourt, Jr.	Mary McDermott
Triggering Event	($)	($)	($)	($)
Termination for cause (1)	-	-	-	408,532
Voluntary termination (2)	-	84,708	72,819	1,091,671
Retirement (3)	-	84,708	72,819	1,091,671
Death (4)	2,300,000	934,708	645,819	1,732,671
Disability (5)	1,861,591	371,443	1,285,310	1,409,407
Termination without cause or termination
by the NEO for good reason (6)	1,769,596	1,157,414	632,689	2,037,803

(1)Includes the present value of accrued pension benefits, if applicable, which amounts shall be payable over time in the form of an annuity commencing at the later of age 55 or the date of termination and which represent a 50% early benefit commencement reduction.

(2)Includes the present value of accrued pension and SERP benefits, if applicable, which amounts shall be payable over time in the form of an annuity commencing at the later of age 55 or the date of termination and which represent a 50% early benefit commencement reduction.

(3)For each NEO except for Ms. McDermott, the amounts are equal to the voluntary termination scenario because no NEO except for Ms. McDermott is eligible for retirement (age 65 with the completion of five years of service) or early retirement (age 55 with the completion of five years of service) on December 31, 2013.

(4)Includes the present value of the following payments and benefits: a) accrued Pension benefits payable to the surviving spouse, if applicable, which amounts represent a one-half survivor annuity commencing at the later of the date which the deceased NEO would have attained age 55 or the date of death and which reflects a 50% early benefit commencement reduction, b) accrued SERP benefits payable to the surviving spouse, if applicable, which shall be payable over time in the form of an annuity commencing at the later of the date which the deceased NEO would have attained age 55 or the date of death and which amounts represent a 50% early benefit commencement reduction, c) life insurance payment, which is a liability of the life insurance company, representing one time each NEO’s annual salary up to $300,000, for which Lumos Networks pays the premiums and which is a benefit provided to all full-time employees and e) executive supplemental life insurance payout in accordance with each of the NEO’s employment agreements, which is a liability of the life insurance company.  The above amounts do not include supplemental life insurance payment, if applicable, for which each NEO paid the full premium and which is a benefit provided to all full-time employees.  Supplemental life insurance is a liability of the life insurance company.

(5)Includes the present value of the following payments and benefits: a) accrued Pension benefits, if applicable, which shall be payable over time in the form of an annuity commencing at the later of age 55 or the date of termination and which amounts represent a 50% early benefit commencement reduction, b) accrued SERP benefits, if applicable, which shall be payable over time in the form of an annuity commencing at the later of age 55 or the date of termination for those participating NEOs with seven or more years of service and which amounts represent a 50% early benefit commencement reduction and c) long-term disability coverage until age 65, which is a benefit provided for all Lumos Networks full-time employees and which is a liability of Lumos Networks’ long-term disability provider.  The net present value of the long-term disability coverage reported in the table would be reduced by the net present value of social security benefits beginning at age 55.

(6)Includes the present value of the following payments and benefits: (a) termination payment, (b) non-compete payment, (c) TIP payment for the severance period, (d) continued participation in the welfare benefit plans during the termination period, (e) participation in the post-retirement medical and life insurance benefits plan, regardless of whether our NEOs are otherwise eligible to participate in such plan, (f) accrued Pension benefit, if applicable, payable over time in the form of an annuity commencing at the later of age 55 or the date of termination and reflecting an early benefit commencement reduction, (g) accrued SERP benefit, if applicable, which shall be payable over time in the form of an annuity commencing at the later of age 55 or the date of termination, with additional vesting of two years for purposes of this calculated benefit and which does not represent a permanent increase in vesting and the application of the minimum benefit percentage as described above and (h) the market value of shares of restricted stock held by our NEOs which vesting would be accelerated, as described above.

In addition to the payments for each of the termination scenarios included in the table above, each NEO will be entitled to payment of his or her earned and unpaid base salary to the date of termination.  The NEO will also be entitled to unreimbursed business and entertainment expenses in accordance with the Company’s policy, and unreimbursed medical, dental and other employee benefit expenses incurred in accordance with Lumos Networks employee benefit plans.  Termination also will not divest the NEO of any previously vested benefit or right unless the terms of such vested benefit or right specifically require divestiture where the NEO’s employment is terminated for cause.

AUDIT COMMITTEE

Pursuant to SEC rules for proxy statements, the Audit Committee of the Board of Directors has prepared the following Audit Committee Report.  The Audit Committee intends that this report clearly describe our current audit program, including the underlying philosophy and activities of the Audit Committee.

Audit Committee Report

The primary function of the Audit Committee of the Board of Directors is to assist the Board of Directors in fulfilling its oversight responsibilities by overseeing:

•	our accounting and financial reporting processes;
•	the reliability of our consolidated financial statements in accordance with U.S. generally accepted accounting principles;
•	the effective evaluation, analysis and management of our financial risks;
•	legal and tax related matters and our compliance with laws and regulations;
•	the maintenance of an effective and efficient internal audit function; and
•

the planning, conduct and performance of and the compensation paid for the annual audits of our consolidated financial statements and the effectiveness of our internal control over financial reporting by an independent registered public accounting firm.

The Audit Committee operates under a written charter.  The Audit Committee charter provides that the Audit Committee shall preserve open avenues of communication among the external auditors, internal auditors, financial management, senior management, the Audit Committee and the Board of Directors.  The Audit Committee has reviewed its charter and determined that the charter adequately and effectively defines the duties and responsibilities of the Audit Committee.  Consistent with this function, the Audit Committee encourages continuous improvement of, and fosters adherence to, our policies, procedures and practices at all levels.  The Audit Committee is accountable and responsible to the full Board of Directors.

Composition and Qualifications of Audit Committee

The Audit Committee presently consists of three non-employee directors: Mr. Vaughn (Chairperson), Mr. Guth and Mr. Robinson.  Each member of the Audit Committee is independent, financially literate and is free from any relationship that, in the judgment of the Board of Directors, would interfere with the exercise of independent judgment as a member of the Audit Committee.  The Board of Directors has determined that Messrs. Robinson and Vaughn are each an “audit committee financial expert,” as defined by regulations promulgated by the SEC.  The Audit Committee is, and will continue to be, composed of members that meet the independence, knowledge and experience requirements set forth in the NASDAQ Listing Standards.

Election and Meetings

The Board of Directors annually elects the members of the Audit Committee to serve for a term of one year or other length of term, in the discretion of the Board of Directors, and shall otherwise serve until their successors are duly elected and qualified.  Each member of the Audit Committee shall serve at the pleasure and discretion of the Board of Directors and may be replaced or removed by the Board of Directors at any time and from time to time in its discretion.  The Board of Directors shall designate the Chairperson of the Audit Committee.

The Audit Committee meets quarterly, or more frequently as circumstances require.  The Audit Committee met nine times during 2013.  The Audit Committee meets as often as it deems advisable with representatives from our executive management and independent registered public accounting firm in separate sessions to discuss any matters that the Audit Committee or either of these groups believes should be discussed.  In addition, the Audit Committee or its Chairperson meets with representatives of the independent registered public accounting firm and our management at least quarterly to review our consolidated financial statements.

Responsibilities and Duties

To fulfill its responsibilities and duties, the Audit Committee performed the following for the year ended December 31, 2013:

Documents/Reports Review

1.Reviewed and discussed our annual consolidated financial statements, management’s report on internal control over financial reporting and all certifications, reports, opinions or reviews rendered by our independent registered public accounting firm.

2.Discussed with our financial management and representatives of the independent registered public accounting firm, prior to filing with the SEC, audited and unaudited consolidated financial statements and certain other disclosures to be included in our Quarterly Reports on Form 10‑Q and Annual Report on Form 10‑K.  Management has represented to the Audit Committee that our consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.

Independent Registered Public Accounting Firm

3.Recommended to the Board of Directors the selection of KPMG LLP as our independent registered public accounting firm for 2014.  The Audit Committee evaluates the performance of the independent registered public accounting firm on an annual basis.  The Audit Committee has discussed with representatives of the independent registered public accounting firm the matters required to be discussed in connection with the conduct of the annual audit by PCAOB Auditing Standard No. 16, Communications with Audit Committees. These discussions included the scope of audit and the independent registered public accounting firm’s professional responsibilities; the overall audit strategy, timing of the audit and significant risks; accounting policies and practices, estimates, and significant unusual transactions; the auditors’ evaluation of the quality of our financial reporting; the auditors’ responsibility for other information containing our audited consolidated financial statements; difficult or contentious matters for which the auditors consulted;  management’s consultation with other accountants; uncorrected and corrected misstatements identified by the auditors; the completeness and clarity of disclosures in our consolidated financial statements; and any disagreements with management or other difficulties encountered in performing the audit.  In addition, the Audit Committee has received the written disclosures and the letter from KPMG LLP relating to the independence of that firm as required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence).

4.Pre-approved all permissible services performed by and the related fees and other compensation paid to KPMG LLP.  Monitored compliance with our pre-approval policies and procedures, and otherwise pre-approved all audit and non-audit services of KPMG LLP.

5.Periodically consulted with representatives of the independent registered public accounting firm out of the presence of our management regarding internal control over financial reporting and the completeness and accuracy of our consolidated financial statements.

Financial Reporting Process

6.In consultation with representatives of the independent registered public accounting firm, our internal audit function, and our internal financial and accounting personnel, reviewed the integrity of our financial reporting process, both internal and external.

7.Considered any significant judgments made in management’s preparation of our consolidated financial statements and management’s view of each as to the appropriateness of such judgments.

8.Considered the independent registered public accounting firm’s judgments about the quality and appropriateness of our accounting policies and practices as applied to our financial reporting.

Legal Compliance/Risk Management; General

9.Reviewed legal compliance matters, including corporate securities trading policies, and legal matters that could have a significant impact on our consolidated financial statements.

10.Reviewed and discussed with management our major financial and operating risks and exposures and the steps management has taken to monitor, manage and control such risks and exposures, including our risk assessment and risk management policies.

11.Reviewed the report of management regarding the effectiveness of our internal control over financial reporting contained in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC, as well as KPMG LLP’s Report of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K related to its audit of the effectiveness of internal control over financial reporting.  During the year ended December 31, 2013, management updated the documentation and performed testing and evaluation of our internal controls over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations.  In this regard, the Audit Committee received periodic updates provided by management, the internal auditors and the independent registered public accounting firm at each regularly scheduled Audit Committee meeting. Based on the Audit Committee’s discussions with management and KPMG LLP, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements and management’s report on internal controls over financial reporting in our Annual Report on Form 10‑K for the year ended December 31, 2013 filed with the SEC.

Submitted by: Audit Committee

Jerry E. Vaughn (Chairperson)
Robert E. Guth
Michael K. Robinson

The Audit Committee Report does not constitute solicitation material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.

PROPOSAL 2 – Non-Binding ADVISORY RESOLUTION to Approve the Compensation of our Named Executive Officers

The compensation of our named executive officers is described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative on pages 19 to 41 of this proxy statement.

Our Compensation Committee designs our compensation program for our named executive officers to reward the achievement of our short-term and long-term objectives.  The objective of our compensation program is to attract and retain those employees whose judgment, abilities and experience will contribute to our continued success.  The program is designed to provide overall competitive pay levels through a mix of base salary, bonus and equity compensation and ownership, create proper incentives to align management’s incentives with the long-term interests of our stockholders and reward superior performance.  Our compensation program also reflects competition and best practices in the marketplace.  The mix of compensation components is competitive with that of other companies of similar size and operational characteristics while also linking compensation to individual and corporate performance and encouraging stock ownership by senior management.

Based on its review of the total compensation of our named executive officers for fiscal year 2013, the Compensation Committee believes that the total compensation for each of the named executive officers is reasonable.  The Compensation Committee believes our compensation program effectively achieves the objective of aligning compensation with performance measures that are directly related to our financial goals and creation of stockholder value without encouraging our named executive officers to take unnecessary or excessive risks.

The Compensation Discussion and Analysis section of this proxy statement and the accompanying tables and narrative provide a comprehensive review of our named executive officer compensation objectives, program and rationale.  We urge you to read this disclosure before voting on this proposal.

For the reasons stated above, we are requesting your non-binding approval of the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table, the other related tables and accompanying narrative, set forth on pages 19  to  41 of the proxy statement.”

Your vote on this proposal will be non-binding on us and the Board of Directors and will not be construed as overruling a decision by us or the Board of Directors.  Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board of Directors.  However, the Compensation Committee values the opinions that our stockholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as it deems appropriate.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NON-BINDING ADVISORY PROPOSAL APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3 – APPROVAL OF THE AMENDMENT TO INCREASE THE SHARE RESERVE UNDER THE COMPANY’S 2011 EQUITY AND CASH INCENTIVE PLAN

Our Lumos Networks Corp. 2011 Equity and Cash Incentive Plan (the “Plan”) was initially adopted on September 6, 2011, prior to our spin-off (the “Separation”) by NTELOS Holdings Corp. (“NTELOS Holdings”), by our Board of Directors and by NTELOS Holdings, who was our sole stockholder at the time. As adopted, the Plan authorized the issuance of up to 4,000,000 shares of our common stock pursuant to awards granted thereunder in the form of stock options, stock appreciation rights, performance shares, restricted stock and other incentive awards.  The total shares available for issuance under the Plan was initially reduced by 2,102,124 shares that were subject to awards that remained outstanding from the predecessor NTELOS Holdings equity plan and held by employees who transferred to Lumos Networks upon the Separation.  Our Plan was amended on February 27, 2013 to reflect certain changes to the terms under which performance-based awards can be granted under the Plan that, if desired, may qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended. We obtained stockholder approval of the material terms under the Plan relating to performance-based compensation at our 2013 annual meeting.

As of March 14, 2014, there were 222,111 shares of our common stock remaining available for awards under the Plan, which is the only plan under which equity awards can currently be made to our employees and non-employee directors.  The Plan is intended to provide qualifying persons with equity ownership in the Company, thereby strengthening their commitment to our success, aligning their interests with those of our stockholders and stimulating their efforts on our behalf, and to assist us in attracting and retaining talented personnel.  We believe that the number of shares currently available for issuance under the Plan may not be sufficient in view of our compensation structure and strategy and that the availability of the additional shares sought in this proposal will ensure that we continue to have a sufficient number of shares of common stock authorized for issuance of awards under the Plan.

As a result, the Compensation Committee (the “Committee”) recommended, and our Board of Directors has adopted, subject to stockholder approval, an amendment to increase the aggregate number of shares of our common stock authorized for issuance under the Plan by an additional 1,500,000 shares (the “Amendment”).  The Amendment does not modify the Plan in any other respect.

Determination of Share Increase

As of March 14, 2014, there were 22,191,581 shares of our common stock outstanding.  There were a total of 2,326,013 shares of common stock subject to options outstanding and 567,595 nonvested shares of restricted stock outstanding under the Plan as of March 14, 2014.  The weighted-average exercise price of the outstanding options was $12.33 per share and the weighted-average remaining term of the outstanding options was 7.50 years.

In making its recommendation to the Board of Directors to increase the Plan’s share reserve by an additional 1,500,000 shares through the Amendment, the Committee considered the factors discussed below.

Importance of Long-Term Equity Incentives.  Long-term equity incentives are an important component of our executive compensation program, motivating executives to make decisions that focus on creating long-term value for our stockholders, aligning executives’ interests with the interests of our stockholders and serving as an effective employment recruitment and retention tool. The Committee considers our ability to have the capacity to provide long-term equity incentives to be critical to our success in those respects.

Historical Burn Rate.  We are committed to managing the use of our equity incentives prudently to balance the benefits equity compensation brings to our compensation program with the dilution it causes our stockholders. As part of its analysis when considering the proposed share increase, the Committee considered our “burn rate,” or the number of shares subject to equity awards granted in each of the past three fiscal years divided by the weighted average number of shares outstanding for each of those fiscal years. Since we have not been a publicly traded company for a full three-year period, the burn rate analysis was performed using the two most recent fiscal years, 2012 and 2013, and an estimate of shares subject to equity awards to be granted in 2014. The Committee also considered the impact of several key factors that elevated our burn rate for this time period, including the following:

In 2012, we hired a new president and chief executive officer, executive vice president and chief revenue officer, vice president of product management and engineering, and vice president and corporate controller. We also promoted other key leaders. In 2013, we hired an executive vice president of business development and a vice president of marketing. We made equity grants from our Plan in connection with each of these new hires and promotions. These new hires and promotions were key to the development and strengthening of our senior management team with the experience and talent necessary to implement our strategy of transitioning the Company to a broadband fiber-based service provider.

In 2013, the Committee approved one-time equity grants in the form of restricted stock awards and stock options to our executive officers, vice presidents and director-level employees at a quantity that would ordinarily be granted over a two- to three-year period. The objective of the one-time equity grants was to align our executive officers’ interests with those of our stockholders, including by assuring that the members of the officer team, a number of whom were new to the Company at the time, have significant equity “at risk.” The Committee also took into account the fact that 50% of the equity awards granted were performance-based, vesting only upon the achievement of a target stock price.  For 2014, the Committee did not grant annual awards to the executives and employee-level directors who received the multi-year awards. However, the Committee may, at its discretion, grant annual equity-based awards, as part of our non-employee director compensation program, for new hires and promotions or to award employees for superior performance. In the future, the Committee may also, at its discretion, resume annual equity award grants.

Stockholder Value Transfer Test. When evaluating the appropriate number of shares to increase the share reserve under the Plan, the Committee reviewed the stockholder value transfer of the proposed increase, calculated as the value of available shares and plan awards as a percentage of the Company’s market capitalization,  and determined that the addition of 1,500,000 shares to the Plan share reserve was reasonable and consistent with industry guidelines.

Expected Duration.  The Committee expects that the shares available for future awards, including the additional shares if the Amendment is approved, will be sufficient for currently-anticipated awards under the Plan for a number of years. Expectations regarding future share usage could be impacted by a number of factors such as hiring and promotion activity at the executive level; the rate at which shares are returned to the Plan reserve upon awards’ expiration, forfeiture or cash settlement; the future performance of our stock price; consequences of acquiring other companies; and other factors. While the Committee believes that the assumptions it used are reasonable, future share usage may differ from current expectations.

Summary of Certain Key Features of the Plan

Our Plan contains some key features that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, such as the following:

Reasonable Share Counting Provisions.  In general, when awards granted under the Plan expire or are cancelled, the shares reserved for those awards will be returned to the share reserve and be available for future issuance under the Plan. However, shares of common stock tendered or withheld to pay the exercise price of stock options, tendered or withheld for taxes or repurchased on the open market with proceeds from an exercise of stock options will not be returned to the share reserve.

Option Exercise Price.  Under the Plan, the exercise price per share of stock options may not be less than 100% of the fair market value on the date of grant.

Repricing of Awards.  Under the Plan, repricing of stock options, stock appreciation rights or other awards (including reduction in the exercise or purchase price or base value of the award, issuance of a replacement award, repurchase of underwater or out-of-the-money awards, and any other action that is treated as a repricing under generally accepted accounting principles) is prohibited without prior stockholder approval.

Limitations on Amendments.  The Plan requires stockholder approval for material amendments to the Plan, including (i) increasing the benefits accruing to participants, including any amendment or agreement to permit any repricing, (ii) increasing the aggregate number of shares that may be issued under the Plan, (iii) modifying the requirements as to eligibility for participation in the Plan, (iv) changing the performance conditions, and (v) accelerating the time at which an award may be exercised, become transferable or non-forfeitable or become earned and payable except in case of a change in control (as defined in the Plan) or certain terminations in service or employment.

Summary of the Material Terms of the Plan

The following is a summary of the material terms of the Plan.  All statements herein are intended only to summarize the Plan, under the assumption that the Amendment has been approved by our stockholders and made effective, and are qualified in their entirety by reference to the Amended and Restated Plan itself, a copy of which is set forth in Appendix A.

Purpose. We established the Plan to recruit and retain individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates by aligning their interests with those of the Company and our stockholders. The Plan is intended to permit the grant of stock options (both incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs”) (collectively “Options”)), stock appreciation rights (“SARs”), restricted stock awards (“Restricted Stock Awards”), restricted stock units (“RSUs”), incentive awards (“Incentive Awards”), other stock-based awards (“Stock Based Awards”) and dividend equivalents (“Dividend Equivalents”).

Eligibility. Any of our employees or service providers, employees or service providers of our Affiliates (as defined in the Plan), and non-employee members of our Board of Directors or of any board of directors of any of our Affiliates is eligible to receive an award under the Plan.

Administration. The Plan is administered by the Committee, which has the authority to grant awards to such persons and upon such terms and conditions (not inconsistent with the provisions of the Plan) as it may consider appropriate. The Committee may act through subcommittees or, with respect to awards granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and who are not members of our Board of Directors or the board of directors of any of our Affiliates, delegate to one or more officers all or part of its duties with respect to such awards. The Committee may, at its discretion, accelerate the time at which any award may be exercised, become transferable or non-forfeitable or become earned and payable only (i) in the event of the participant’s death, disability, retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason) or (ii) in connection with a Change in Control.

Authorized Shares. Subject to stockholder approval of the Amendment, the maximum aggregate number of shares of Common Stock that may be issued under the Plan will be 5,500,000 (of which 1,722,111 shares of Common Stock would remain available for issuance (as of March 14, 2014), all of which may be issued pursuant to Options, SARs, Restricted Stock Awards, RSUs, Incentive Awards, Stock-Based Awards or Dividend Equivalents. Each share issued in connection with an award will reduce the number of shares available under the Plan by one, and each share covered under a stock-settled SAR will reduce the number of shares available under the Plan by one, even though the share is not actually issued upon settlement of the SAR. Shares relating to awards that are terminated by expiration, forfeiture, cancellation or otherwise without issuance of shares of Common Stock, settled in cash in lieu of shares, or exchanged prior to the issuance of shares for awards not involving shares, will again be available for issuance under the Plan. Shares not issued as a result of net settlement of an award, tendered or withheld to pay the exercise price, purchase price or withholding taxes of an award or shares purchased on the open market with the proceeds of the exercise price of an award will not again be available for issuance under the Plan.

Award Limits. In any calendar year, no participant may be granted awards that relate to more than 500,000 shares of Common Stock. For these purposes, an Option and its corresponding SAR will be counted as a single award. For any award stated with reference to a specific dollar limit, the maximum amount payable with respect to any 12-month performance period to any one participant is $5,000,000 (pro-rated up or down for performance periods greater or less than 12 months). Award limits that are expressed as a number of shares are subject to the adjustment provisions of the Plan as described below.

Types of Awards

Options. Both ISOs and NQSOs may be granted under the Plan. The Committee determines the eligible individuals to whom grants of Options will be made, the number of shares subject to each Option, the exercise price per share, the time or times at which the Option may be exercised, whether any performance or other conditions must be satisfied before a participant may exercise an Option, the method of payment by the participant, the method of delivery of shares to a participant, whether the Option is an ISO or a NQSO, and all other terms and conditions of the Option.  However, the exercise price of an Option may not be less than the fair market value of a share of Common Stock on the date the Option is granted. With respect to an ISO granted to a participant who is a Ten Percent Stockholder (as defined in the Plan), the exercise price per share may not be less than 110% of the fair market value of the Common Stock on the date the Option is granted. At the Committee’s discretion, an Option may be granted with or without a Corresponding SAR (as defined below).

SARs. A SAR entitles the participant to receive, upon exercise, the excess of the fair market value on that date of each share of Common Stock subject to the exercised portion of the SAR over the fair market value of each such share on the date of the grant of the SAR. A SAR can be granted alone or in tandem with an Option. A SAR granted in tandem with an Option is called a Corresponding SAR and entitles the participant to exercise the Option or the SAR, at which time the other tandem award expires with respect to the number of shares being exercised. The Committee is authorized to determine the eligible individuals to whom grants of SARs will be made, the number of shares of Common Stock covered by the grant, the time or times at which the SAR may be exercised, and all other terms and conditions of the SAR. However, no participant may be granted Corresponding SARs that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate fair market value (determined on the date of grant) that exceeds $100,000.

Restricted Stock Awards and RSUs. A Restricted Stock Award is the grant or sale of shares of Common Stock, which may be subject to forfeiture for a period of time or subject to certain conditions. An RSU entitles the participant to receive, upon vesting, shares of our Common Stock.  We will deliver to the participant one share of Common Stock for each RSU that becomes vested.  With regard to Restricted Stock Awards, the Committee is authorized to determine the eligible individuals to whom grants will be made, the number of shares subject to such grants, the purchase price, if any, to be paid for each share subject to the award of restricted stock, the time or times at which the restrictions will terminate, and all other terms and conditions of the Restricted Stock Award.  With regards to RSUs, the Compensation Committee is authorized to determine the eligible individuals to whom grants will be made, the number of shares subject to such grants and the vesting conditions entitling the participant to settlement of the RSUs.

Incentive Awards. An Incentive Award entitles the participant to receive cash or Common Stock when certain conditions are met. The Committee has the authority to determine the eligible individuals to whom grants are made and all other terms and conditions of the Incentive Award.

Stock-Based Awards. Stock-Based Awards may be denominated or payable in, valued by reference to or otherwise based on shares of Common Stock, including awards convertible or exchangeable into shares of Common Stock (or the cash value thereof) and Common Stock purchase rights and awards valued by reference to the fair market value of the Common Stock. The Committee has the authority to determine the eligible individuals to whom grants are made and all other terms and conditions of Stock-Based Awards. However, the purchase price for the Common Stock under any Stock-Based Award in the nature of a purchase right may not be less than the fair market value of the shares of the Common Stock as of the date the award is granted. Cash awards, as an element of or supplement to any other award under the Plan, may also be granted.

The Committee is also authorized under the Plan to grant shares of Common Stock as a bonus, or to grant shares of Common Stock or other awards in lieu of other obligations of the Company or any of our Affiliates to pay cash or to deliver other property under the Plan or under any other plans or compensatory arrangements of the Company or any of our Affiliates.

Dividend Equivalents. The Committee may also grant Dividend Equivalents under the Plan. A Dividend Equivalent is an award that entitles the participant to receive cash, shares of Common Stock, other awards or other property equal in value to all or a specified portion of dividends paid with respect to shares of our Common Stock. The Committee is authorized to determine the eligible individuals to whom grants of Dividend Equivalents are made and all other terms and conditions of Dividend Equivalents. However, no Dividend Equivalents may be awarded with an Option, SAR or Other Stock-Based Award in the nature of purchase rights.

Performance Criteria.  Under Section 162(m) of the Code, compensation in excess of $1,000,000 paid in any one year to a public corporation’s covered employees who are employed by the corporation at year-end will not be deductible for federal income tax purposes unless the compensation is considered “qualified performance-based compensation” under Section 162(m) of the Code (or another exemption is met). Covered employees include the Chief Executive Officer and our three other most highly compensated executive officers as of the last day of the taxable year other than our Chief Financial Officer.

The Committee is permitted to grant awards that are intended to constitute “qualified performance based compensation” within the meaning of Section 162(m) of the Code, and may specify that an award is intended to constitute “qualified performance-based compensation,” by conditioning the right of the participant to exercise the award or have it settled, and the timing thereof, upon achievement or satisfaction of certain objectively-determinable performance conditions. Objectively-determinable performance conditions generally are performance conditions (a) that are established in writing (i) at the time of the grant or (ii) no later than the earlier of (x) 90 days after the beginning of the period of service to which they relate and (y) before the lapse of 25% of the period of service to which they relate; (b) that are uncertain of achievement at the time they are established and (c) the achievement of which is determinable by a third party with knowledge of the relevant facts. These performance conditions may be based on one or any combination of metrics related to our financial, market or business performance. Performance conditions may be related to a specific customer or group of customers or geographic region. The form of the performance conditions also may be measured on a Company, Affiliate, division, business unit, service line, segment or geographic basis individually, alternatively or in any combination, subset or component thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance conditions. Profits, earnings and revenues used for any performance condition measurement may exclude any extraordinary or nonrecurring items. The performance conditions may, but need not, be based upon an increase or positive result under the aforementioned business criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific business criteria). An award that is intended to become exercisable, vested or payable on the achievement of performance conditions means that the award will not become exercisable, vested or payable solely on mere continued employment or service. However, such an award, in addition to achievement of performance conditions, may be subject to continued employment or service by the participant.

The performance conditions, with respect to which “qualified performance-based compensation” may be based,  may, among others, include any or any combination of the following: total return to stockholders or on stockholders’ investments; cash flow; return on assets (net or otherwise), capital, equity or sales; stock price (including, but not limited to, growth measures); basic or diluted earnings per share; reduction of outstanding debt; gross, operating or net earnings; tangible net worth; fair market value of the Company; earnings before interest and taxes (including adjusted EBIT); earnings before interest, taxes, depreciation and/or amortization (including adjusted EBITDA); EBIT or EBITDA less capital expenditures (including adjusted EBIT or adjusted EBITDA less capital expenditures); productivity ratios; expense targets; working capital targets; customer retention; customer care performance statistics (including, but not limited to, service level, first call resolution and average handle time); competitive market metrics; employee retention; objective measures of personal targets, goals or completion of projects; fiber miles and homes passed by fiber; cash cost per unit; cost per gross add and variable cost per gross add; or peer group comparisons of any of the aforementioned performance conditions.

The foregoing performance conditions represent the criteria on which performance goals may be based under the Plan for awards that are intended to qualify for the “qualified performance-based compensation” exception to Section 162(m) of the Code. At its sole discretion, the Committee may grant an award that is subject to the achievement or satisfaction of performance conditions that are not set forth in the Plan to the extent the Committee does not intend for such award to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

The Committee has the discretion to select one or more periods of time over which the attainment of one or more of the foregoing performance conditions will be measured for the purpose of determining when an award will become vested, exercisable or payable, except that the length of the performance period may not be less than one year, except in the case of newly-hired or newly-promoted employees or recapitalization, reorganization, liquidation, sale, spin-off or other disposition or similar event or in the event of the participant’s death, disability, retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason). The Committee has the authority to adjust goals and awards in the manner set forth in the Plan.

Change in Control. In the event of a Change in Control and, with respect to awards that are subject to Section 409A of the Code (“409A Award(s)”), only to the extent permitted by Section 409A of the Code, the Committee, in its discretion, may on a participant-by-participant basis (a) accelerate the vesting of all unvested and unexercised Options, SARs or Stock-Based Awards in the nature of purchase rights and terminate such awards, without any payment therefore, immediately prior to the date of any such transaction after giving the participant at least seven days’ written notice of such actions; (b) fully vest and/or accelerate settlement of any awards; (c) terminate any outstanding Options, SARs or Stock-Based Awards in the nature of purchase rights after giving the participant seven days’ written notice and a chance to exercise such awards; (d) cancel any portion of an outstanding award that remains unexercised or is subject to restriction or forfeiture in exchange for a cash payment to the participant of the value of the award; or (e) require that the award be assumed by the successor corporation or replaced with interests of an equal value in the successor corporation. Alternatively, our Compensation Committee may take such other action as it determines to be reasonable under the circumstances to permit the participant to realize the value of the award.

Except as otherwise provided in the written agreement covering the award, if a participant who is employed by (or a director of or other service provider to) us or any of our Affiliates at the time of the Change in Control then holds (i) one or more Options, SARs or Stock-Based Awards in the nature of purchase rights, all such Options, SARs and Stock-Based Awards shall become fully exercisable on and after the Change in Control (subject to the expiration provisions otherwise applicable to such awards), and any shares of Common Stock purchased by the participant under such awards following such Change in Control shall be fully vested upon exercise, or (ii) one or more awards other than Options, SARs or Stock-Based Awards in the nature of purchase rights, all such awards shall become fully vested and payable on the date of the Change in Control; provided, however, that, if the amount of the award where the vesting is to be determined is based on the level of performance achieved, the target level of performance will be deemed to have been achieved.

Amendment and Termination. The Plan expires on September 5, 2021, unless terminated earlier by our Board of Directors. Any award that is outstanding as of the date the Plan expires will continue in force according to the terms set out in the award agreement. Our Board of Directors may terminate, amend or modify the Plan at any time. However, stockholder approval may be required for certain types of amendments under applicable law or regulatory authority. Except as may be provided in an award agreement or the Plan, no amendment to the Plan may adversely affect the terms and conditions of any existing award in any material way without the participant’s consent.

Material U.S. Federal Income Tax Consequences

The following discussion summarizes the principal federal income tax consequences associated with awards under the Plan. The discussion is based on laws, regulations, rulings and court decisions currently in effect, all of which are subject to change.

ISOs. A participant will not recognize taxable income on the grant or exercise of an ISO. A participant will recognize taxable income when he or she disposes of the shares of Common Stock acquired under the ISO. If the disposition occurs more than two years after the grant of the ISO and more than one year after its exercise, the participant will recognize long-term capital gain (or loss) to the extent the amount realized from the disposition exceeds (or is less than) the participant’s tax basis in the shares of Common Stock. A participant’s tax basis in the Common Stock generally will be the amount the participant paid for the stock. If Common Stock acquired under an ISO is disposed of before the expiration of the ISO holding period described above, the participant will recognize as ordinary income in the year of the disposition the excess of the fair market value of the Common Stock on the date of exercise of the ISO over the exercise price. Any additional gain will be treated as long-term or short-term capital gain, depending on the length of time the participant held the shares. Special rules apply if a participant pays the exercise price by delivery of Common Stock.

We will not be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO. However, in the event a participant disposes of Common Stock acquired under an ISO before the expiration of the ISO holding period described above, we generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

NQSOs. A participant will not recognize any taxable income on the grant of a NQSO. On the exercise of a NQSO, the participant will recognize as ordinary income the excess of the fair market value of any Common Stock acquired over the exercise price. A participant’s tax basis in the Common Stock is the amount paid plus any amounts included in income on exercise. Special rules apply if a participant pays the exercise price by delivery of Common Stock. The exercise of a NQSO generally will entitle us to claim a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

SARs. A participant will not recognize any taxable income at the time SARs are granted. The participant at the time of receipt will recognize as ordinary income the amount of cash and the fair market value of the Common Stock that he or she receives. We generally will be entitled to a federal income tax deduction, at the time of exercise, equal to the amount of ordinary income the participant recognizes.

Restricted Stock Awards and RSUs. With regard to Restricted Stock Awards, a participant will recognize ordinary income on account of a Restricted Stock Award on the first day that the shares are either transferable or no longer subject to a substantial risk of forfeiture. The ordinary income recognized will equal the excess of the fair market value of the

Common Stock on such date over the amount, if any, paid for the Common Stock.  However, even if the shares under a Restricted Stock Award are both nontransferable and subject to a substantial risk of forfeiture, the participant may make a special “83(b) election” to recognize income, and have his or her tax consequences determined, as of the date the Restricted Stock Award is granted. The participant’s tax basis in the shares received will equal the income recognized plus the price, if any, paid for the Restricted Stock Award. We generally will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes. With regard to RSUs, the participant will not recognize any taxable income at the time RSUs are granted. When the terms and conditions to which the RSUs are subject have been satisfied and the RSUs are paid, the participant will recognize as ordinary income the fair market value of the Common Stock he or she receives. We generally will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes.

Incentive Awards. A participant will not recognize any taxable income at the time an Incentive Award is granted. When the terms and conditions to which an Incentive Award is subject have been satisfied and the award is paid, the participant will recognize as ordinary income the amount of cash and the fair market value of any Common Stock he or she receives. We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

Stock-Based Awards. A participant will recognize ordinary income on receipt of cash or shares of Common Stock paid with respect to a Stock-Based Award. We generally will be entitled to a federal tax deduction equal to the amount of ordinary income the participant recognizes.

Dividend Equivalents. A participant will recognize as ordinary income the amount of cash and the fair market value of any Common Stock he or she receives on payment of the Dividend Equivalents. To the extent the Dividend Equivalents are paid in the form of other awards, the participant will recognize income as otherwise described herein for the applicable award.

Other Tax Rules. The Plan is designed to enable the Committee to structure awards that will not be subject to Code Section 409A, which imposes certain restrictions and requirements on deferred compensation. However, our Compensation Committee may grant awards that are subject to Code Section 409A. In that case, the terms of such 409A Award will be (a) subject to the deferral election requirements of Section 409A; and (b) may only be paid upon a separation from service, a set time, death, disability, a change in control or an unforeseeable emergency, each within the meanings of Section 409A. The Committee will not have the authority to accelerate or defer a 409A Award other than as permitted by Code Section 409A. Moreover, any payment on a separation from service of a “Specified Employee” (as defined in the Plan) will not be made until six months following the participant’s separation from service (or upon the participant’s death, if earlier) as required by Code Section 409A.

2013 Plan Benefits

Because it is within the discretion of the Committee to determine whether or not to make awards, as well as which officers, employees and service providers will receive such awards, and furthermore, is within the Board’s discretion to determine which non-employee directors receive awards and the amount and type of awards received, it is not presently possible to determine the number of individuals to whom awards will be made in the future under the Plan, or the amount of awards, or whether or not they will qualify for the “qualified performance-based compensation” exception to Section 162(m) of the Code.

Please see the “Director Compensation Table” on page 12 of the Proxy Statement for information on awards granted to our non-employee directors during 2013.  Please see the “Grants of Plan-Based Awards in Fiscal 2013” table on page 32 for information on awards granted to our named executive officers in fiscal 2013. Information regarding awards to, and payout of, equity-based compensation to our named executive officers is set forth under “Compensation Discussion and Analysis” and in the supplementary compensation tables on pages 19 to 41.

The Amended and Restated 2011 Equity and Cash Incentive Plan is attached as Appendix A.

Recommendation of the Board of Directors

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO INCREASE THE SHARE RESERVE UNDER THE COMPANY’S 2011 EQUITY AND CASH INCENTIVE PLAN.

PROPOSAL 4 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed the firm of KPMG LLP, independent registered public accounting firm, to audit and report on our consolidated financial statements and the effectiveness of our internal control over financial reporting as of the year ending December 31, 2014.  We have employed KPMG LLP as our independent registered public accounting firm beginning with the year ended December 31, 2011.  It is expected that a representative of KPMG LLP will be present at the 2014 Annual Meeting of Stockholders to answer questions of stockholders and will have the opportunity, if desired, to make a statement.

The following table sets forth the fees billed or expected to be billed to us by KPMG LLP for audit and other services relating to the years ended December 31, 2013 and 2012.

	2013 ($)	2012 ($)
Audit fees	758,000	575,000
Audit-related fees	-	-
Tax fees	-	-
All other fees	1,600	-
Total	759,600	575,000

Audit Fees

Audit fees generally include fees for services and reimbursement of expenses paid by us to KPMG LLP in connection with the annual audits of our consolidated financial statements and the effectiveness of our internal control over financial reporting, as well as KPMG LLP’s quarterly reviews of our interim consolidated financial statements during the year. Audit fees further include fees for services performed by KPMG LLP that are closely related to the audit and in many cases could only be provided by our independent auditors.  Such services include comfort letters and consents related to SEC registration statements and certain reports relating to our regulatory filings. For the year ended December 31, 2013, fees and reimbursement of expenses for such services included in audit fees above totaled $133,500.

Audit Related Fees

KPMG LLP did not perform any audit-related services for us during the years ended December 31, 2013 and 2012.

Tax Fees

KPMG LLP did not perform any tax services for us during the years ended December 31, 2013  and 2012.

All Other Fees

All other fees relate to an annual subscription to KPMG LLP’s proprietary accounting research tool.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is that all audit and permissible non-audit services provided by its independent registered public accounting firm, shall either be approved before the independent registered public accounting firm is engaged for the particular services or shall be rendered pursuant to pre-approval procedures established by the Audit Committee.  These services may include audit services and permissible audit-related services, tax services and other services.  Pre-approval spending limits for all services to be performed by the independent registered public accounting firm are established periodically by the Audit Committee, detailed as to the particular service or category of services to be performed and implemented by our financial officers.  The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.  Any audit or non-audit service fees that we may incur that fall outside the limits pre-approved by the Audit Committee for a particular service or category of services require separate and specific pre-approval by the Audit Committee prior to the performance of services.  For each fiscal year, the Audit Committee may determine the appropriate ratio between the total amount of fees for audit, audit-related and tax and other services.  The Audit Committee may revise the list of pre-approved services from time to time.

In all pre-approval instances, the Audit Committee will consider whether such services are consistent with the SEC rules on auditor independence.

THE AUDIT COMMITTEE UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our consolidated financial statements.  The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014.  KPMG LLP has served as our independent registered public accounting firm continuously since 2011.  The Audit Committee is responsible for the audit fee negotiations associated with the annual retention of KPMG LLP.  In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm.  Further, in conjunction with the required rotation of the auditing firm’s lead audit engagement partner, the Audit Committee and its Chairperson will continue to be directly involved in the selection of KPMG LLP’s new lead audit engagement partner.  The members of the Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as our independent registered public accounting firm is in the best interests of us and our stockholders.

Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required but is being presented as a matter of good corporate practice.  Notwithstanding stockholder ratification of the appointment of the independent registered public accounting firm, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm if the Audit Committee believes that such a change would be in our best interests and the best interests of our stockholders.  If the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the 2014 Annual Meeting of Stockholders.  However, if any other matters are properly brought before the 2014 Annual Meeting of Stockholders, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

SOLICITATION OF PROXIES

The cost of the solicitation of proxies on behalf of Lumos Networks will be borne by us.  In addition, our directors, officers and other employees may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication.  We will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending our proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

In order for proposals of stockholders to be considered for inclusion in the proxy materials for the 2014 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, such proposals must be received by us at our executive offices at One Lumos Plaza, P.O. Box 1068, Waynesboro, Virginia 22980, Attention: Secretary or Assistant Secretary, by November 25, 2014.

Stockholders may bring business before the annual meeting only in accordance with the provisions of our bylaws, which require, among other things, that notice be given to us.  Management may use its discretionary authority to vote against any such proposals.

ANNUAL REPORT ON FORM 10‑K

We will provide without charge to each person to whom this proxy statement has been delivered on the written request of any such person, a copy of our Annual Report on Form 10‑K for the year ended December 31, 2013, including our consolidated financial statements.  Requests should be directed to Lumos Networks Corp., One Lumos Plaza, P.O. Box 1068, Waynesboro, Virginia 22980, Attention: Director—Investor Relations.  Our Annual Report on Form 10‑K also may be accessed through our website at www.lumosnetworks.com.  A list of exhibits to the Annual Report on Form 10‑K will be included in the copy of the Annual Report on Form 10‑K.  Any of the exhibits may be obtained by referring to the filings referenced in the exhibit listing, any of which may be obtained at the SEC’s website, www.sec.gov, or by written request to the Director—Investor Relations.

BENEFICIAL OWNERS

Unless we have received contrary instructions, we may send a single copy of our Annual Report on Form 10-K, proxy statement and notice of Annual Meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family.  Each stockholder in the household will continue to receive a separate proxy card.  This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If you would like to receive your own set of our annual disclosure documents this year or in future years, follow the instructions described below.  Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions.

If your shares are registered in your own name, please contact us at our executive offices at One Lumos Plaza, P.O. Box 1068, Waynesboro, Virginia 22980, Attention: Director—Investor Relations, to inform us of your request.  If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

By order of the Board of Directors,

Timothy G. Biltz
President and Chief Executive Officer
Waynesboro, Virginia
March 18, 2014

Appendix A

LUMOS NETWORKS CORP.

2011 EQUITY AND CASH INCENTIVE PLAN

(Effective as of September 6, 2011)

(Amended as of February 27, 2013)

(Amended as of March 5, 2014)

1

7.04	Exercise	A-8
7.05	Payment	A-8
7.06	Stockholder Rights	A-9
7.07	Disposition of Shares	A-9
7.08	No Liability of Company	A-9
7.09	Effect of Termination Date on Options	A-9
ARTICLE VIII	SARS	A-10
8.01	Grant	A-10
8.02	Maximum Term of SAR	A-10
8.03	Exercise	A-10
8.04	Settlement	A-10
8.05	Stockholder Rights	A-10
8.06	Effect of Termination Date on SARs	A-10
ARTICLE IX	RESTRICTED STOCK AWARDS	A-11
9.01	Award	A-11
9.02	Payment	A-11
9.03	Vesting	A-12
9.04	Maximum Restriction Period	A-12
9.05	Stockholder Rights	A-12
ARTICLE X	RESTRICTED STOCK UNITS	A-13
10.01	Grant	A-13
10.02	Earning the Award	A-13
10.03	Maximum Restricted Stock Unit Award Period	A-13
10.04	Payment	A-13
10.05	Stockholder Rights	A-13
ARTICLE XI	INCENTIVE AWARDS	A-14
11.01	Grant	A-14
11.02	Earning the Award	A-14
11.03	Maximum Incentive Award Period	A-14
11.04	Payment	A-14
11.05	Stockholder Rights	A-14
ARTICLE XII	OTHER STOCK-BASED AWARDS	A-14
12.01	Other Stock-Based Awards	A-14
12.02	Bonus Stock and Awards in Lieu of Other Obligations	A-15
12.03	Effect of Termination Date on Other Stock-Based Awards	A-15
ARTICLE XIII	DIVIDEND EQUIVALENTS	A-16
ARTICLE XIV	TERMS APPLICABLE TO ALL AWARDS	A-16
14.01	Written Agreement	A-16
14.02	Nontransferability	A-16
14.03	Transferable Awards	A-16
14.04	Participant Status	A-17
14.05	Change in Control	A-17
14.06	Stand-Alone, Additional, Tandem and Substitute Awards	A-18
14.07	Form and Timing of Payment; Deferrals	A-18
14.08	Time and Method of Exercise	A-19
ARTICLE XV	QUALIFIED PERFORMANCE-BASED COMPENSATION	A-19
15.01	Performance Conditions	A-19
15.02	Establishing the Amount of the Award	A-20
15.03	Earning the Award	A-21
15.04	Performance Awards	A-21
ARTICLE XVI	ADJUSTMENT UPON CHANGE IN COMMON STOCK	A-21
16.01	General Adjustments	A-21
16.02	No Adjustments	A-22

2

16.03	Substitute Awards	A-22
16.04	Limitation on Adjustments	A-22
ARTICLE XVII	COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES	A-22
17.01	Compliance	A-22
17.02	Postponement of Exercise or Payment	A-23
17.03	Forfeiture of Payment	A-23
ARTICLE XVIII	LIMITATION ON BENEFITS	A-23
ARTICLE XIX	GENERAL PROVISIONS	A-24
19.01	Effect on Employment and Service	A-24
19.02	Unfunded Plan	A-24
19.03	Rules of Construction	A-24
19.04	Tax Withholding and Reporting	A-24
19.05	Code Section 83(b) Election	A-25
19.06	Reservation of Shares	A-25
19.07	Governing Law	A-25
19.08	Other Actions	A-25
19.09	Repurchase of Common Stock	A-25
19.10	Other Conditions	A-25
19.11	Forfeiture Provisions	A-26
19.12	Legends; Payment of Expenses	A-26
19.13	Repricing of Awards	A-26
19.14	Right of Setoff	A-26
19.15	Fractional Shares	A-27
ARTICLE XX	CLAIMS PROCEDURES	A-27
20.01	Initial Claim	A-27
20.02	Appeal of Claim	A-27
20.03	Time to File Suit	A-27
ARTICLE XXI	AMENDMENT	A-27
21.01	Amendment of Plan	A-27
21.02	Amendment of Awards	A-28
ARTICLE XXII	OMNIBUS SECTION 409A PROVISION	A-28
22.01	Intent of Awards	A-28
22.02	409A Awards	A-28
22.03	Election Requirements	A-28
22.04	Time of Payment	A-29
22.05	Acceleration or Deferral	A-29
22.06	Distribution Requirements	A-29
22.07	Key Employee Rule	A-29
22.08	Distributions Upon Vesting	A-30
22.09	Scope and Application of this Provision	A-30
ARTICLE XXIII	EFFECTIVE DATE OF PLAN	A-30
ARTICLE XXIV	DURATION OF PLAN	A-30

3

ARTICLE I DEFINITIONS
1.01	409A Award

409A Award means an Award that is intended to be subject to Section 409A of the Code.

1.02	Affiliate

Affiliate, as it relates to any limitations or requirements with respect to incentive stock options, means any “subsidiary” or “parent” corporation (as such terms are defined in Code Section 424) of the Company.  Affiliate otherwise means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Code Sections 1563(a), 414(b) or 414(c), except that, in making any such determination, fifty percent (50%) shall be substituted for eighty percent (80%) under such Code Sections and the related regulations.

1.03	Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

1.04	Award

Award means an Option, SAR, Restricted Stock Award, Restricted Stock Unit, Incentive Award, Other Stock-Based Award or Dividend Equivalent granted under this Plan.

1.05	Board

Board means the Board of Directors of the Company.

1.06	Cause

Cause means “Cause” as such term is defined in any employment or service agreement between the Company or any Affiliate and the Participant.  If no such employment or service agreement exists or if such employment or service agreement does not contain any such definition, “Cause” shall exist with respect to a Participant if such Participant has (i) committed an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company or any Affiliate or a felony involving the business, assets, customers or clients of the Company or any Affiliate or has been convicted by a court of competent jurisdiction or has plead guilty or nolo contendere to any other felony; (ii) committed a material breach of any written confidentiality, non-compete, non-solicitation or business opportunity covenant contained in any agreement entered into by such Participant and the Company or any Affiliate; or (iii) substantially failed to perform such Participant’s duties to the Company or any Affiliate, including by committing a material breach of any written covenant contained in any agreement entered into by such Participant and the Company or any Affiliate (other than a confidentiality, non-compete, non-solicitation or business opportunity covenant) after written notice and an opportunity to cure (not to exceed thirty (30) days) (it being understood that conduct pursuant to a Participant’s exercise of good faith business judgment should not constitute “Cause” under clause (iii) above).

1.07	Change in Control

Change in Control means any of the following described in clauses (a) through (e) below, provided that a “Change in Control” shall not mean any event listed in clauses (a) through (e) below that occurs, directly or indirectly, as a result of or in connection with Quadrangle Capital Partners LP, a Delaware limited partnership, Quadrangle Select Partners LP, a Delaware limited partnership, Quadrangle Capital Partners – A LP, a Delaware limited partnership, and Quadrangle NTELOS Holdings II LP, a Delaware limited partnership (collectively the “Quadrangle Entities”), and/or any Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with any Quadrangle Entity (a “Quadrangle Affiliate”), related funds and co-investors becoming the owner or “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty-one percent (51%) of the combined voting power of the then outstanding securities, or the shareholders of the Company approving a merger, consolidation or reorganization of the Company with any other company and such merger, consolidation or reorganization is consummated, and after such merger, consolidation or reorganization any of the

Quadrangle Entities and/or Quadrangle Affiliates, related funds and co-investors acquire more than fifty-one percent (51%) of the combined voting power of the Company’s then outstanding securities:

(a) any Person is or becomes the owner or “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty-one percent (51%) of the combined voting power of the then outstanding securities;

(b) consummation of a merger, consolidation or reorganization of the Company with any other company, or a sale of all or substantially all the assets of the Company (a “Transaction”), other than (i) a Transaction that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent, either directly or indirectly, more than fifty-one percent (51%) of the combined voting power of the then outstanding securities of the Company or such surviving or purchasing entity;

(c) the shareholders of the Company approve a plan of complete liquidation of the Company and such liquidation is consummated; or

(d) during any period of twelve (12) consecutive months commencing on the effective date of the Plan, (i) the individuals who constitute the Board on the effective date of the Plan and (ii) any new director who either (A) was elected by the Board or nominated for election by the Company’s stockholders and whose election or nomination was approved by a vote of more than fifty percent (50%) of the directors then still in office who either were directors on the effective date of the Plan, or whose election or nomination for election was previously so approved, or (B) was appointed to the Board pursuant to the designation of Quadrangle Entities and/or their Quadrangle Affiliates, cease for any reason to constitute a majority of the Board.

Notwithstanding the foregoing, a Change in Control shall only be deemed to have occurred with respect to a Participant in connection with the time or form of payment of the Participant’s 409A Award (or as otherwise required for the 409A Award to be in compliance with Section 409A of the Code) if the Change in Control otherwise constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code (otherwise, with respect to vesting of the 409A Award and the other terms of the 409A Award that do not require a Change in Control to comply with its meaning under Section 409A of the Code for the 409A Award to be in compliance with Section 409A of the Code), Change in Control shall have the same meaning as described above).

1.08	Code

Code means the Internal Revenue Code of 1986 and any amendments thereto.

1.09	Committee

Committee means the Compensation Committee of the Board, or the Board itself if no Compensation Committee exists.  If such Compensation Committee exists, if and to the extent deemed necessary by the Board, such Compensation Committee shall consist of two or more directors, all of whom are (i) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, (ii) “outside directors” within the meaning of Code Section 162(m) and (iii) independent directors under the rules of any stock exchange on which the Company’s securities are traded.

1.10	Common Stock

Common Stock means the common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Article XVI, as applicable.

1.11	Company

Company means Lumos Networks Corp., a Delaware corporation, and any successor thereto.

1.12	Control Change Date

Control Change Date means the date on which a Change in Control occurs.  If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

1.13	Corresponding SAR

Corresponding SAR means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.14	Disability

Disability means a physical, mental or other impairment within the meaning of Section 22(e)(3) of the Code.  Notwithstanding the foregoing, however, to the extent necessary for any 409A Award to be in compliance with Section 409A of the Code, Disability, with respect to the time or form of payment of a Participant’s 409A Award, means the Participant is disabled within the meaning of Section 409A of the Code.

1.15	Dividend Equivalent

Dividend Equivalent means the right, granted under the Plan, to receive cash, shares of Common Stock, other Awards or other property equal in value to all or a specified portion of dividends paid with respect to a specified number of shares of Common Stock.

1.16	Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.17	Fair Market Value

Fair Market Value of a share of Common Stock means, on any given date, the fair market value of a share of Common Stock as the Committee, in its discretion, shall determine; provided, however, that the Committee shall determine Fair Market Value without regard to any restriction other than a restriction which, by its terms, will never lapse and, if the shares of Common Stock are traded on any national stock exchange or quotation system (including NASDAQ), the Fair Market Value of a share of Common Stock shall be the closing price of a share of Common Stock as reported on such stock exchange or quotation system on such date, or if the shares of Common Stock are not traded on such stock exchange or quotation system on such date, then on the next preceding day that the shares of Common Stock were traded on such stock exchange or quotation system, all as reported by such source as the Committee shall select.  The Fair Market Value that the Committee determines shall be final, binding and conclusive on the Company, any Affiliate and each Participant.  Fair Market Value relating to the exercise price, Initial Value, or purchase price of any Non-409A Award that is an Option, SAR or Other Stock-Based Award in the nature of purchase rights shall conform to the requirements for exempt stock rights under Code Section 409A.

1.18	Full Value Award

Full Value Award means an Award other than an Option, SAR or Other Stock-Based Award in the nature of purchase rights.

1.19	Incentive Award

Incentive Award means an Award stated with reference to a specified dollar amount or number of shares of Common Stock which, subject to such terms and conditions as may be prescribed by the Committee, entitles the Participant to receive shares of Common Stock, cash or a combination thereof from the Company or an Affiliate.

1.20	Initial Value

Initial Value means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to a SAR granted independently of an Option, the amount determined by the Committee on the date of grant which shall not be less than the Fair Market Value of one share of Common Stock on the date of grant.

1.21	Named Executive Officer

Named Executive Officer means a Participant who, as of the last day of a taxable year, is the Chief Executive Officer of the Company (or is acting in such capacity) or one of the three highest compensated officers of the Company (other than the Chief Executive Officer or the Chief Financial Officer) or is otherwise one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m).

1.22	Non-409A Award

Non-409A Award means an Award that is not intended to be subject to Section 409A of the Code.

1.23	Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.24	Other Stock-Based Award

Other Stock-Based Award means an Award granted to the Participant under Article XII of the Plan.

1.25	Participant

Participant means an employee of the Company or an Affiliate, a member of the Board or Board of Directors of an Affiliate (whether or not an employee), a Person who provides services to the Company or an Affiliate and any entity which is a wholly-owned alter ego of such employee, member of the Board or Board of Directors of an Affiliate or Person who provides services and who satisfies the requirements of Article V and is selected by the Committee to receive an Award.

1.26	Plan

Plan means this Lumos Networks Corp. 2011 Equity and Cash Incentive Plan, in its current form and as hereafter amended.

1.27	Person

Person means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity of any kind.

1.28	Restricted Stock Award

Restricted Stock Award means shares of Common Stock granted to a Participant under Article VIII.

1.29	Restricted Stock Unit

Restricted Stock Unit means an Award, stated with respect to a specified number of shares of Common Stock, that entitles the Participant to receive one share of Common Stock with respect to each Restricted Stock Unit that becomes payable under the terms and conditions of the Plan and the applicable Agreement.

1.30	Retirement

Retirement means the termination of Participant’s employment or service with the Company and its Affiliates on or after qualifying for early, normal or late retirement in accordance with the Company’s written policies for retirement.

1.31	SAR

SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive cash or a number of shares of Common Stock based on the increase in the Fair Market Value of the shares underlying the stock appreciation right during a stated period specified by the Committee over the Initial Value.  References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.32	Ten Percent Shareholder

Ten Percent Shareholder means any individual who (considering the stock attribution rules described in Code Section 424(d)) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

1.33	Termination Date

Termination Date means the day on which a Participant’s employment or service with the Company and its Affiliates terminates or is terminated.

ARTICLE II PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such Persons to participate in the future success of the Company and its Affiliates by aligning their interests with those of the Company and its stockholders.

ARTICLE III TYPES OF AWARDS

The Plan is intended to permit the grant of Options qualifying under Code Section 422 (“incentive stock options”) and Options not so qualifying, SARs, Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards and Dividend Equivalents in accordance with the Plan and procedures that may be established by the Committee.  No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option.  The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan may be used for general corporate purposes.

ARTICLE IV ADMINISTRATION
4.01	General Administration

The Plan shall be administered by the Committee.  The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate.  Such terms may include conditions (in addition to those contained in this Plan) on the grant, exercisability, transferability, settlement and forfeitability of all or any part of an Award, among other terms.  Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Award may be exercised, become transferable or nonforfeitable or be earned and settled only (i) in the event of the Participant’s death, Disability, Retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason) or (ii) in connection with a Change in Control.  In addition, the Committee shall have complete authority to interpret all provisions of this Plan including, without limitation, the discretion to interpret any terms used in the Plan that are not defined herein; to prescribe the form of Agreements; to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan.  The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee.  Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive.  The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement or Award.  Unless otherwise provided by the Bylaws of the Company, by resolution of the Board or applicable law, a majority of the members of the Committee shall constitute a quorum, and acts of the majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

4.02	Delegation of Authority

The Committee may act through subcommittees, in which case the subcommittee shall be subject to and have the authority hereunder applicable to the Committee, and the acts of the subcommittee shall be deemed to be the acts of the Committee hereunder.  Additionally, to the extent applicable law so permits, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Awards to be granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and who are not members of the Board or the Board of Directors of an Affiliate.  The Committee may revoke or amend the terms of any delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation.  If and to the extent deemed necessary by the Board, (a) all Awards granted to any individual who is subject to the reporting and other provisions of Section 16 of the Exchange Act shall be made by a Committee comprised solely of two or more directors, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, to the extent necessary to exempt the Award from the short-swing profit rules of Section 16(b) of the Exchange Act and (b) all Awards granted to an individual who is a Named Executive Officer shall be made by a Committee comprised solely of two or more directors, all of whom are “outside directors” within the meaning of Code Section 162(m), to the extent necessary to preserve any deduction under Section 162(m) of the Code.  Notwithstanding the foregoing, (a) any Awards granted to any individual who is subject to the reporting and other provisions of Section 16 of the Exchange Act shall not fail to be valid if made other than by a Committee comprised solely of two or more directors, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and (b) any Awards granted to an individual who is a Named Executive Officer shall not fail to be valid if made other than by a Committee comprised solely of two or more directors, all of whom are “outside directors” within the meaning of Code Section 162(m).  An Award granted to an individual who is a member of the Committee may be approved by the Committee in accordance with the applicable Committee charters then in effect and other applicable law.

4.03	Indemnification of Committee

The Company shall bear all expenses of administering this Plan.  The Company shall indemnify and hold harmless each Person who is or shall have been a member of the Committee acting as administrator of the Plan, or any delegate of such, against and from any cost, liability, loss or expense that may be imposed upon or reasonably incurred by such Person in connection with or resulting from any action, claim, suit or proceeding to which such Person may be a party or in which such Person may be involved by reason of any action taken or not taken under the Plan and against and from any and all amounts paid by such Person in settlement thereof, with the Company’s approval, or paid by such Person in satisfaction of any judgment in any such action, suit or proceeding against such Person, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  Notwithstanding the foregoing, the Company shall not indemnify and hold harmless any such Person if applicable law or the Company’s Articles of Incorporation or Bylaws prohibit such indemnification.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or under any other power that the Company may have to indemnify such Person or hold him or her harmless.  The provisions of the foregoing indemnity shall survive indefinitely the term of this Plan.

ARTICLE V ELIGIBILITY

Any employee of the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan), a member of the Board or the Board of Directors of an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) (whether or not such Board or Board of Directors member is an employee), any Person who provides services to the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) and any entity which is a wholly-owned alter ego of such employee, member of the Board or Board of Directors of an Affiliate or other Person who provides services is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such Person or entity has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or any Affiliate or if it is otherwise in the best interest of the Company or any Affiliate for such Person or entity to participate in this Plan.  With respect to any Board member who is (i) designated or nominated to serve as a Board member by a stockholder of the Company and (ii) an employee of such stockholder of the Company, then, at the irrevocable election of the employing stockholder, the Person or entity who shall be eligible to participate in this Plan on behalf of the service of the respective Board member shall be the employing stockholder (or one of its Affiliates).  To the extent such election is made, the respective Board member shall have no rights hereunder as a Participant with respect to such Board member’s participation in this Plan.  An Award may be granted to a Person or entity who has been offered employment or service by the Company or an Affiliate and who would otherwise qualify as eligible to receive the Award to the extent that Person or entity commences employment or service with the Company or an Affiliate, provided that such Person or entity may not receive any payment or exercise any right relating to the Award, and the grant of the Award will be contingent, until such Person or entity has commenced employment or service with the Company or an Affiliate.

ARTICLE VI COMMON STOCK SUBJECT TO PLAN
6.01	Common Stock Issued

Upon the issuance of shares of Common Stock pursuant to an Award, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs) shares of Common Stock from its authorized but unissued Common Stock, treasury shares or reacquired shares, whether reacquired on the open market or otherwise.

6.02	Aggregate Limit

The maximum aggregate number of shares of Common Stock that may be issued under this Plan and to which Awards may relate, prior to amendment of the Plan, is 4,000,000 shares of Common Stock.  The maximum aggregate number of shares of Common Stock that may be issued under the Plan and to which Awards may relate shall be increased by 1,500,000 shares of Common Stock, to an aggregate of 5,500,000 shares of Common Stock, contingent upon approval of the increase by the Company's stockholders within twelve (12) months after the date the Board approved the amendment of the Plan to provide for the additional shares of Common Stock.  All 4,000,000 of such shares of Common Stock (5,500,000 if the Company's stockholders approve the increase in shares of Common Stock) may be issued pursuant to Options that are intended to be incentive stock options and/or other Awards; provided, however that to the extent shares of Common Stock not issued under an Award must be counted against this limit as a condition to satisfying the rules applicable to incentive stock options, such rule shall apply to the limit on incentive stock options granted under the Plan.  The maximum number of shares of Common Stock that may be issued in each instance shall be subject to adjustment as provided in Article XVI.

6.03	Individual Limit

The maximum number of shares of Common Stock that may be covered by Awards granted to any one Participant during any one calendar year period shall be 500,000 shares of Common Stock.  For purposes of the foregoing limit, an Option and its corresponding SAR shall be treated as a single Award.  For Full Value Awards, no more than 500,000 shares of Common Stock may be subject to Full Value Awards granted to any one Participant during any one calendar-year period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting); provided, however, that (i) if the Full Value Award is denominated in shares of Common Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Common Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Common Stock into cash and (ii) any adjustment in the number of shares of Common Stock or amount of the cash delivered to reflect actual or deemed investment experience shall be disregarded.  For any Award stated with reference to a specified dollar limit, the maximum amount payable to any one Participant with respect to any twelve (12)-month performance period shall equal $5,000,000 (pro-rated up or down for performance periods that are greater or lesser than twelve (12) months); provided, however, that (i) if the Award is denominated in cash but an equivalent amount of shares of Common Stock are delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares of Common Stock and (ii) any adjustment in the number of shares of Common Stock or the amount of cash delivered to reflect actual or deemed investment experience shall be disregarded. If an Award that a Participant holds is cancelled or subject to a repricing within the meaning of the regulations under Code Section 162(m) (after shareholder approval as required herein), the cancelled Award shall continue to be counted against the maximum number of shares of Common Stock for which Awards may be granted to the Participant in any calendar year as required under Code Section 162(m).  The maximum number of shares that may be granted in any calendar year to any Participant shall be subject to adjustment as provided in Article XVI.

6.04	Awards Settled in Cash; Reissue of Awards and Shares

Shares of Common Stock covered by an Award shall only be counted as used to the extent they are actually used.  A share of Common Stock issued in connection with any Award under the Plan shall reduce the total number of shares of Common Stock available for issuance under the Plan by one; provided, however, that a share of Common Stock covered under a stock-settled SAR shall reduce the total number of shares of Common Stock available for issuance under the Plan by one even though the shares of Common Stock are not actually issued in connection with settlement of the SAR.  Except as otherwise provided herein, any shares of Common Stock related to an Award which terminates by expiration, forfeiture, cancellation or otherwise without issuance of shares of Common Stock, which is settled in cash in lieu of

Common Stock or which is exchanged, with the Committee’s permission, prior to the issuance of shares of Common Stock, for Awards not involving shares of Common Stock, shall again be available for issuance under the Plan.  The following shares of Common Stock, however, may not again be made available for issuance as Awards under the Plan:  (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Award, (ii) shares of Common Stock tendered or withheld to pay the exercise price, purchase price or withholding taxes relating to an outstanding Award, or (iii) shares of Common Stock repurchased on the open market with the proceeds of the exercise or purchase price of an Award.

ARTICLE VII OPTIONS
7.01	Grant

Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such grant and whether the Option is an incentive stock option or a nonqualified stock option.  Notwithstanding any other provision of the Plan or any Agreement, the Committee may only grant an incentive stock option to an individual who is an employee of the Company or an Affiliate.  An Option may be granted with or without a Corresponding SAR.

7.02	Option Price

The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.  However, if at the time of grant of an Option that is intended to be an incentive stock option, the Participant is a Ten Percent Shareholder, the price per share of Common Stock purchased on the exercise of such Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted.

7.03	Maximum Term of Option

The maximum time period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted (or five (5) years from the date such Option was granted in the event of an incentive stock option granted to a Ten Percent Shareholder).

7.04	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date the Option is granted) exceeding the limit set forth under Code Section 422(d) (currently $100,000).  If the limitation is exceeded, the Options that cause the limitation to be exceeded shall be treated as nonqualified stock options.  An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised.  A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.  The exercise of an Option shall result in the termination of the Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

7.05	Payment

Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price shall be made in cash or cash equivalent acceptable to the Committee.  If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the Option price (a) by surrendering (actually or by attestation) shares of Common Stock to the Company that the Participant already owns and, if necessary to avoid adverse accounting consequences, has held for at least six (6) months; (b) by a cashless exercise through a broker; (c) by means of a “net exercise” procedure; (d) by such other medium of payment as the Committee, in its discretion, shall authorize; or (e) by any combination of the aforementioned methods of payment.  If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

7.06	Stockholder Rights

No Participant shall have any rights as a stockholder with respect to shares subject to his or her Option until the date of exercise of such Option and the issuance of the shares of Common Stock.

7.07	Disposition of Shares

A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was designated an incentive stock option if such sale or disposition occurs (a) within two (2) years of the grant of an Option or (b) within one (1) year of the issuance of shares of Common Stock to the Participant (subject to any changes in such time periods as set forth in Code Section 422(a)).  Such notice shall be in writing and directed to the Secretary of the Company.

7.08	No Liability of Company

The Company shall not be liable to any Participant or any other Person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that an Option intended to be an incentive stock option and granted hereunder does not qualify as an incentive stock option.

7.09	Effect of Termination Date on Options

(a)If a Participant incurs a Termination Date due to death or Disability, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control).  Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(b)If a Participant incurs a Termination Date due to Retirement, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control).  Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(c)If a Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within nine (9) months after a Change in Control, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of six (6) months after the Termination Date or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control).  Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(d)If a Participant incurs a Termination Date for any reason, other than death, Disability or Retirement, other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within nine (9) months after a Change in Control and other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and with Cause, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the

Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of thirty (30) days after the Termination Date, provided that such period shall be three (3) months after the Termination Date if the Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause, or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control).  Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

ARTICLE VIII SARS
8.01	Grant

Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such grant.  In addition, no Participant may be granted Corresponding SARs (under this Plan and all other incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds the limit set forth under Code Section 422(d) (currently $100,000).

8.02	Maximum Term of SAR

The maximum term of a SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten (10) years from the date such SAR was granted (or five (5) years for a Corresponding SAR that is related to an incentive stock option and that is granted to a Ten Percent Shareholder).  No Corresponding SAR shall be exercisable or continue in existence after the expiration of the Option to which the Corresponding SAR relates.

8.03	Exercise

Subject to the provisions of this Plan and the applicable Agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a SAR may be exercised only when the Fair Market Value of the Common Stock that is subject to the exercise exceeds the Initial Value of the SAR and a Corresponding SAR may be exercised only to the extent that the related Option is exercisable.  A SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised.  A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR.  The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

8.04	Settlement

The amount payable to the Participant by the Company as a result of the exercise of a SAR shall be settled in cash, by the issuance of shares of Common Stock or by a combination thereof, as the Committee, in its sole discretion, determines and sets forth in the applicable Agreement.  No fractional share will be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

8.05	Stockholder Rights

No Participant shall, as a result of receiving a SAR, have any rights as a stockholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

8.06	Effect of Termination Date on SARs

(a)If a Participant incurs a Termination Date due to death or Disability, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control).  Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(b)If a Participant incurs a Termination Date due to Retirement, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control).  Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(c)If a Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within nine (9) months after a Change in Control, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of six (6) months after the Termination Date or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control).  Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(d)If a Participant incurs a Termination Date for any reason, other than death, Disability or Retirement, other than as the result of the termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within nine (9) months after a Change in Control and other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and with Cause, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of thirty (30) days after the Termination Date, provided that such period shall be three (3) months after the Termination Date if the Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause, or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control).  Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

ARTICLE IX RESTRICTED STOCK AWARDS
9.01	Award

Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom a Restricted Stock Award is to be granted, and will specify the number of shares of Common Stock covered by such grant and the price, if any, to be paid for each share of Common Stock covered by the grant.

9.02	Payment

Unless the Agreement provides otherwise, if the Participant must pay for a Restricted Stock Award, payment of the Award shall be made in cash or cash equivalent acceptable to the Committee. If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the purchase price (i) by surrendering (actually or by attestation) shares of Common Stock to the Company the Participant already owns and, if necessary to avoid adverse accounting consequences, has held for at least six months, (ii) by means of a “net exercise procedure” by the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Restricted Stock Award, (iii) by such other medium of payment as the Committee in its discretion shall authorize or (iv) by any combination of the foregoing methods of payment. If Common Stock is used to pay all or part of the purchase price, the sum of cash and cash equivalent and other payments and the Fair Market Value (determined as of the day preceding the date of purchase) of the Common Stock surrendered must not be less than the purchase price of the Restricted Stock Award.  A Participant’s rights in a Restricted Stock Award may be subject to repurchase upon specified events as determined by the Committee and set forth in the Agreement.

9.03	Vesting

The Committee, on the date of grant may, but need not, prescribe that a Participant’s rights in the Restricted Stock Award shall be forfeitable and nontransferable for a period of time or subject to such conditions as may be set forth in the Agreement.  Notwithstanding any provision herein to the contrary, the Committee, in its sole discretion, may grant Restricted Stock Awards that are nonforfeitable and transferable immediately upon grant.  By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Restricted Stock Award shall be forfeitable and nontransferable subject to (a) the attainment of objectively determinable performance conditions based on the criteria described in Article XV, (b) the Participant’s completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant’s death, Disability or Retirement or (d) satisfaction of a combination of any of the foregoing factors.  Notwithstanding the preceding sentences, if and to the extent deemed necessary by the Committee, Restricted Stock Awards granted to Named Executive Officers shall be forfeitable and nontransferable subject to attainment of objectively determinable performance conditions based on the criteria described in Article XV and shall be subject to the other requirements set forth in Article XV so as to enable such Restricted Stock Award to qualify as “qualified performance-based compensation” under the regulations promulgated under Code Section 162(m).  A Restricted Stock Award can only become nonforfeitable and transferable during the Participant’s lifetime in the hands of the Participant.

9.04	Maximum Restriction Period

To the extent the Participant’s rights in a Restricted Stock Award are forfeitable and nontransferable for a period of time, the Committee on the date of grant shall determine the maximum period over which the rights may become nonforfeitable and transferable, except that such period shall not exceed ten (10) years from the date of grant.

9.05	Stockholder Rights

Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Restricted Stock Award may be forfeited and are nontransferable), a Participant will have all rights of a stockholder with respect to a Restricted Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (a) a Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of shares granted pursuant to a Restricted Stock Award, (b) the Company shall retain custody of any certificates evidencing shares granted pursuant to a Restricted Stock Award and (c) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Restricted Stock Award.  In lieu of retaining custody of the certificates evidencing shares granted pursuant to a Restricted Stock Award, the shares of Common Stock granted pursuant to the Restricted Stock Award may, in the Committee’s discretion, be held in escrow by the Company or recorded as outstanding by notation on the stock records of the Company until the Participant’s interest in such shares of Common Stock vest.  Notwithstanding the preceding sentences, if and to the extent deemed necessary by the Committee, dividends payable with respect to Restricted Stock Awards may accumulate (without interest) and become payable in cash or in shares of Common Stock to the Participant at the time, and only to the extent that, the portion of the Restricted Stock Award to which the dividends relate has become transferable and nonforfeitable.  Notwithstanding the preceding sentences, if and to the extent deemed necessary by the Committee, (i) dividends payable with respect to Restricted Stock Awards may accumulate (without interest) and become payable in cash or in shares of Common Stock to the Participant at the time, and only to the extent that, the portion of the Restricted Stock Award to which the dividends relate has become transferable and nonforfeitable or (ii) dividends payable with respect to Restricted Stock Awards may or may not accumulate (without interest) and/or become payable in cash or in shares of Common Stock to the Participant as the Committee, in its sole discretion, may determine at the time the Restricted Stock Award is granted, at the time the dividends are declared or become payable or any time thereafter.   The limitations set forth in the preceding sentences shall not apply after the shares granted under the Restricted Stock Award are transferable and are no longer forfeitable.

ARTICLE X RESTRICTED STOCK UNITS
10.01	Grant

Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom a grant of Restricted Stock Units is to be made and will specify the number of shares covered by such grant.

10.02	Earning the Award

The Committee, on the date of grant of the Restricted Stock Units, shall prescribe that the Restricted Stock Units will be earned and become payable subject to such conditions as are set forth in the Agreement.  By way of example and not of limitation, the Committee may prescribe that the Restricted Stock Units will be earned and become payable upon (a) the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV, (b) the Participant’s completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant’s death, Disability or Retirement or (d) satisfaction of a combination of any of the foregoing factors.  If and to the extent deemed necessary by the Committee, Restricted Stock Units granted to Named Executive Officers shall become payable upon the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV and shall be subject to the other requirements set forth in Article XV so as to enable such Restricted Stock Units to qualify as “qualified performance-based compensation” under the regulations promulgated under Code Section 162(m).

10.03	Maximum Restricted Stock Unit Award Period

The Committee, on the date of grant, shall determine the maximum period over which Restricted Stock Units may be earned, except that such period shall not exceed ten (10) years from the date of grant.

10.04	Payment

The amount payable to the Participant by the Company when an Award of Restricted Stock Units is earned shall be settled by the issuance of one share of Common Stock for each Restricted Stock Unit that is earned.  A fractional share of Common Stock shall not be deliverable when an Award of Restricted Stock Units is earned, but a cash payment will be made in lieu thereof.

10.05	Stockholder Rights

No Participant shall, as a result of receiving a grant of Restricted Stock Units, have any rights as a stockholder until and then only to the extent that the Restricted Stock Units are earned and settled in shares of Common Stock, nor shall any Participant receive Dividend Equivalent Rights solely as a result of receiving a grant of Restricted Stock Units.  However, notwithstanding the foregoing, the Committee, in its sole discretion, may grant Dividend Equivalent Rights in the Agreement in connection with a grant of Restricted Stock Units.  By way of example and not limitation, such Dividend Equivalent Rights may provide that, for so long as the Participant holds any Restricted Stock Units, if the Company pays any cash dividends on its Common Stock, then (a) the Company may pay the Participant in cash for each outstanding Restricted Stock Unit covered by the Agreement as of the record date of such dividend, less any required withholdings, the per share amount of such dividend or (b) the number of outstanding Restricted Stock Units covered by the Agreement may be increased by the number of Restricted Stock Units, rounded down to the nearest whole number, equal to (i) the product of the number of the Participant’s outstanding Restricted Stock Units as of the record date for such dividend multiplied by the per share amount of the dividend divided by (ii) the Fair Market Value of a share of Common Stock on the payment date of such dividend.  In the event additional Restricted Stock Units are awarded, such Restricted Stock Units shall be subject to the same terms and conditions set forth in the Plan and the Agreement as the outstanding Restricted Stock Units with respect to which they were granted.  Notwithstanding the preceding sentences, if and to the extent deemed necessary to the Committee, Dividend Equivalent Rights payable with respect to Restricted Stock Units may accumulate (without interest) and become payable to the Participant at the time, and only to the extent that, the portion of the Restricted Stock Units to which the Dividend Equivalent Rights relate has become earned and payable.  Notwithstanding the preceding sentences, if and to the extent deemed necessary by the Committee, (i) Dividend Equivalent Rights payable with respect to Restricted Stock Units may accumulate (without interest) and become payable in cash or in shares of Common Stock to the Participant at the time, and only to the extent that, the portion of the Restricted Stock Units to which the Dividend Equivalent Rights relate has become earned and payable or (ii) Dividend Equivalent Rights payable with respect to Restricted Stock Units may or may not accumulate (without interest) and/or become payable in cash or in shares of Common Stock to the Participant as the Committee, in its sole discretion, may determine at the time the Restricted Stock Units are granted, at the time the dividends are declared or become payable or any time thereafter.    The limitations set forth in the preceding sentences shall not apply after the Restricted Stock Units become earned and payable and shares are issued thereunder.

ARTICLE XI INCENTIVE AWARDS
11.01	Grant

Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom Incentive Awards are to be granted.  All Incentive Awards shall be determined exclusively by the Committee under the procedures established by the Committee.

11.02	Earning the Award

Subject to the Plan, the Committee, on the date of grant of an Incentive Award, shall specify in the applicable Agreement the terms and conditions which govern the grant, including, without limitation, whether the Participant to be entitled to payment must be employed or providing services to the Company or an Affiliate at the time the Incentive Award is to be paid.  By way of example and not of limitation, the Committee may prescribe that the Incentive Award shall be earned and payable upon (a) the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV, (b) the Participant’s completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant’s death, Disability or Retirement or (d) satisfaction of a combination of any of the foregoing factors.  If and to the extent deemed necessary by the Committee, Incentive Awards granted to Named Executive Officers shall be earned and become payable upon the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV and shall be subject to the other requirements set forth in Article XV so as to enable the Incentive Awards to qualify as “qualified performance-based compensation” under the regulations promulgated under Code Section 162(m).

11.03	Maximum Incentive Award Period

The Committee, at the time an Incentive Award is made, shall determine the maximum period over which the Incentive Award may be earned, except that such period shall not exceed ten (10) years from the date of grant.

11.04	Payment

The amount payable to the Participant by the Company when an Incentive Award is earned may be settled in cash, by the issuance of shares of Common Stock or by a combination thereof, as the Committee, in its sole discretion, determines and sets forth in the applicable Agreement.  A fractional share of Common Stock shall not be deliverable when an Incentive Award is earned, but a cash payment will be made in lieu thereof.

11.05	Stockholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or any Affiliate on account of such Incentive Award, unless and then only to the extent that the Incentive Award is earned and settled in shares of Common Stock.

ARTICLE XII OTHER STOCK-BASED AWARDS
12.01	Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant to a Participant such other Awards that may be denominated or payable in, valued in whole or in part by reference to or otherwise based on shares of Common Stock, including, without limitation, convertible or exchangeable securities, and other rights convertible or exchangeable into shares of Common Stock or the cash value of shares of Common Stock.  The Committee shall determine the terms and conditions of any such Other Stock-Based Awards.  Common Stock delivered pursuant to an Other Stock-Based Award in the nature of purchase rights (“Purchase Right Award”) shall be purchased for such consideration not less than the Fair Market Value of the shares of Common Stock as of the date the Other Stock-Based

Award is granted, and may be paid for at such times, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, other Awards, notes or other property, as the Committee shall determine.  The maximum time period in which an Other Stock-Based Award in the nature of purchase rights may be exercised shall be determined by the Committee on the date of grant, except that no Other Stock-Based Award in the nature of purchase rights shall be exercisable after the expiration of ten (10) years from the date such Other Stock-Based Award was granted.  Cash Awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Plan.

12.02	Bonus Stock and Awards in Lieu of Other Obligations

The Committee also is authorized (i) to grant to a Participant shares of Common Stock as a bonus, (ii) to grant shares of Common Stock or other Awards in lieu of other obligations of the Company or any Affiliate to pay cash or to deliver other property under this Plan or under any other plans or compensatory arrangements of the Company or any Affiliate, (iii) to use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or an Affiliate, and (iv) to grant as alternatives to or replacements of Awards granted or outstanding under the Plan or any other plan or arrangement of the Company or any Affiliate, subject to such terms as shall be determined by the Committee and the overall limitation on the number of shares of Common Stock that may be issued under the Plan.  Notwithstanding any other provision hereof, shares of Common Stock or other securities delivered to a Participant pursuant to a purchase right granted under this Plan shall be purchased for consideration, the Fair Market Value of which shall not be less than the Fair Market Value of such shares of Common Stock or other securities as of the date such purchase right is granted.

12.03	Effect of Termination Date on Other Stock-Based Awards

(a)If a Participant incurs a Termination Date due to death or Disability, any unexercised Other Stock-Based Award in the nature of purchase rights may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control).  Any portion of the Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(b)If a Participant incurs a Termination Date due to Retirement, any unexercised Other Stock-Based Award in the nature of purchase rights may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control).  Any portion of the Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(c)If a Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within nine (9) months after a Change in Control, any unexercised Other Stock-Based Award in the nature of purchase rights may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of six (6) months after the Termination Date or (ii) until the expiration of the stated term of the Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control).  Any portion of the Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(d)If a Participant incurs a Termination Date for any reason, other than death, Disability or Retirement, other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within nine (9) months after a Change in Control and other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and with Cause, any unexercised Other Stock-Based Award in the nature of purchase rights may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of thirty (30) days after the Termination Date, provided that such period shall be three (3) months after the Termination Date if the Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause, or (ii) until the expiration of the stated term of the Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control).  Any portion of the Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

ARTICLE XIII DIVIDEND EQUIVALENTS

The Committee is authorized to grant Dividend Equivalents to a Participant which may be awarded on a free-standing basis or in connection with another Award.  The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional shares of Common Stock, other Awards or other investment vehicles, subject to restrictions on transferability, risk of forfeiture and such other terms as the Committee may specify and set forth in the applicable Agreement.  Notwithstanding the foregoing, no Dividend Equivalents may be awarded in connection with an Option, SAR or Other Stock-Based Award in the nature of purchase rights.

ARTICLE XIV TERMS APPLICABLE TO ALL AWARDS
14.01	Written Agreement

Each Award shall be evidenced by a written Agreement (including any amendment or supplement thereto) between the Company and the Participant specifying the terms and conditions of the Award granted to such Participant.  Each Agreement should specify whether the Award is intended to be a Non-409A Award or a 409A Award.

14.02	Nontransferability

Except as provided in Section 14.03 below, each Award granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution or pursuant to the terms of a valid qualified domestic relations order.  In the event of any transfer of an Option or Corresponding SAR (by the Participant or his transferee), the Option and Corresponding SAR that relates to such Option must be transferred to the same Person or Persons or entity or entities.  Except as provided in Section 14.03 below, during the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant.  No right or interest of a Participant in any Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant or his transferee.

14.03	Transferable Awards

Section 14.02 to the contrary notwithstanding, if the Agreement so provides, an Award that is not an incentive stock option or a Corresponding SAR that relates to an incentive stock option may be transferred by a Participant to any of such class of transferees who can be included in the class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell shares issuable upon exercise or payment of such Awards granted under the Plan.  Any such transfer will be permitted only if (a) the Participant does not receive any consideration for the transfer, (b) the Committee expressly approves the transfer and (c) the transfer is on such terms and conditions as are appropriate for the class of transferees who may rely on the Form S-8 Registration Statement.  The holder of the Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Award except by will or the laws of descent and distribution.  In the event of any transfer of an Option that is not an incentive stock option or a

Corresponding SAR that relates to an incentive stock option (by the Participant or his transferee), the Option and Corresponding SAR that relates to such Option must be transferred to the same Person or Persons or entity or entities.  Unless transferred as provided in Section 9.05, a Restricted Stock Award may not be transferred prior to becoming non-forfeitable and transferable.

14.04	Participant Status

If the terms of any Award provide that it may be exercised or paid only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.  For purposes of the Plan, employment and continued service shall be deemed to exist between the Participant and the Company and/or an Affiliate if, at the time of the determination, the Participant is a director, officer, employee, consultant or advisor of the Company or an Affiliate.  A Participant on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of leave does not exceed three (3) months, or, if longer, so long as the individual’s right to re-employment with the Company or any of its Affiliates is guaranteed either by statute or by contract.  If the period of leave exceeds three (3) months, and the individual’s right to re-employment is not guaranteed by statute or by contract, the employment shall be deemed to be terminated on the first day after the end of such three (3) month period.  Except as may otherwise be expressly provided in an Agreement, Awards granted to a director, officer, employee, consultant or advisor shall not be affected by any change in the status of the Participant so long as the Participant continues to be a director, officer, employee, consultant or advisor to the Company or any of its Affiliates (regardless of having changed from one to the other or having been transferred from one entity to another).  The Participant’s employment or continued service shall not be considered interrupted in the event the Committee, in its discretion, and as specified at or prior to such occurrence, determines there is no interruption in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or an Affiliate, except that if the Committee does not otherwise specify such at or such prior to such occurrence, the Participant will be deemed to have a termination of employment or continuous service to the extent the Affiliate that employs the Participant is no longer the Company or an entity that qualifies as an Affiliate.  The foregoing provisions apply to a 409A Award only to the extent Section 409A of the Code does not otherwise treat the Participant as continuing in service or employment or as having a separation from service at an earlier time.

14.05	Change in Control

In the event of a Change in Control of the Company, the Committee may, on a Participant-by-Participant basis, subject to the restrictions under Code Section 409A for 409A Awards:

(a)accelerate the vesting of all outstanding Options, SARs or Other Stock-Based Awards in the nature of purchase rights issued under the Plan that remain unvested and unexercised and terminate such Options, SARs or Other Stock-Based Awards in the nature of purchase rights immediately prior to the date of any such transaction, provided that the Participant shall have been given at least seven (7) days written notice of such transaction and of the Committee's intention to cancel the Options, SARs or Other Stock-Based Awards in the nature of purchase rights with respect to all shares of Common Stock for which the Options, SARs or Other Stock-Based Awards in the nature of purchase rights remains unexercised;

(b)fully vest and/or accelerate settlement of any Awards;

(c)terminate the Award immediately prior to any such transaction, provided that the Participant shall have been given at least seven (7) days written notice of such transaction and of the Committee's intention to cancel the Award with respect to all shares of Common Stock for which the Award remains unexercised or subject to restriction or forfeiture; provided further, however, that during such notice period, the Participant will be able to give notice of exercise of any portion of the Award that will become vested upon the occurrence of the Change in Control, and the actual exercise of such Award, or portion thereof, shall be contingent on the occurrence of the Change in Control;

(d)after having given the Participant a chance to exercise any outstanding Options, SARs or Other Stock-Based Awards in the nature of purchase rights, terminate any or all of the Participant’s unexercised Options, SARs or Other Stock-Based Awards in the nature of purchase rights;

(e)cancel any outstanding Awards with respect to all Common Stock for which the Award remains unexercised or for which the Award is subject to restriction or forfeiture in exchange for a cash payment of an amount equal to the excess of the then Fair Market Value (provided that the Committee may, in its sole discretion, determine that the Fair Market Value of an Award that will remain unvested or subject to forfeiture as of the date of the Change in Control is zero) of the Award less the unpaid Exercise Price, Initial Value or purchase price of the Awards, if any.  If the Fair Market Value of the Common Stock subject to the Award is less than the unpaid Exercise Price, Initial Value or purchase price of the Award, the Award shall be deemed to have been paid in full and shall be canceled with no further payment due the Participant;

(f)require that the Award be assumed by the successor corporation or that Awards for shares or other interests in the successor corporation with equivalent value be substituted for such Award; or

(g)take such other action as the Committee shall determine to be reasonable under the circumstances to permit the Participant to realize the value of the Award.

The application of the foregoing provisions, including, without limitation, the issuance of any substitute Awards, shall be determined in good faith by the Committee in its sole discretion.  Any such adjustments may provide for the elimination of fractional shares of Common Stock in exchange for a cash payment equal to the Fair Market Value of the eliminated fractional shares of Common Stock.  The judgment of the Committee with respect to any matter referenced in this Section 14.05 shall be conclusive and binding upon each Participant and any other person without the need for any amendment to the Plan.

Except as otherwise provided in the Agreement covering the Award, if a Participant who is employed by (or a director of or other service provider to) the Company or any Affiliate at the time of the Change in Control then holds (i) one or more Options, SARs or Other Stock-Based Awards in the nature of purchase rights, all such Options, SARs and Other Stock-Based Awards shall become fully exercisable on and after the Change in Control (subject to the expiration provisions otherwise applicable to such Awards), and any shares of Common Stock purchased by the Participant under such Awards on or following such Change in Control shall be fully vested upon exercise, and (ii) one or more Full Value Awards, such Full Value Awards shall become fully vested on the date of the Change in Control; provided, however, that, if the amount of the Award where the vesting is to be determined is based on the level of performance achieved, the target level of performance shall be deemed to have been achieved.

14.06	Stand-Alone, Additional, Tandem and Substitute Awards

Subject to Section 19.13 below, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Award or any Award granted under another plan of the Company or any Affiliate or any entity acquired by the Company or any Affiliate or any other right of a Participant to receive payment from the Company or any Affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award.  Awards granted in addition to or in tandem with another Award or Awards may be granted either at the same time as or at a different time from the grant of such other Award or Awards.  Subject to applicable law and the restrictions on 409A Awards and repricings in Section 19.13 below, the Committee may determine that, in granting a new Award, the in-the-money value or Fair Market Value of any surrendered Award or Awards or the value of any other right to payment surrendered by the Participant may be applied to the purchase of any other Award or Awards.

14.07	Form and Timing of Payment; Deferrals

Subject to the terms of the Plan and any applicable Agreement, payments to be made by the Company or an Affiliate upon the exercise of an Option or settlement of any other Award may be made in such form as the Committee may determine and set forth in the applicable Agreement, including, without limitation, cash, shares of Common Stock, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis.  The settlement of an Award may be accelerated, and cash paid in lieu of shares of Common Stock in connection with such settlement, in the discretion of the Committee or upon the occurrence of one or more specified events set forth in the applicable Agreement (and to the extent permitted by the Plan and Section 409A of the Code).  Subject to the Plan, installment or deferred payments may be required by the Committee or permitted at the election of the Participant on the terms and conditions established by the Committee.  Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in shares of Common Stock.  In the case of any 409A Award that is vested and no longer subject to a substantial risk of forfeiture (within the meaning of Sections 83 and 409A of the Code), such Award may be distributed to the Participant, upon application of the Participant to the Committee, if the Participant has an unforeseeable emergency within the meaning of Section 409A of the Code.

14.08	Time and Method of Exercise

The Committee shall determine and set forth in the Agreement the time or times at which Awards granted under the Plan may be exercised or settled in whole or in part and shall set forth in the Agreement the rules regarding the exercise, settlement and/or termination of Awards upon the Participant’s death, Disability, termination of employment or ceasing to be a director.  Notwithstanding any other provision of the Plan, however, if an Award is to become exercisable, nonforfeitable and transferable or earned and payable on the completion of a specified period of employment or service with the Company or any Affiliate, without the achievement of any performance conditions being required, and the Award is not being granted in lieu of any other cash compensation the Participant is to receive that would be payable over a shorter period of time, then the required period of employment or service for the Award to become exercisable, non-forfeitable and transferable or earned and payable shall be not less than three (3) years or ratably (whether monthly, quarterly, annually or otherwise) over not less than three (3) years (subject to acceleration of vesting, to the extent permitted by the Plan and the Committee, in the event of a Change in Control or the Participant’s death, Disability, Retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason)); provided, however, that the foregoing limitation will not apply to any Award that is granted as an inducement to a person being hired or rehired by the Company or any Affiliate; and provided, further, that the Committee in its discretion may modify or accelerate the vesting schedule of an Award (subject to the other provisions of the Plan) only so long as the revised vesting schedule will not be any more rapid than the minimum vesting schedule described above (subject to permitted accelerations).

ARTICLE XV QUALIFIED PERFORMANCE-BASED COMPENSATION
15.01	Performance Conditions

In accordance with the Plan, the Committee may prescribe that Awards will become exercisable, nonforfeitable and transferable and earned and payable based on objectively determinable performance conditions.  Objectively determinable performance conditions are performance conditions (a) that are established in writing (i) at the time of grant or (ii) no later than the earlier of (x) ninety (90) days after the beginning of the period of service to which they relate and (y) before the lapse of twenty-five percent (25%) of the period of service to which they relate; (b) that are uncertain of achievement at the time they are established; and (c) the achievement of which is determinable by a third party with knowledge of the relevant facts.  The performance conditions may include any or any combination of the following:  (a) total return to shareholders or on shareholders’ investment; (b) cash flow (including, but not limited to, cash flow from operations, free cash flow, cash flow return on investment and cash flow return on capital); (c) return on assets (net or otherwise), capital, equity or sales; (d) stock price (including, but not limited to, growth measures); (e) basic or diluted earnings per share (before or after taxes); (f) reduction of outstanding debt; (g) gross, operating or net earnings (income or other revenues) before or after taxes; (h) tangible net worth; (i) return on investments; (j) cash flow per share; (k) book value per share; (l) gross or operating margins; (m) customers; (n) Fair Market Value of the Company or any Affiliate; (o) market share or market penetration; (p) level of expenses or other costs; (q) gross, operating or net revenue; (r) earnings before interest, taxes, depreciation and/or amortization (“EBITDA”) (adjusted or otherwise); (s) EBITDA including or excluding accretion of asset retirement obligations, gain or loss on interest rate swap agreements,  net income/loss attributable to non-controlling interests, other expenses/income, restructuring and exit charges, equity-based compensation charges, material severance obligations, charges for voluntary retirement and workforce reduction programs and/or unusual or extraordinary events; (t) earnings before interest and taxes (“EBIT”); (u) EBIT including or excluding accretion of asset retirement obligations, gain or loss on interest rate swap agreements, net income attributable to non-

controlling interests, other expenses/income, restructuring and exit charges, equity-based compensation charges, material severance obligations, charges for voluntary retirement and workforce reduction programs and/or unusual or extraordinary events; (v) EBITDA or EBIT less capital expenditures (including or excluding accretion of asset retirement obligations, gain or loss on interest rate swap agreements, net income attributable to non-controlling interests, other expenses/income, restructuring and exit charges, equity-based compensation charges, material severance obligations, charges for voluntary retirement and workforce reduction programs and/or unusual or extraordinary events); (w) productivity ratios; (x) expense targets; (y) objective measures of customer satisfaction; (z) working capital targets; (aa) objective measures of economic value or net economic value added; (bb) inventory control; (cc) customer retention; (dd) competitive market metrics; (ee) employee retention; (ff) fiber miles and homes passed by fiber; (gg) bad debt; (hh) cost per gross add and variable cost per gross add; (ii) cash cost per unit; (jj) life-time revenue; (kk) unlevered free cash flow defined as EBITDA less capital expenditures, taxes, interest, required debt, dividends and other capital-based required payments (including or excluding accretion of asset retirement obligations, gain or loss on interest rate swap agreements, net income attributable to non-controlling interests, other expenses/income, restructuring and exit charges, equity-based compensation charges, material severance obligations, charges for voluntary retirement and workforce reduction programs and/or unusual or extraordinary events); (ll) objective measures of network performance; (mm) customer care performance statistics (including, but not limited to, service level, first call resolution and average handle time); (nn) profits/earnings ratio; (oo) leverage ratio; (pp) accounts receivable days sales outstanding; (qq) debt (including, but not limited to, debt load reduction, debt ratings, debt leverage or debt service); or (rr) peer group comparisons of any of the aforementioned performance conditions.  Performance conditions may be related to a specific customer or group of customers or geographic region.  The form of the performance conditions may be measured on a Company, Affiliate, division, business unit, service line, segment or geographic basis individually, alternatively or in any combination, subset or component thereof.  Performance goals may include one or more of the foregoing criteria, either individually, alternatively or in any combination, subset or component.  Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance conditions.  Profits, earnings and revenues used for any performance condition measurement may exclude any extraordinary or non-recurring items.  The performance conditions may, but need not, be based upon an increase or positive result under the aforementioned business criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific business criteria).  Performance goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or vesting may occur, and a maximum level of performance above which no additional payment or vesting may occur.  Objectively determinable performance conditions may not include solely the mere continued employment of the Participant.  However, the Award may become exercisable, nonforfeitable and transferable or earned and payable contingent on the Participant’s continued employment or service, and/or employment or service at the time the Award becomes exercisable, nonforfeitable and transferable or earned and payable, in addition to the objectively determinable performance conditions described above.  The Committee shall have the sole discretion to select one or more periods of time over which the attainment of one or more of the foregoing performance conditions will be measured for the purpose of determining a Participant’s right to, and the settlement of, an Award that will become exercisable, nonforfeitable and transferable or earned and payable based on performance conditions, except that the length of the performance period shall not be less than one year, except in the case of newly-hired or newly-promoted employees and, to the extent permitted by the Committee, in the event of the Participant’s death, Disability, Retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason) or a Change in Control or similar transaction.

15.02	Establishing the Amount of the Award

The amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable if the performance conditions are obtained (or an objective formula for, or method of, computing such amount) also must be established at the time set forth in Section 15.01 above.  Notwithstanding the preceding sentence, the Committee may, in its sole discretion, reduce the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable, as applicable (either on a formula or discretionary basis or any combination), if the Committee determines that such reduction is appropriate under the facts and circumstances.  In no event shall the Committee have the discretion to increase the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable based upon objectively determinable performance conditions, waive the achievement of the applicable performance goals or otherwise amend the Award in a manner that would cause an Award that is intended to qualify as “qualified performance-based compensation” under Code Section 162(m) to cease to so qualify.

15.03	Earning the Award

If the Committee, on the date of grant, prescribes that an Award shall become exercisable, nonforfeitable and transferable or earned and payable upon the attainment of any of the above performance conditions, the Award shall become exercisable, nonforfeitable and transferable or earned and payable only to the extent that the Committee certifies in writing that such conditions have been achieved.  An Award will not satisfy the requirements of this Article XV to constitute “qualified performance-based compensation” if the facts and circumstances indicate the Award will become exercisable, nonforfeitable and transferable or earned and payable regardless of whether the performance conditions are attained.  However, an Award does not fail to meet the requirements of this Article XV merely because the Award would become exercisable, nonforfeitable and transferable or earned and payable upon the Participant’s death or Disability or upon a Change in Control, although an Award that actually becomes exercisable, nonforfeitable and transferable or earned and payable on account of those events prior to the attainment of the performance conditions would not constitute “qualified performance-based compensation” under Code Section 162(m).  In determining if the performance conditions have been achieved, the Committee may adjust the performance targets in the event of any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Company, an Affiliate or business unit or in any product that is material taken as a whole as appropriate to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable pursuant to the conditions set forth in the Award.  Additionally, in determining if such performance conditions have been achieved, the Committee also may adjust the performance targets in the event of any (a) unanticipated asset write-downs or impairment charges, (b) litigation or claim judgments or settlements thereof, (c) changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization or restructuring programs, or extraordinary non-reoccurring items as described in Accounting Principles Board Opinion No.  30 or as described in management’s discussion and analysis of the financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year, (e) acquisitions or dispositions or (f) foreign exchange gains or losses.  To the extent any such adjustments affect Awards, the intent is that they shall be in a form that allows the Award to continue to meet the requirements of Section 162(m) of the Code for deductibility.  Prior to payment of any compensation that is intended to constitute “qualified performance-based compensation” under Code Section 162(m), the Committee shall certify, in writing, the extent to which the performance goals and any other material terms of the Award have been satisfied (other than in cases where such relate solely to the increase in the value of shares of Common Stock under Options, Stock Appreciation Rights or Other Stock-Based Awards in the nature of purchase rights).  For this purpose, approved minutes of the Committee meeting in which the certification is made shall be treated as such written certification.

15.04	Performance Awards

The purpose of this Article XV is to permit the grant of Awards that constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.  The Committee may specify that the Award is intended to constitute “qualified performance-based compensation” by conditioning the right of the Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of any of the performance criteria and conditions set forth in this Article XV.  Notwithstanding the foregoing, the Committee may grant an Award that is subject to the achievement or satisfaction of performance conditions that are not set forth herein to the extent the Committee does not intend for such Award to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

ARTICLE XVI ADJUSTMENT UPON CHANGE IN COMMON STOCK
16.01	General Adjustments

The maximum number of shares of Common Stock that may be issued pursuant to Awards, the terms of outstanding Awards and the per individual limitations on the number of shares of Common Stock that may be issued pursuant to Awards shall be adjusted as the Committee shall determine to be equitably required in the event (a) there occurs a reorganization, recapitalization, stock split, spin-off, split-off, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or distribution to stockholders other than a cash dividend; (b) the Company engages in a transaction Code Section 424 describes; or (c) there occurs any other transaction or event which, in the judgment of the Board, necessitates such action.  In that respect, the Committee shall make such adjustments as are necessary in the number or kind of shares of Common Stock or securities which are subject to the Award, the exercise price or Initial Value of the Award and such other adjustments as are appropriate in the discretion of the Committee.  Such adjustments may provide for the elimination of fractional shares that might otherwise be subject to Awards without any payment therefor.  Notwithstanding the foregoing, the conversion of one or more outstanding shares of preferred stock or convertible debentures that the Company may issue from time to time into Common Stock shall not in and of itself require any adjustment under this Article XVI. In addition, the Committee may make such other adjustments to the terms of any Awards to the extent equitable and necessary to prevent an enlargement or dilution of the Participant’s rights thereunder as a result of any such event or similar transaction.  Any determination made under this Article XVI by the Board shall be final and conclusive.

16.02	No Adjustments

The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares that may be issued pursuant to Awards, the per individual limitations on the number of shares that may be issued pursuant to Awards or the terms of outstanding Awards.

16.03	Substitute Awards

The Committee may grant Awards in substitution for Options, SARs, restricted stock, Restricted Stock Units, Incentive Awards or similar Awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XVI.  Notwithstanding any provision of the Plan (other than the limitation of Section 6.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

16.04	Limitation on Adjustments

Notwithstanding the foregoing, no adjustment hereunder shall be authorized or made if and to the extent the existence of such authority or action (a) would cause Awards under the Plan that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code to otherwise fail to qualify as “qualified performance-based compensation,” (b) would cause the Committee to be deemed to have the authority to change the targets, within the meaning of Section 162(m) of the Code, under performance goals or relating to Awards granted to Named Executive Officers and intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, (c) would cause a Non-409A Award to be subject to Section 409A of the Code or (d) would violate Code Section 409A for a 409A Award, unless the Committee determines that such adjustment is necessary and specifically acknowledges that the adjustment will be made notwithstanding any such result.

ARTICLE XVII COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
17.01	Compliance

No Option or SAR shall be exercisable, no Restricted Stock Award, Restricted Stock Unit, Incentive Award, Other Stock-Based Award or Dividend Equivalents shall be granted or settled, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party and the rules of all domestic stock exchanges on which the Company’s shares may be listed.  The Company shall have the right to rely on an opinion of its counsel as to such compliance.  Any stock certificate evidencing shares of Common Stock issued pursuant to an Award may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations and to reflect any other restrictions applicable to such shares as the Committee otherwise deems appropriate.  No Option or SAR shall be exercisable, no Restricted Stock Award, Restricted Stock Unit, Incentive Award, Other Stock-Based Award or Dividend Equivalents shall be granted or settled, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

17.02	Postponement of Exercise or Payment

The Committee may postpone any grant, exercise, vesting or payment of an Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to the Award under the securities laws; (ii) to take any action in order to (A) list such shares of Common Stock or other shares of stock of the Company on a stock exchange if shares of Common Stock or other shares of stock of the Company are not then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock or other shares of stock of the Company, including any rules or regulations of any stock exchange on which the shares of Common Stock or other shares of stock of the Company are listed; (iii) to determine that such shares of Common Stock in the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, securities laws; (v) to comply with any legal or contractual requirements during any such time the Company or any Affiliate is prohibited from doing any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Affiliate, or under any contract, loan agreement or covenant or other agreement to which the Company or any Affiliate is a party or (vi) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period; and the Company shall not be obligated by virtue of any terms and conditions of any Agreement or any provision of the Plan to recognize the grant, exercise, vesting or payment of an Award or to grant, sell or issue shares of Common Stock or make any such payments in violation of the securities laws or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of the Award and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to any Participant or to any other person with respect to shares of Common Stock or payments as to which the Award shall lapse because of such postponement.

Additionally, the Committee may postpone any grant, exercise vesting or payment of an Award if the Company reasonably believes the Company's or any applicable Affiliate's deduction with respect to such Award would be limited or eliminated by application of Code Section 162(m) to the extent permitted by Section 409A of the Code; provided, however, such delay will last only until the earliest date at which the Company reasonably anticipates that the deduction with respect to the Award will not be limited or eliminated by the application of Code Section 162(m) or the calendar year in which the Participant separates from service.

17.03	Forfeiture of Payment

A Participant shall be required to forfeit any and all rights under Awards or to reimburse the Company for any payment under any Award (with interest as necessary to avoid imputed interest or original issue discount under the Code or as otherwise required by applicable law) to the extent applicable law requires such forfeiture or reimbursement.

ARTICLE XVIII LIMITATION ON BENEFITS

Despite any other provisions of this Plan to the contrary, if the receipt of any payments or benefits under this Plan would subject a Participant to tax under Code Section 4999, the Committee may determine whether some amount of payments or benefits would meet the definition of a “Reduced Amount.” If the Committee determines that there is a Reduced Amount, the total payments or benefits to the Participant under all Awards must be reduced to such Reduced Amount, but not below zero.  If the Committee determines that the benefits and payments must be reduced to the Reduced Amount, the Company must promptly notify the Participant of that determination, with a copy of the detailed calculations by the Committee.  All determinations of the Committee under this Article XVIII are final, conclusive and binding upon the Company and the Participant.  It is the intention of the Company and the Participant to reduce the payments under this Plan only if the aggregate Net After Tax Receipts to the Participant would thereby be increased.  As result of the uncertainty in the application of Code Section 4999 at the time of the initial determination by the Committee under this Article XVIII, however, it is possible that amounts will have been paid under the Plan to or for the benefit of a Participant which should not have been so paid (“Overpayment”) or that additional amounts which will not have been paid under the

Plan to or for the benefit of a Participant could have been so paid (“Underpayment”), in each case consistent with the calculation of the Reduced Amount.  If the Committee, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which the Committee believes has a high probability of success, or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated for all purposes as a loan, to the extent permitted by applicable law, which the Participant must repay to the Company together with interest at the applicable federal rate under Code Section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by the Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Code Sections 1, 3101 or 4999 or generate a refund of such taxes.  If the Committee, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Committee must promptly notify the Company of the amount of the Underpayment, which then shall be paid promptly to the Participant but no later than the end of the Participant’s taxable year next following the Participant’s taxable year in which the determination is made that the Underpayment has occurred.  For purposes of this Section, (a) “Net After Tax Receipt” means the Present Value of a payment under this Plan net of all taxes imposed on Participant with respect thereto under Code Sections 1, 3101 and 4999, determined by applying the highest marginal rate under Code Section 1 which applies to the Participant’s taxable income for the applicable taxable year; (b) “Present Value” means the value determined in accordance with Code Section 280G(d)(4); and (c) “Reduced Amount” means the smallest aggregate amount of all payments and benefits under this Plan which (i) is less than the sum of all payments and benefits under this Plan and (ii) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate payments and benefits under this Plan were any other amount less than the sum of all payments and benefits to be made under this Plan.

ARTICLE XIX GENERAL PROVISIONS
19.01	Effect on Employment and Service

Neither the adoption of this Plan, its operation nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

19.02	Unfunded Plan

This Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan.  Any liability of the Company to any Person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan.  No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

19.03	Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference.  The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

19.04	Tax Withholding and Reporting

Unless an Agreement provides otherwise, each Participant shall be responsible for satisfying in cash or cash equivalent any income and employment (including, without limitation, Social Security and Medicare) tax withholding obligations, if applicable, attributable to participation in the Plan and the grant, exercise, vesting or payment of Awards granted hereunder (including the making of a Code Section 83(b) election with respect to an Award).  In accordance with procedures that the Committee establishes, the Committee, to the extent applicable law permits, may allow a Participant to pay any such applicable amounts (a) by surrendering (actually or by attestation) shares of Common Stock that the Participant already owns and, if necessary to avoid adverse accounting consequences, has held for at least six (6) months (but only for the minimum required withholding); (b) by a cashless exercise, or surrender of shares of Common Stock already owned, through a broker; (c) by means of a “net exercise” procedure by the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Award; (d) by such other medium of payment as the Committee, in its discretion, shall authorize; or (e) by any combination of the aforementioned methods of payment.  The Company shall comply with all such reporting and other requirements relating to the administration of this Plan and the grant, exercise, vesting or payment of any Award hereunder as applicable law requires.  Nevertheless, shares of Common Stock that the Company reacquires in connection with any tax withholding will still be deemed issued and will not be available for issuance pursuant to future Awards under the Plan.

19.05	Code Section 83(b) Election

No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under similar laws may be made unless expressly permitted by the terms of the Award or by action of the Committee in writing prior to the making of such election.  In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provisions.

19.06	Reservation of Shares

The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.  Additionally, the Company, during the term of this Plan, shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorizations needed in order to issue and to sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.  However, the inability of the Company to obtain from any such regulatory agency the requisite authorizations the Company’s counsel deems to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any shares of Common Stock hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or to sell such shares of Common Stock as to which such requisite authority shall not have been obtained.

19.07	Governing Law

This Plan and all Awards granted hereunder shall be governed by the laws of the State of Delaware, except to the extent federal law applies.

19.08	Other Actions

Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant Options, SARs, Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards or Dividend Equivalents for proper corporate purposes otherwise than under the Plan to any employee or to any other Person, firm, corporation, association or other entity, or to grant Options, SARs, Restricted Stock Awards, or Restricted Stock Units, Incentive Awards, Other Stock-Based Awards or Dividend Equivalents to, or assume such Awards of any Person in connection with, the acquisition, purchase, lease, merger, consolidation, reorganization or otherwise, of all or any part of the business and assets of any Person, firm, corporation, association or other entity.

19.09	Repurchase of Common Stock

Subject to Section 19.13 below, the Company or its designee may have the option and right to purchase any Award or any shares of Common Stock issued pursuant to any Award in accordance with the terms and conditions set forth in the applicable Agreement.  However, shares of Common Stock repurchased pursuant to an Agreement will still be deemed issued pursuant to the Plan and will not be available for issuance pursuant to future Awards under the Plan.

19.10	Other Conditions

The Committee, in its discretion, may, as a condition to the grant, exercise, payment or settlement of an Award, require the Participant on or before the date of grant, exercise, payment or settlement of the Award to enter into (i) a covenant not to compete (including a confidentiality, non-solicitation, non-competition or other similar agreement) with the Company or any Affiliate, which may become effective on the date of termination of employment or service of the

Participant with the Company or any Affiliate or any other date the Committee may specify and shall contain such terms and conditions as the Committee shall otherwise specify, (ii) an agreement to cancel any other employment agreement, service agreement, fringe benefit or compensation arrangement in effect between the Company or any Affiliate and such Participant and/or (iii) a shareholders' agreement with respect to shares of Common Stock to be issued pursuant to the Award. If the Participant shall fail to enter into any such agreement at the Committee's request, then no Award shall be granted, exercised, paid or settled and the number of shares of Common Stock that would have been subject to such Award, if any, shall be added to the remaining shares of Common Stock available under the Plan.

19.11	Forfeiture Provisions

Notwithstanding any other provisions of the Plan or any Agreement, all rights to any Award that a Participant has will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to the Participant with respect to any Award and the Award will not be exercisable (whether or not previously exercisable) or become vested or payable on and after the time the Participant is discharged from employment or service with the Company or any Affiliate for Cause.

19.12	Legends; Payment of Expenses

The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon the grant or exercise of an Award and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its sole discretion, to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements under the Exchange Act, applicable state securities laws or other requirements, (b) implement the provisions of the Plan or any Agreement between the Company and the Participant with respect to such shares of Common Stock, (c) permit the Company to determine the occurrence of a "disqualifying disposition" as described in Section 421(b) of the Code of the shares of Common Stock transferred upon the exercise of an incentive stock option granted under the Plan or (d) as may be appropriate to continue an Award’s exemption or compliance with Section 409A of the Code.  The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the grant or exercise of the Award, as well as all fees and expenses incurred by the Company in connection with such issuance.

19.13	Repricing of Awards

Notwithstanding any other provisions of this Plan, except for adjustments pursuant to Article XVI or to the extent approved by the Company’s stockholders and consistent with the rules of any stock exchange on which the Company’s securities are traded, this Plan does not permit (a) any decrease in the exercise or purchase price or base value of any outstanding Awards, (b) the issuance of any replacement Options, SARs or Other Stock-Based Awards in the nature of purchase rights which shall be deemed to occur if a Participant agrees to forfeit an existing Option, SAR or Other Stock-Based Award in the nature of purchase rights in exchange for a new Option, SAR or Other Stock-Based Award in the nature of purchase rights with a lower exercise or purchase price or base value, (c) the Company to repurchase underwater or out-of-the-money Options, SARs or Other Stock-Based Awards in the nature of purchase rights, which shall be deemed to be those Options, SARs or Other Stock-Based Awards in the nature of purchase rights with exercise or purchase prices or base values in excess of the current Fair Market Value of the shares of Common Stock underlying the Option, SAR or Other Stock-Based Award in the nature of purchase rights, (d) the issuance of any replacement or substitute Awards or the payment of cash in exchange for, or in substitution of, underwater or out-of-the-money Options, SARs or Other Stock-Based Awards in the nature of purchase rights, (e) the Company to repurchase any Award if the Award has not become exercisable, vested or payable prior to the repurchase or (f) any other action that is treated as a repricing under generally accepted accounting principles.

19.14	Right of Setoff

The Company or an Affiliate may, to the extent permitted by applicable law, deduct from and setoff against any amounts the Company or Affiliate may owe the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company or Affiliate, including but not limited to any amounts owed under the Plan, although the Participant shall remain liable for any part of the Participant’s obligation not satisfied through such deduction and setoff.  By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff hereunder.

19.15	Fractional Shares

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereof shall be forfeited or otherwise eliminated.

ARTICLE XX CLAIMS PROCEDURES
20.01	Initial Claim

If a Participant has exercised an Option or SAR or if shares of Restricted Stock have become vested or Restricted Stock Units, Incentive Awards, Other Stock-Based Awards or Dividend Equivalents have become payable, and the Participant has not received the benefits to which the Participant believes he or she is entitled under such Award, then the Participant must submit a written claim for such benefits to the Committee within ninety (90) days of the date the Participant tried to exercise the Option or SAR, the date the Participant contends the Restricted Stock vested or the date the Participant contends the Restricted Stock Units, Incentive Awards, or Other Stock-Based Awards of Dividend Equivalents became payable or the claim will be forever barred.

20.02	Appeal of Claim

If a claim of a Participant is wholly or partially denied, the Participant or his duly authorized representative may appeal the denial of the claim to the Committee.  Such appeal must be made at any time within thirty (30) days after the Participant receives written notice from the Company of the denial of the claim.  In connection therewith, the Participant or his duly authorized representative may request a review of the denied claim, may review pertinent documents and may submit issues and comments in writing.  Upon receipt of an appeal, the Committee shall make a decision with respect to the appeal and, not later than sixty (60) days after receipt of such request for review, shall furnish the Participant with the decision on review in writing, including the specific reasons for the decision written in a manner calculated to be understood by the Participant, as well as specific references to the pertinent provisions of the Plan upon which the decision is based.

20.03	Time to File Suit

The Committee has the discretionary and final authority under the Plan to determine the validity of a claim.  Accordingly, any decision the Committee makes on a Participant’s appeal will be administratively final.  If a Participant disagrees with the Committee’s final decision, the Participant may sue, but only after the claim on appeal has been denied.  Any lawsuit must be filed within ninety (90) days of receipt of the Committee’s final written denial of the Participant’s claim or the claim will be forever barred.

ARTICLE XXI AMENDMENT
21.01	Amendment of Plan

The Board may amend or terminate this Plan at any time; provided, however, that no amendment to the Plan may adversely impair the rights of a Participant with respect to outstanding Awards without the Participant’s consent.  In addition, an amendment will be contingent on approval of the Company’s stockholders, to the extent required by law or any tax or regulatory requirement applicable to the Plan or by the rules of any stock exchange on which the Company’s securities are traded or if the amendment would (i) increase the benefits accruing to Participants under the Plan, including without limitation, any amendment to the Plan or any Agreement to permit a repricing or decrease in the exercise price of any outstanding Awards, (ii) increase the aggregate number of shares of Common Stock that may be issued under the Plan, (iii) modify the requirements as to eligibility for participation in the Plan, (iv) change the performance conditions set forth in Article XV of the Plan or (v) accelerate the time at which an Award may be exercised, become transferable or non-forfeitable or become earned and payable except in connection with a Change in Control or, to the extent permitted by the Committee, in the event of the Participant’s death, Disability, Retirement, or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason).  Additionally, to the extent the Board deems necessary to continue to comply with the performance-based exception to the deduction limits of Code Section 162(m), the Board will resubmit the material terms of the performance conditions set forth in Article XV to the Company’s stockholders for approval no later than the first stockholder meeting that occurs in the fifth (5th) year following the year in which the stockholders previously approved the performance objectives.  Notwithstanding any other provision of the Plan, any termination of the Plan shall comply with the requirements of Code Section 409A with regard to any 409A Awards.

21.02	Amendment of Awards

The Committee may amend any outstanding Awards to the extent it deems appropriate; provided, however, that no amendment to an outstanding Award may adversely impair the rights of a Participant without the Participant’s consent.

ARTICLE XXII OMNIBUS SECTION 409A PROVISION
22.01	Intent of Awards

It is intended that Awards that are granted under the Plan shall be exempt from treatment as “deferred compensation” subject to Section 409A of the Code unless otherwise specified by the Committee.  Towards that end, all Awards under the Plan are intended to contain such terms as will qualify the Awards for an exemption from Section 409A of the Code unless otherwise specified by the Committee.  The terms of the Plan and all Awards granted hereunder shall be construed consistent with the foregoing intent.  Notwithstanding any other provision hereof, the Committee may amend any outstanding Award without Participant’s consent if, as determined by the Committee, in its sole discretion, such amendment is required either to (a) confirm exemption under Section 409A of the Code, (b) comply with Section 409A of the Code or (c) prevent the Participant from being subject to any tax or penalty under Section 409A of the Code.  Notwithstanding the foregoing, however, neither the Company nor any of its Affiliates nor the Committee shall be liable to a Participant or any other Person if an Award that is subject to Section 409A of the Code or the Participant or any other Person is otherwise subject to any additional tax, interest or penalty under Section 409A of the Code.  Each Participant is solely responsible for the payment of any tax liability (including any taxes, penalties and interest that may arise under Section 409A of the Code) that may result from an Award.

22.02	409A Awards

The Committee may grant Awards under the Plan that are intended to be 409A Awards that comply with Section 409A of the Code.  The terms of such 409A Award, including any authority by the Company and the rights of the Participant with respect to such 409A Award, will be subject to such rules and limitations and shall be interpreted in a manner as to comply with Section 409A of the Code.

22.03	Election Requirements

If a Participant is permitted to elect to defer an Award or any payment under an Award, such election shall be made in accordance with the requirements of Code Section 409A.  Each initial deferral election (an “Initial Deferral Election”) must be received by the Committee prior to the following dates or will have no effect whatsoever:

(a)Except as otherwise provided below, the December 31 immediately preceding the year in which the compensation is earned;

(b)With respect to any annual or long-term incentive pay which qualifies as “performance-based compensation” within the meaning of Code Section 409A, by the date six (6) months prior to the end of the performance measurement period applicable to such incentive pay provided such additional requirements set forth in Code Section 409A are met;

(c)With respect to “fiscal year compensation” as defined under Code Section 409A, by the last day of the Company’s fiscal year immediately preceding the year in which the fiscal year compensation is earned; or

(d)With respect to mid-year Awards or other legally binding rights to a payment of compensation in a subsequent year that is subject to a forfeiture condition requiring the Participant’s continued service for a period of at least twelve (12) months, on or before the thirtieth (30th) day following the grant of such Award, provided that the election is made at least twelve (12) months in advance of the earliest date at which the forfeiture condition could lapse.

The Committee may, in its sole discretion, permit Participants to submit additional deferral elections in order to delay, but not to accelerate, a payment, or to change the form of payment of an amount of deferred compensation (a “Subsequent Deferral Election”), if, and only if, the following conditions are satisfied: (a) the Subsequent Deferral Election must not take effect until twelve (12) months after the date on which it is made, (b) in the case of a payment other than a payment attributable to the Participant’s death, disability or an unforeseeable emergency (all within the meaning of Section 409A of the Code) the Subsequent Deferral Election further defers the payment for a period of not less than five (5) years from the date such payment would otherwise have been made and (c) the Subsequent Deferral Election is received by the Committee at least twelve (12) months prior to the date the payment would otherwise have been made.  In addition, Participants may be further permitted to revise the form of payment they have elected, or the number of installments elected, provided that such revisions comply with the requirements of a Subsequent Deferral Election.

22.04	Time of Payment

The time and form of payment of a 409A Award shall be as set forth in an applicable Agreement.  A 409A Award may only be paid in connection with a separation from service, a fixed time, death, disability, Change in Control or an unforeseeable emergency within the meaning of Section 409A of the Code.  The time of distribution of the 409A Award must be fixed by reference to the specified payment event.  Notwithstanding the foregoing, if the time of distribution of the 409A Award is not set forth in the applicable Agreement, then the time of distribution of the 409A Award shall be within two and one-half months of the end of the later of the calendar year or the fiscal year of the Company or Affiliate that employs the Participant in which the 409A Award becomes vested and no longer subject to a substantial risk of forfeiture within the meaning of Code Section 409A.    For purposes of Code Section 409A, each installment payment will be treated as the entitlement to a single payment.

22.05	Acceleration or Deferral

The Company shall have no authority to accelerate or delay or change the form of any distributions relating to 409A Awards except as permitted under Code Section 409A.

22.06	Distribution Requirements

Any distribution of a 409A Award triggered by a Participant’s termination of employment shall be made only at the time that the Participant has had a separation from service within the meaning of Code Section 409A.  A separation from service shall occur where it is reasonably anticipated that no further services will be performed after that date or that the level of bona fide services the Participant will perform after that date (whether as an employee or independent contractor of the Company or an Affiliate) will permanently decrease to less than fifty percent (50%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period.  A Participant shall be considered to have continued employment and to not have a separation from service while on a leave of absence if the leave does not exceed six (6) consecutive months (twenty-nine (29) months for a disability leave of absence) or, if longer, so long as the Participant retains a right to reemployment with the Company or Affiliate under an applicable statute or by contract.  For this purpose, a “disability leave of absence” is an absence due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, where such impairment causes the Participant to be unable to perform the duties of Participant’s position of employment or a substantially similar position of employment.  Continued services solely as a director of the Company or an Affiliate shall not prevent a separation from service from occurring by an employee as permitted by Section 409A of the Code.

22.07	Key Employee Rule

Notwithstanding any other provision of the Plan, any distribution of a 409A Award that would be made within six (6) months following a separation from service of a “specified employee” as defined under Code Section 409A and as determined under procedures adopted by the Board or its delegate shall instead occur on the first day of the seventh month following the separation from service (or upon the Participant’s death, if earlier) to the extent required by Section 409A of the Code.  In the case of installments, this delay shall not affect the timing of any installment otherwise payable after the six (6) month delay period.

22.08	Distributions Upon Vesting

In the case of any Award providing for a distribution upon the lapse of a substantial risk of forfeiture, if the timing of such distribution is not otherwise specified in the Plan or the applicable Agreement, the distribution shall be made not later than two and one-half (2½) months after the calendar year in which the risk of forfeiture lapsed.

22.09	Scope and Application of this Provision

For purposes of this Article XXII, references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A means that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, shares of Common Stock or other property or to be liable for payment of interest or a tax penalty under Code Section 409A.

ARTICLE XXIII EFFECTIVE DATE OF PLAN

The Plan became effective as of September 6, 2011.  The amendment of the Plan to increase the number of shares of Common Stock that may be issued under the Plan and to which Awards may relate will be effective on the date of approval of the increase by the Company's stockholders, provided such approval occurs within twelve (12) months after the approval of the increase by the Board.  Awards, other than Restricted Stock or outright grants of shares of Common Stock, may be granted with respect to the additional shares of Common Stock added to the Plan on and after the date the Board approves the increase in shares of Common Stock, provided that no such Award shall become exercisable, vested or payable unless and until the Company's stockholders approve the increase in shares of Common Stock within the twelve (12) months after the Board's approval of the increase.  Restricted Stock and outright grants of Common Stock may only be granted with respect to the additional shares of Common Stock after the Company's stockholders approve the increase.  Should the Company's stockholders not approve the increase in the shares of Common Stock available under the Plan, the Plan shall remain in effect pursuant to its terms as in effect prior to the Board's approval of the amendment of the Plan to increase the shares of Common Stock available under the Plan.

ARTICLE XXIV DURATION OF PLAN

No Award may be granted under this Plan after September 5, 2021 (which is ten (10) years following the original effective date of the Plan).  Awards granted before that date shall remain valid in accordance with their terms.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LUMOS NETWORKS CORP.

The undersigned stockholder(s) of Lumos Networks Corp., a Delaware corporation (“Lumos Networks”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for Lumos Networks’ 2014 Annual Meeting of Stockholders, and hereby appoints Timothy G. Biltz and Harold L. Covert, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2014 Annual Meeting of Stockholders of Lumos Networks to be held at 9:00 a.m. (local time) on Tuesday, May 6, 2014, at The Chrysler Building, 405 Lexington Avenue, 9th Floor, New York, New York or at any adjournment(s) or postponement(s) thereof, and to vote all shares of the Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE PROPOSALS BELOW AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

This proxy card, when signed and returned, or your telephone or Internet proxy, will also constitute voting instructions to New York Life (the “Trustee”) for any shares held on your behalf in the Lumos Networks Savings and Security Plan.  Shares for which voting instructions are not received, subject to the Trustee’s fiduciary obligations, will be voted by the Trustee in the same proportion as the shares for which voting instructions are received from other participants in such plan.  To allow sufficient time for voting by the Trustee, your voting instructions must be received by 12:00 am Eastern Time on May 2, 2014.

Please date, sign and mail your proxy card back as soon as possible!

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

______________________________________________________________________________

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Lumos Networks Corp., Proxy Services, C/O Computershare Investor Services, PO Box 43101, Providence, RI 02940-5067.

- Detach and return this portion only –

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS 1, 2, 3 AND 4 LISTED BELOW, TO COME BEFORE THE ANNUAL MEETING.

1.Election of Directors:

	FOR	AGAINST	ABSTAIN
Timothy G. Biltz	☐	☐	☐
Steven G. Felsher	☐	☐	☐
Robert E. Guth	☐	☐	☐
Michael Huber	☐	☐	☐
James A. Hyde	☐	☐	☐
Julia B. North	☐	☐	☐
Michael K. Robinson	☐	☐	☐
Jerry E. Vaughn	☐	☐	☐

2.Approval of a non-binding advisory resolution approving the compensation of Lumos Networks’ named executive officers.

☐  FOR☐  AGAINST☐  ABSTAIN

3.Approval of the Amendment to increase the share reserve under the Lumos Networks 2011 Equity and Cash Incentive Plan.

☐  FOR☐  AGAINST☐  ABSTAIN

4.Ratification of the appointment of KPMG LLP by the Audit Committee of the Board of Directors to serve as Lumos Networks’ independent registered public accounting firm for the fiscal year ending December 31, 2014.

☐  FOR☐  AGAINST☐  ABSTAIN

5.To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof and as to which the undersigned hereby confers discretionary authority.

☐  FOR☐  AGAINST☐  ABSTAIN

The proxies are authorized to vote, in their discretion, upon such other matter or matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

PLEASE INDICATE IF YOU PLAN TO ATTEND THIS MEETING  ☐

Stockholders who plan to attend the Annual Meeting may be asked to present valid picture identification, such as a driver’s license or passport.  Stockholders, whose stock is held in street name with a financial institution, must bring a copy of a statement from such financial institution indicating your ownership of Lumos Networks common stock.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

SignatureSignature if held jointlyDated           , 2014

NOTE:  Please sign exactly as your name appears hereon and date.  If the shares are held jointly, each holder should sign.  When signing as an attorney, executor, administrator, trustee or guardian or as an officer, signing for a corporation or other entity, please give full title under signature.